UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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THE HARTFORD FINANCIAL SERVICES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HARTFORD
FINANCIAL SERVICES
GROUP, INC.

2014 NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

Notice
of 2014 Annual Meeting
of Shareholders

Wednesday, May 21, 2014

12:30 p.m.

Wallace Stevens Theater

The Hartford Financial Services Group, Inc.

One Hartford Plaza

Hartford, CT 06155

The Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (the “Company”) will be held at 12:30 p.m. on Wednesday, May 21, 2014 at the Wallace Stevens Theater at the Company’s Home Office, One Hartford Plaza, Hartford, CT 06155, for the following purposes:

1.	To elect a Board of Directors for the coming year;
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014;
3.	To consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;
4.	To consider and act on the Company’s 2014 Incentive Stock Plan;
5.	To consider and act on the material terms of the annual executive bonus program; and
6.	To act upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of the Company at the close of business on March 24, 2014, the record date, are entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy statement, on your enclosed proxy card.

Dated: April 10, 2014

By order of the Board of Directors,

Donald C. Hunt

Vice President and Corporate Secretary

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE MEETING IN PERSON:

Don’t forget your ticket and government issued ID! Shareholders can obtain an admission ticket and directions to the meeting by contacting the Company’s Investor Relations Department at:

InvestorRelations@TheHartford.com	(860) 547-2537	The Hartford Attn: Investor Relations One Hartford Plaza (HO-01-01) Hartford, CT 06155

If you hold your shares of the Company through a brokerage account (in “street name”), your request for an admission ticket must include a copy of a brokerage statement reflecting stock ownership as of the record date.

You can also join our meeting webcast at http://ir.thehartford.com. Please leave all cameras, recording devices and other electronic devices at home.

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Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc. (“The Hartford”) to be held at 12:30 p.m. on Wednesday, May 21, 2014. Please note that this year the meeting will take place at the Wallace Stevens Theater at The Hartford’s Home Office, One Hartford Plaza, Hartford, Connecticut.

The Hartford’s proxy materials are available via the Internet. Shareholders who access proxy materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote through the Internet, by telephone or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker). Your vote is important and we urge you to exercise your right to vote.

The following 2014 Notice of Annual Meeting of Shareholders and Proxy Statement includes information about the matters to be acted upon by shareholders. You can find financial and other information about The Hartford in the accompanying Form 10-K for the fiscal year ended December 31, 2013. These materials are also available on The Hartford’s investor relations website, http://ir.thehartford.com.

Sincerely,

Liam E. McGee

Chairman, President

Chief Executive Officer

April 10, 2014

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date:	Wednesday, May 21, 2014 at 12:30 p.m.

• Place:	Wallace Stevens Theater The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, CT 06155

• Record Date:	March 24, 2014

• Voting:	Shareholders as of the record date are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; completing and returning their proxy card or voter instruction card; or in person at the annual meeting (street holders must obtain a legal proxy from their broker, banker or trustee granting the right to vote).

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company’s businesses and possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	27

2. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm As a matter of good corporate governance, the board of directors (the “Board”) is asking shareholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.	FOR	29

3. Advisory Vote to Approve Executive Compensation
The Board is asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (“NEOs”) as disclosed in this proxy statement. In 2013, shareholders expressed support for the Company’s executive compensation program. As a result of shareholder feedback and an analysis of industry best practices, the Compensation and Management Development Committee (the “Committee”) took several important actions to enhance the design of the Company’s compensation program going forward and further align it to shareholders’ interests, as described in detail on page 33.	FOR	64

4. Consideration and Approval of 2014 Incentive Stock Plan The Board is seeking approval of The Hartford 2014 Incentive Stock Plan (“2014 Incentive Stock Plan”) which provides for the issuance of a maximum of 12,000,000 shares of Common Stock in connection with the grant of options and other stock-based or stock-denominated awards (approximately 2.7% of the outstanding shares of the Company as of March 17, 2014).	FOR	65

5. Consideration and Approval of Material Terms of Executive Bonus Program To ensure compliance with Section 162(m) of the Internal Revenue Code, as amended (the “Code”), shareholders are asked to approve the material terms of the annual executive bonus program and the performance goals thereunder. Shareholders previously approved these terms in 2010.	FOR	67

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Executing on Its Strategy

In 2013, the Company achieved outstanding results for its shareholders by focusing on the key objectives highlighted below.

EXECUTING ON OUR STRATEGY

Drive profitable business growth

+

Reduce size and risk of legacy annuity businesses

+

Continue to focus on transformation

- Eliminated over 90% of the $850 million of expenses targeted by year-end 2014
- Launched plan to invest $1.5 billion through 2016 in areas such as technology, product distribution and claims
- Announced new corporate vision

=

Achieve greater financial strength and flexibility

SHAREHOLDER VALUE CREATION

61%

Stock price appreciation of 61%

#1

Outperformed S&P P&C Index by 24%; #1 among peers

98%

Outperformed the S&P 500 Index by 98%

[1] Combined ratio, excluding catastrophes and prior year loss reserve development for P&C Commercial and Consumer Markets; after tax core earnings margins for Group Benefits

The actions described above have taken the Company further down its strategic path to generate greater shareholder value by focusing on businesses that have competitive market positions, reducing the Company’s exposure to market volatility, lowering cost of capital and increasing capital flexibility.

KEY MANAGEMENT ACTIONS AND HISTORICAL TOTAL SHAREHOLDER RETURN*

In addition, the Company delivered Compensation Core Earnings and Compensation Core return on equity (“ROE”) results in 2013 that exceeded targets established by the Committee at the beginning of the year based on the Company’s annual operating plan. (See pages 41-42 and Appendix A for a more detailed discussion, including definitions of “Compensation Core Earnings” and “Compensation Core ROE”.)

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2013 Compensation Highlights

Based on the Company’s 2013 performance and its decision to sharpen its focus on the P&C, Group Benefits and Mutual Funds businesses, the Committee (and, in the case of the Company’s Chief Executive Officer (“CEO”), the independent directors) made the following key compensation decisions:

Funded the 2013 annual incentive pool at 165% of target, reflecting strong Company performance against specified earnings and ROE objectives	Calculation of the Company’s performance against pre-established financial targets would have resulted in annual incentive award funding at 182% of target. Despite significant achievements and growth in 2013, the Committee applied discretion to reduce this funding level to 165% based on certain qualitative factors, principally the benefit of benign catastrophe losses relative to budget in 2013. (page 43)

Updated the Company’s peer groups to align with the Company’s sharper business focus	The Company updated both its Corporate Peer Group (used to assess competitiveness of executive compensation levels relative to market) and its Performance Peer Group (used to measure relative total shareholder return (“TSR”) performance for performance share awards). (pages 37 and 39-40)

Granted special equity awards to the Company’s NEOs and other senior executives to drive achievement of transformational objectives	Special equity awards were made on October 30, 2013 to promote the retention of the leadership team, recognize the progress made to date on the Company’s transformation, and further incentivize the achievement of the Company’s strategic goals. Awards have a performance component tied to Compensation Core ROE (as defined in Appendix A) goals and a five year service requirement. (page 44)

2013 NEO Compensation Summary

The total compensation package (base salary, AIP award and LTI awards) determined by the Committee (or the independent directors in the case of the CEO) for 2013 for each NEO is set forth below. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begin on page  51.

Compensation Component	L. McGee	C. Swift	D. Elliot	A. Kreczko	R. Rupp
12/31/13 Base Salary	$1,100,000	$825,000	$750,000	$630,000	$600,000
2013 AIP Award	$3,740,000	$1,850,000	$1,700,000	$1,075,000	$1,500,000
2013 Annual LTI Award	$7,500,000	$2,200,000	$2,000,000	$1,000,000	$1,400,000
2013 Special Equity Award	$5,000,000	$2,000,000	$2,000,000	$1,200,000	$1,200,000
TOTAL 2013 COMPENSATION(1)	$17,340,000	$6,875,000	$6,450,000	$3,905,000	$4,700,000
(1)	Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.

Realizable Pay & Realized Pay

NEO compensation is weighted towards variable compensation, where actual amounts earned may differ from granted amounts based on Company and individual performance. The Committee believes that a program weighted towards compensation that is variable with performance, including stock price performance, ensures that NEO interests are aligned with shareholder interests. Furthermore, because the equity awards are subject to time-based vesting, the compensation an NEO realizes in connection with equity awards is spread over several years, which the Committee believes assists in motivating the NEO to drive profitable business growth over the long term.

While the amounts shown in the Summary Compensation Table on page 51 reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on compensation. The compensation actually realizable – or realized – by the individual may be considerably more or less based on actual stock price performance. For purposes of the discussion below:

•	“SCT Compensation” means the amount shown in the “Total” column of the Summary Compensation Table, excluding the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns.

•	“Realizable Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) unvested performance shares valued at target, unvested restricted stock units (“RSUs”), and the “in-the-money” value of stock options granted during the measurement period, in each case, calculated using the Company’s $36.23 stock price on December 31, 2013. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards may vest over a period of three or more years.

•	“Realized Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) the actual “take-home” value of vested equity awards during the measurement period. “Take-home value” includes distributions of equity, gains from stock option exercises, and the value of equity awards that vest but do not distribute.

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Three-Year Analysis

The chart below shows the difference between aggregate SCT Compensation, Realizable Pay, and Realized Pay for the Company’s CEO over the three-year period from 2011 to 2013. The CEO’s Realized Pay is approximately 51% below SCT Compensation and his Realizable Pay is approximately 31% higher than SCT Compensation for the cumulative three-year period from 2011 to 2013. Realizable Pay is higher than SCT Compensation principally due to the significant appreciation of the Company’s stock price in 2012 and 2013 and the corresponding appreciation of the value of the CEO’s equity based compensation.

One-Year Analysis

To illustrate the alignment of the Company’s compensation program with performance, the chart and the table below show the CEO’s SCT Compensation, Realizable Pay, and Realized Pay for each year during the three-year period from 2011 to 2013 against the Company’s annual TSR, including dividends. Throughout this period, CEO target compensation has remained around or below the peer group median.

CEO Pay Versus Performance	2011	2012	2013
SCT Compensation	$7,600,000	$10,950,000	$17,340,000
Realizable Pay	$7,383,874	$17,930,411	$21,586,762
Realized Pay	$2,004,122	$4,108,348	$11,382,991
Total Shareholder Return(1)	(37.55)%	41.01%	64.12%
(1)	Data provided by S&P Capital IQ.

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Compensation Best Practices

The Committee regularly reviews best practices in governance and executive compensation. The Company’s current best practices and policies include the following:

Broad incentive compensation recoupment (or “claw-back”) policy

90% of CEO target annual compensation and 80% of other NEO target annual compensation variable with performance, including stock price performance

CEO and all of his direct reports (collectively, the “Senior Executives”) eligible for the same benefits as full-time employees, including health, life insurance, disability and retirement benefits

Severance benefits payable upon a change of control do not exceed 2x the sum of base pay plus target bonus (at or below market)

Double trigger requirement for change of control benefits and vesting of equity awards (so long as the awards are assumed or replaced with substantially equivalent awards)

No excise tax gross-up provisions upon a change of control

No individual employment agreements

Independent Committee compensation consultant performs services only for the Committee

Comprehensive risk mitigation in plan design and annual review of compensation plans, policies and practices

Employees and directors prohibited from hedging unvested portions of equity or equity-linked awards; Senior Executives also prohibited from hedging equity or equity-linked awards held to meet applicable ownership guidelines

Senior Executives prohibited from pledging securities

Executive perquisites are limited and reviewed annually by the Committee

Stock ownership by directors and Senior Executives reviewed annually against Company guidelines

Compensation peer groups evaluated periodically to align with investor expectations and changes in the Company’s businesses and market practice

Competitive burn rate and dilution for equity program

Annual shareholder engagement program to obtain valuable feedback on the Company’s compensation programs and governance practices

CEO succession plan reviewed annually by the independent directors with the CEO

In furtherance of its commitment to good governance practices, The Hartford 2010 Incentive Stock Plan and the proposed 2014 Incentive Stock Plan do not allow the following:

Granting of stock options with an exercise price less than the fair market value of the Company’s common stock (the “Common Stock”) on the date of grant

Re-pricing (reduction in exercise price) of stock options

Underwater cash buy-outs

Inclusion of reload provisions in any stock option grant

Payment of dividends on unvested performance shares

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Board Nominees

The Board met nine times during 2013 and each of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 96%. The following table provides summary information on each director nominee. For more detail on each director nominee, see pages 23-27.

		Director		Independent		Current Committee	Other Current
Name	Age	since	Experience	Yes	No	Memberships(1)	Public Company Boards
Robert B. Allardice III	67	2008	Former regional CEO, Deutsche Bank Americas	X		• Audit* • FIRMCo
Trevor Fetter	54	2007	President and CEO, Tenet Healthcare	X		• Comp* • FIRMCo	• Tenet Healthcare
Liam E. McGee	59	2009	Chairman, President and CEO, The Hartford		X	• FIRMCo
Kathryn A. Mikells	48	2010	CFO, Xerox	X		• Comp • FIRMCo
Michael G. Morris	67	2004	Non-Executive Chairman, and former President and CEO, American Electric Power Company	X		• Audit • FIRMCo • NCG	• Alcoa • American Electric Power Company • Limited Brands • Spectra Energy
Thomas A. Renyi(2)	68	2010	Former Executive Chairman, Bank of New York Mellon; former Chairman and CEO, Bank of New York Company	X		• Comp • FIRMCo	• Public Service Enterprise Group • Royal Bank of Canada
Julie G. Richardson	51	2014	Senior Advisor, Providence Equity Partners	X		• Audit • FIRMCo
Virginia P. Ruesterholz	52	2013	Former Executive Vice President, Verizon Communications	X		• Audit • FIRMCo	• Frontier Communications
Charles B. Strauss	71	2001	Former President and CEO, Unilever U.S.	X		• Audit • FIRMCo* • NCG
H. Patrick Swygert	71	1996	President Emeritus and professor emeritus, Howard University	X		• Comp • FIRMCo • NCG*	• United Technologies Corporation
*	Denotes committee chairman

(1)	Full committee names are as follows:

Audit – Audit Committee

Comp – Compensation and Management Development Committee

FIRMCo – Finance, Investment and Risk Management Committee

NCG – Nominating and Corporate Governance Committee

(2)	Mr. Renyi serves as the presiding director. For more details on the presiding director’s role, see page 15.

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Welcome to The Hartford’s Annual Meeting of Shareholders

The Board of Directors of The Hartford Financial Services Group, Inc. (the “Company” or “The Hartford”) is soliciting shareholders’ proxies in connection with the 2014 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof (the “Annual Meeting”). The mailing to shareholders of the notice of Internet availability of proxy materials took place on April 10, 2014.

Q:	Why did I receive a one-page notice (the “Notice”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:	How are shares voted if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Alan J. Kreczko, Executive Vice President and General Counsel, and Donald C. Hunt, Vice President and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and the Company’s By-laws.

Q:	Who may vote at the Annual Meeting?

A:	Holders of the Company’s common stock (the “Common Stock”) at the close of business on March 24, 2014 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, the Company had 453,375,353 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the Annual Meeting.

Participants in The Hartford Investment and Savings Plan (“ISP”) and The Hartford Deferred Restricted Stock Unit Plan (“Bonus Swap Plan”) may instruct plan trustees as to how to vote their shares using the methods described on page 13. The trustees of the ISP and the Bonus Swap Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP and the Bonus Swap Plan, respectively.

Participants in the Company’s Employee Stock Purchase Plan (“ESPP”) may vote their shares using the voting methods described on page 13.

Q:	What vote is required to approve each proposal?

A:
	PROPOSAL		VOTING STANDARD

	1	Election of Directors	A director will be elected if the number of shares voted “for” that director exceeds the number of votes “against” that director.
	2	To ratify the appointment of the Company’s independent registered public accounting firm
	3	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement	An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote
	4	To approve The Hartford 2014 Incentive Stock Plan (“2014 Incentive Stock Plan”)
	5	To approve the material terms of the annual executive bonus program

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Q:	What is the difference between a “shareholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy:

By internet using your computer	By telephone

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903

By mailing your Proxy Card	By person

Cast your ballot, sign your proxy card and send by freepost	Shareholders of record may join us in person at the Annual Meeting.

When voting on any proposal, you may vote “for” or “against” the item or you may abstain from voting.

Voting Through the Internet or by Telephone. Whether you hold your shares directly as the shareholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

Voting by Proxy Card or Voting Instruction Form. Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the Bonus Swap Plan or the ESPP, may vote by using the proxy card(s) or voting instruction form(s) provided to him or her. When you return a proxy card or voting instruction form that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

Q:	Can I vote my shares in person at the Annual Meeting?

A:	If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:	Can my shares be voted even if I abstain or don’t vote by proxy or attend the Annual Meeting?

A:	If you cast a vote of “abstention” on a proposal, your shares cannot be voted otherwise unless you change your vote (see page 14). Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote against Proposal #2, Proposal #3, Proposal #4 and Proposal #5. Note, however, that abstentions will have no effect on Proposal #1, since only votes “for” or “against” a director nominee will be considered in determining the outcome.

Abstentions are included in the determination of shares present for quorum purposes.

If you don’t vote your shares held in street name, your broker can vote them in its discretion on matters that the New York Stock Exchange (“NYSE”) has ruled discretionary. The ratification of Deloitte & Touche LLP as independent registered public accounting firm is a discretionary item under the NYSE rules. If no contrary direction is given, your shares will be voted on this matter by your broker in its discretion. The NYSE deems the election of directors, the implementation of equity compensation plans and matters relating to executive compensation as non-discretionary matters in which brokers may not vote shares held by a beneficial owner without instructions from such beneficial owner. Accordingly, brokers will not be able to vote your shares for the election of directors, the advisory vote on compensation of the Company’s named executive officers, the approval of the Company’s 2014 Incentive Stock Plan, or the approval of material terms of the annual executive bonus program if you fail to provide specific instructions. If you do not provide instructions, a “broker non-vote” results, and the underlying shares will not be considered voting power present at the Annual Meeting. Therefore, these shares will not be counted in the vote on those matters.

If you do not vote shares for which you are the shareholder of record, your shares will not be voted.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Company’s shareholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct the business of the meeting. Abstentions and proxies submitted by brokers (even with limited voting power such as for discretionary matters only) will be considered “present” at the Annual Meeting and counted in determining whether there is a quorum present.

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Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.	entering a new vote using the Internet or by telephone;

2.	giving written notice of revocation to the Corporate Secretary of the Company;

3.	submitting a subsequently dated and properly completed proxy card; or

4.	attending the Annual Meeting and revoking your proxy (Your attendance at the Annual Meeting will not by itself revoke your proxy).

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish the results in a Form 8-K filed with the SEC within four business days after the date of the Annual Meeting.

Q:	How can I submit a proposal to the Company for inclusion in the 2015 proxy statement?

A:	Proposals submitted by shareholders for inclusion in the 2015 proxy statement relating to next year’s annual meeting of shareholders (the “2015 Annual Meeting”) must be received by the Company no later than the close of business on December 11, 2014. Any proposal received after that date will not be included in the Company’s proxy materials for 2015. In addition, all proposals for inclusion in the 2015 proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

No proposal may be presented at the 2015 Annual Meeting unless the Company receives notice of the proposal by Monday, February 20, 2015. Proposals should be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company’s By-laws, a copy of which may be obtained from the Corporate Secretary of the Company or on the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com.

Q:	How may I obtain other information about the Company?

A:	General information about the Company is available on the Company’s website at www.thehartford.com. You may view the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com for the following information, which is also available in print without charge to any shareholder who requests it in writing:

•	Copies of this proxy statement, the Form 10-K for the fiscal year ended December 31, 2013 and other filings the Company has made with the SEC; and

•	The Company’s corporate governance documents, as adopted by the Company’s Board of Directors, including the Company’s By-laws, the Corporate Governance Guidelines (which incorporate the Company’s director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

Written requests for print copies of any of the above-listed documents should be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

For further information, you may also contact the Company’s Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

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Corporate Governance

The Company’s By-laws, the Corporate Governance Guidelines adopted by the board of directors (the “Board”), the charters of the Board’s committees, the Code of Ethics and Business Conduct, the Code of Ethics and Business Conduct for Members of the Board of Directors and the Code of Ethics and Political Compliance (collectively, the “Governance Documents”) provide the general governance framework for the Company. The Corporate Governance Guidelines comply with the listing standards of the NYSE and include guidelines for determining director independence and qualifications. The Board and management regularly review best practices in corporate governance and modify the Governance Documents, policies and practices as warranted.

Copies of the Governance Documents can be accessed from the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com. These documents will also be provided without charge to any shareholder upon written request to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

DIRECTOR INDEPENDENCE

In February 2014, the Board undertook its annual assessment of whether each of its directors is “independent” under standards set forth in the Company’s Corporate Governance Guidelines, the requirements of the listing standards of the NYSE, and other applicable legal and regulatory rules. As a result of this review, the Board affirmatively determined that, apart from Liam E. McGee, the Company’s President and Chief Executive Officer (“CEO”), the Company’s directors are all independent. In making these determinations, the Board considered, among other things, whether any director had any direct or indirect material relationship with the Company or its management.

BOARD LEADERSHIP STRUCTURE

The roles of CEO and Chairman of the Board (“Chairman”) are held by Liam E. McGee. Mr. McGee has held these roles since joining the Company in October 2009. The Board believes that combining these roles provides the optimal leadership structure for the Company. The CEO maintains primary management responsibility for the Company’s day-to-day business operations and, as Chairman, is in the best position to ensure that key business issues and interests of the Company’s stakeholders (shareholders, employees, communities, customers and creditors) are communicated to the Board. In addition, Mr. McGee’s experience and qualifications enable him to fulfill the responsibilities of both roles and effectively lead the Company with a unified vision.

The Board believes that other elements of the Company’s corporate governance structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and the Company’s business, and minimize any potential conflicts that may result from combining the roles of CEO and Chairman. As noted above, all directors other than Mr. McGee are independent. In addition, the Company’s Corporate Governance Guidelines provide that at each regularly scheduled in-person meeting of the Board, the non-management directors shall meet in executive session led by a presiding director (currently Mr. Thomas A. Renyi) who is selected annually by such non-management directors. In 2013, the non-management directors met in executive session at each of the six regularly scheduled meetings of the Board. The presiding director has the following responsibilities:

•	serving as a liaison between the Chairman and the non-management directors;

•	approving information sent to the Board;

•	approving meeting agendas for the Board;

•	approving meeting schedules to help ensure there is sufficient time for discussion of agenda items;

•	calling and presiding over meetings of the independent non-management directors; and

•	if requested by shareholders, being available, when appropriate, for consultation and direct communication.

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BOARD RISK OVERSIGHT

The Board as a whole has ultimate responsibility for risk oversight. It exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. For further description of the scope of each committee’s duties, see page 18. The Finance, Investment and Risk Management Committee has responsibility for oversight of all risks that do not fall within the oversight responsibility of any other standing committee. In addition, the Audit Committee discusses with management policies with respect to risk assessment and risk management.

The Company has established the Enterprise Risk and Capital Committee, a committee that includes the Company’s CEO, Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Risk Officer (“CRO”), the Presidents of Commercial Markets, Consumer Markets, and Talcott Resolution and the General Counsel. The Enterprise Risk and Capital Committee is responsible for overseeing the Company’s significant risks and overseeing the enterprise risk management program and reports to the Board primarily through the Finance, Investment and Risk Management Committee and also through interactions with the Audit Committee.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors and a Code of Ethics and Policital Compliance. These codes require that all employees and directors engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest and provide mechanisms to report unethical conduct.

Copies of each of the codes are available on the Corporate Governance page of the Company’s investor relations website at http://ir.thehartford.com. Printed copies will be provided without charge to any shareholder upon written request to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this policy, the Company’s directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company’s General Auditor or Director of Compliance for evaluation and appropriate resolution.

COMMUNICATING WITH THE BOARD

Anyone interested in communicating directly with the Board’s non-management directors, or raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee, may do so on an anonymous and confidential basis by contacting EthicsPoint at the following addresses or toll free numbers:

The Hartford c/o EthicsPoint P.O. Box 230369 Portland, Oregon 97281-0369 Toll Free Number (U.S. and Canada): 1-866-737-6812 Toll Free Number (all other countries): 1-866-737-6850 www.ethicspoint.com

All such communications, complaints or concerns will be forwarded to the appropriate persons for proper handling.

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Board of Directors

The Board met nine times during 2013 and each of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 96%. The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 15, 2013.

COMMITTEES OF THE BOARD

The Board has four standing committees: the Audit Committee; the Compensation and Management Development Committee; the Finance, Investment and Risk Management Committee; and the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee are “independent” directors within the meaning of the SEC’s regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Each committee conducts a self-evaluation of its performance on an annual basis.

The current members of the Board and the committees of the Board on which they serve are identified below.

		Compensation	Finance,	Nominating
	Audit	and Management	Investment and Risk	and Corporate
Director	Committee	Development Committee	Management Committee	Governance Committee
Robert B. Allardice, III
Trevor Fetter
Paul G. Kirk, Jr.(1)
Liam E. McGee
Kathryn A. Mikells
Michael G. Morris
Thomas A. Renyi(2)
Julie G. Richardson(3)
Virginia P. Ruesterholz
Charles B. Strauss
H. Patrick Swygert
Number of meetings in 2013	10	8	6	4

Chair
Member

(1) Mr. Kirk will not stand for re-election in 2014, as discussed on page 23.

(2) Mr. Renyi serves as the presiding director. For more details on the presiding director’s role, see page 15.

(3) Ms. Richardson joined the Board on January 8, 2014.

The charters of each current committee can be found on the Corporate Governance page of the investor relations section of the Company’s website at http://ir.thehartford.com and printed copies will be provided without charge to any shareholder upon written request.

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In addition to the risk oversight responsibilities outlined on page 16, the primary functions of each committee are as follows:

AUDIT COMMITTEE
•	Monitors the integrity of the financial statements of the Company

•	Oversees the Company’s accounting, financial reporting and disclosure processes and the adequacy of management’s systems of internal control over financial reporting

•	Monitors the independent registered public accounting firm’s qualifications and independence

•	Monitors the performance of the Company’s internal audit function and independent registered public accounting firm

•	Monitors the compliance by the Company with legal and regulatory requirements and the Company’s Code of Ethics and Business Conduct

•	Discusses with management policies with respect to risk assessment and risk management

The Board has determined that (1) all of the members of the Audit Committee are “financially literate” within the meaning of the listing standards of the NYSE, and (2) Messrs. Allardice, Morris and Strauss are qualified as “audit committee financial experts” within the meaning of the SEC’s regulations.

For a further discussion of the Audit Committee’s role in overseeing the Company’s financial reporting process and monitoring the independence of the independent registered public accounting firm, see pages 28-29.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
•	Oversees executive compensation and assists the organization in defining an executive total compensation policy

•	Recommends for approval by the independent directors of the Company the compensation of the CEO

•	Works with management to develop a clear relationship between pay levels and organization performance and returns to shareholders and to align the Company’s compensation structure with its organizational objectives

•	Has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company’s compensation plans and programs

•	Has sole authority to retain, compensate and terminate any consulting firm used to evaluate and advise on executive compensation matters

•	Considers independence standards required by the NYSE or applicable law in regards to compensation consultants, accountants, legal counsel or other advisors, prior to their retention

•	At least every six years, recommends for approval by the Board the frequency with which the Company will conduct say-on-pay votes

•	In consultation with a senior risk officer of the Company, meets annually to discuss and evaluate employee incentive compensation arrangements in light of an assessment of any material risk posed to the Company from such arrangements

•	Retains responsibility, in all events, for compensation actions and decisions with respect to certain senior executives, as described in the Compensation Discussion and Analysis beginning on page 30

For further discussion of the Compensation and Management Development Committee’s responsibilities and a discussion of the roles of executive officers and compensation consultants in determining executive compensation, please see Process for Determining Senior Executive Compensation (Including NEOs) on pages 39-41.

FINANCE, INVESTMENT AND RISK MANAGEMENT COMMITTEE
•	Reviews and recommends changes to enterprise policies governing management activities relating to the Company’s major risk exposures such as market risk, liquidity and capital requirements and insurance risks

•	Reviews the Company’s overall risk appetite framework which includes an enterprise risk appetite statement, risk preferences, risk tolerances, and an associated limit structure for each of the Company’s major risks

•	Reviews and recommends changes to the Company’s financial, investment, and risk management guidelines

•	Provides a forum for discussion among management and the entire Board on key financial, investment and risk management matters of the Company

For more information on the role of the Finance, Investment and Risk Management Committee in overseeing risk, see Board Risk Oversight on page 16.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•	Advises and makes recommendations to the Board with respect to matters of corporate governance

•	Considers potential nominees for Board membership as described in greater detail on the following page

•	Makes recommendations as to the organization, size and composition of the Board and its committees

•	Considers the qualifications, compensation and retirement of directors

•	Reviews the Company’s policies and programs that relate to the Company’s social responsibility, sustainability and environmental stewardship

Additional information on certain functions of the Nominating and Corporate Governance Committee with respect to Board membership and director compensation is described on the following pages.

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SELECTION OF NOMINEES FOR ELECTION TO THE BOARD

CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS AND DIVERSITY

The Nominating and Corporate Governance Committee (the “Nominating Committee”) considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating Committee, has retained an outside search firm to identify prospective Board nominees.

The Nominating Committee evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including:

•	the relevance of the prospective nominee’s experience to the business and objectives of the Company;

•	the current composition of the Board;

•	the prospective nominee’s ability to meet the required independence criteria and avoid conflicts of interest;

•	the Board’s need for financial and accounting expertise;

•	the prospective nominee’s personal and professional ethics, integrity and values; and

•	the prospective nominee’s availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings.

In addition, the Nominating Committee considers the prospective nominee’s potential contribution to the diversity of the Board. The Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to race, gender, ethnicity and the range of perspectives that the directors bring to their work. As part of its consideration of prospective nominees, the Board and the Nominating Committee monitor whether the directors as a group meet the Company’s criteria for the composition of the Board, including diversity considerations.

The Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

SHAREHOLDER PROPOSED NOMINEES

The Nominating Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s By-laws. To recommend a prospective nominee for the Board at the Company’s 2015 Annual Meeting, shareholders must deliver or mail their nomination submission and such submission must be received by the Company’s Corporate Secretary at the Company’s principal office in Hartford, Connecticut not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Each shareholder nomination submission must include the following information:

•	the nominating shareholder’s name and address and the number of shares held;

•	the name and address of the proposed nominee;

•	a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders;

•	a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee;

•	a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process and with respect to the shares of the nominating shareholder or the nominee;

•	such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in a contested election;

•	the consent of the nominee to serve as a director of the Company if so elected; and

•	a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee.

Any materials provided by a shareholder in relation to a director candidate recommendation will be forwarded to the Nominating Committee.

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Director Compensation

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its committees.

ANNUAL CASH FEES

Compensation for directors for the period beginning on May 15, 2013, the date of the 2013 Annual Meeting of Shareholders, and ending on May 21, 2014, the date of the 2014 Annual Meeting, is set forth in the table below:

Annual Cash Compensation	Director Compensation Program
Annual Retainer(1)	$65,000 (all or a portion may be received in fully vested shares of the Company’s Common Stock, at the election of the director)
Board Fee	$2,500 per Board meeting
Committee Fee	$2,000 per Committee meeting (except for the Finance, Investment and Risk Management Committee for which no fee is paid)
Chair Fee	$25,000 – Audit Committee $25,000 – Finance, Investment and Risk Management Committee $25,000 – Compensation and Management Development Committee $10,000 – Nominating Committee
Presiding Director Fee	$25,000
Stipend for members of the VA Working Group(2)	$10,000

(1)	Directors who join the Board during the Board service year receive a pro rata portion of the annual cash retainer.

(2)	A group of directors consisting of Messrs. Allardice, Renyi and Strauss continued work started with management in 2012 to review strategies to mitigate the Company’s variable annuity risk exposures (the “VA Working Group”).

ANNUAL RESTRICTED STOCK AWARD

In 2013, directors received an annual equity grant of $150,000, payable solely in restricted stock pursuant to the The Hartford 2010 Incentive Stock Plan (the “2010 Incentive Stock Plan”). The grants of restricted stock were made on July 31, 2013, the first day of the scheduled trading window following the filing of the Company’s Form 10-Q for the quarter ended June 30, 2013. The number of shares of each award of restricted stock was determined by dividing $150,000 by $30.86, the closing price of the Common Stock as reported on the NYSE on the date of the award. Directors who join the Board during the Board service year receive a pro rata portion of the annual restricted stock award.

Directors receiving restricted stock may not sell, assign or otherwise dispose of such restricted stock until the restriction period ends. For awards granted in 2013, the restriction period lapses on the earlier of (i) May 21, 2014, the last day of the 2013-2014 Board service year or (ii) the first anniversary of the grant date. To the extent any of the following events occur prior to the date upon which restrictions lapse, the restriction period shall end with respect to all of the restricted stock currently held by a director: (i) the director’s retirement at age 75, (ii) a “change of control” (as defined in the 2010 Incentive Stock Plan) of the Company, (iii) the director’s death, or (iv) the director’s disability (as defined in the 2010 Incentive Stock Plan). In the event the director’s Board service otherwise terminates prior to the lapse of the restriction period, the restricted stock will be forfeited if the Compensation and Management Development Committee, in its sole discretion, so determines.

OTHER

The Company provides each director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for directors and their dependents.

Directors are reimbursed by the Company for travel and related expenses they incur in connection with their serving on the Board and its committees.

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STOCK OWNERSHIP GUIDELINES AND RESTRICTIONS ON TRADING

The Board has established stock ownership guidelines for each director to obtain, by the third anniversary of the director’s appointment to the Board, an ownership position in the Company’s Common Stock equal to five times his or her annual cash retainer. All directors with at least three years of Board service met the stock ownership guidelines as of December 31, 2013. The Company’s policy on insider trading permits directors to engage in transactions involving the Company’s equity securities only through (1) a pre-established trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, or (2) during “trading windows” of limited duration following the Company’s filing with the SEC of its periodic reports on Forms 10-K and 10-Q and following a determination by the Company that the director is not in possession of material nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities.

Director Summary Compensation Table

The following table sets forth the compensation paid by the Company to directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert Allardice(2)	142,500	150,000	2,785	295,285
Trevor Fetter	130,000	150,000	1,142	281,142
Paul G. Kirk, Jr.	99,500	150,000	4,385	253,885
Kathryn A. Mikells(3)	96,500	150,000	574	247,074
Michael G. Morris(3,4)	109,000	150,000	2,104	261,104
Thomas Renyi(2,3,4)	138,500	150,000	2,290	290,790
Virginia P. Ruesterholz	94,000	150,000	950	244,950
Charles B. Strauss(2)	150,500	150,000	3,052	303,552
H. Patrick Swygert	121,500	150,000	3,052	274,552

(1)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards pursuant to the 2010 Incentive Stock Plan granted during the fiscal year ended December 31, 2013. All grants were made on July 31, 2013, based on the closing stock price of $30.86. The number of shares of each award of restricted stock was determined by dividing the grant date fair value by the closing price of the Company’s Common Stock as reported on the NYSE as of the date of the award.

(2)	A $10,000 stipend for service in the VA Working Group was paid to Messrs. Allardice, Renyi and Strauss.

(3)	Ms. Mikells and Messrs. Morris and Renyi elected to receive fully vested shares of the Company’s Common Stock in lieu of their $65,000 annual cash retainer.

(4)	Messrs. Morris and Renyi deferred cash meeting fees earned from January 1, 2013 through the Annual Meeting of Shareholders on May 15, 2013, based on their deferral election for the 2012-2013 Board service year. For the 2013-2014 and future Board service years, directors no longer have the opportunity to elect to defer compensation into The Hartford Deferred Compensation Plan.

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Director Compensation Table — Outstanding Equity

The following table shows outstanding stock option awards and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2013 for the Company’s directors. All outstanding stock options are fully exercisable. The value of any unvested equity awards outstanding as of December 31, 2013 is calculated using a market value of $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013. The numbers have been rounded to the nearest whole dollar, share or unit.

	Option Awards(1)				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
R. Allardice					7/31/2013	4,861	176,114
T. Fetter					7/31/2013	4,861	176,114
P. Kirk	2/18/2004	2,731	65.99	2/20/2014	7/31/2013	4,861	176,114
K. Mikells					7/31/2013	4,861	176,114
M. Morris	12/16/2004	1,145	67.19	12/18/2014	7/31/2013	4,861	176,114
T. Renyi					7/31/2013	4,861	176,114
V. Ruesterholz					7/31/2013	4,861	176,114
C. Strauss	2/18/2004	2,731	65.99	2/20/2014	7/31/2013	4,861	176,114
H. Swygert	2/18/2004	2,731	65.99	2/20/2014	7/31/2013	4,861	176,114

(1)	Stock options granted to directors expire ten years and two days from the grant date. No options have been granted for service as a director since 2004.

(2)	The amounts shown in this column represent outstanding, unvested awards of restricted stock to the Company’s directors. Awards granted in 2013 vest on the earlier of (i) May 21, 2014, the last day of the respective Board service year or (ii) the first anniversary of the award grant date. The 2012 award vested in 2013 and, therefore, is not included in this column. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company’s Common Stock.

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Nominees for Directorships

Ten individuals will be nominated for election as directors at the Annual Meeting. The terms of office for each elected director will run until the next annual meeting of shareholders of the Company and until his or her successor is elected and qualified, or until his or her earlier death, retirement, resignation or removal from office.

Due to the Company’s mandatory retirement age for directors, Senator Kirk will not stand for re-election in 2014. He will continue serving as a director until his current term expires at the Annual Meeting. On February 26, 2014, the Board adopted a resolution expressing appreciation to Senator Kirk for his years of service on the Board, and reducing the number of directors from 11 to 10, effective immediately upon the expiration of Senator Kirk’s term.

In accordance with the Company’s Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board may accept if the director fails to receive more votes “for” than “against” in an uncontested election. In that situation, the Nominating Committee (or another committee of the Board comprised solely of at least three non-management directors) would make a recommendation to the Board about whether to accept or reject the resignation. The Board, not including the subject director, will act on this recommendation within 90 days from the date of the Annual Meeting and the Company will disclose its decision publicly promptly thereafter.

If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board, or the Board will reduce the number of directors in order to eliminate the vacancy.

The Nominating Committee believes that each director nominee has an established record of accomplishment in areas relevant to the Company’s business and objectives and possesses the characteristics identified in the Company’s Corporate Governance Guidelines as essential to a well-functioning and deliberative governing body, including integrity, independence and commitment. Other experience, qualifications and skills the Nominating Committee looks for include the following:

Experience / Qualification	Relevance to the Company
Leadership	Experience in significant leadership positions provides the Company with special insights, and demonstrates key management disciplines that are relevant to the oversight of the Company’s business.
Financial Services Industry	Extensive experience in the financial services industry provides an understanding of the complex regulatory and financial environment in which the Company operates and is highly important to strategic planning and oversight of the Company’s business operations.
Corporate Governance	An understanding of organizations and governance supports management accountability, transparency and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks facing the Company, including the risks related to the Company’s run-off variable annuity businesses.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing the Company’s business operations, strategy and financial results.
Business Operations and Strategic Planning	An understanding of business operations and processes and experience making strategic decisions are critical to the oversight of the Company’s business, including the assessment of its operating plan and business strategy.
Regulatory	An understanding of laws and regulations is important because the Company operates in a highly regulated industry and is directly affected by governmental actions.
Talent Management	The Company places great importance on attracting and retaining superior talent, and motivating employees to achieve desired Company and individual performance objectives.
Diversity	Diverse Board membership including diversity of race, gender and ethnicity; varying perspectives and breadth of experience are important attributes of a well-functioning board and will contribute positively to robust discussion at meetings.

The Nominating Committee believes that the Company’s current Board, which includes three female directors and one African American director, is a diverse group whose collective experiences and qualifications bring a variety of perspectives to the oversight of the Company. All of the Company’s directors hold, or have held, senior leadership positions in large, complex organizations, educational institutions and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities on the Company’s Board. Their roles in these organizations also permit them to offer senior management a diverse range of perspectives about the issues facing a complex financial services company like the Company. Key qualifications, skills and experience the Company’s directors bring to the Board that are important to the oversight of the Company are identified and described below.

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ROBERT B. ALLARDICE, III Director since: 2008 Age 67	• Committees: Audit Committee (Chair); Finance, Investment and Risk Management Committee

Mr. Allardice is a retired regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He began his financial services career at Morgan Stanley & Co., Inc., where he spent nearly 20 years in positions of increasing responsibility. He co-founded the company’s Merger Arbitrage Department and later became chief operating officer of the Equity Department. He was also a founding member of Morgan Stanley’s Finance Committee. Following Morgan Stanley, he was a consultant to Smith Barney, and later joined Deutsche Bank Americas Holding Corporation, where he held the positions of regional chief executive officer, North and South America, and of advisory director, among other posts.

Mr. Allardice has over thirty-five years of experience in the financial services industry, including at the senior executive officer level. As a senior leader at multiple complex financial institutions, Mr. Allardice demonstrated skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, risk management, finance and financial reporting. Mr. Allardice’s experience interfacing with regulators and establishing governance frameworks acquired through his years of service in the industry is relevant to the oversight of the Company’s highly regulated businesses. Further, his experience leading capital markets-based businesses is relevant to the oversight of the Company’s HIMCO and corporate finance activities.

TREVOR FETTER Director since: 2007 Age 54

•  Committees: Compensation and Management Development Committee (Chair); Finance, Investment and Risk Management Committee

•  Other Public Company Directorships: Tenet Healthcare Corporation (2003-present)

Mr. Fetter is President and Chief Executive Officer of Tenet Healthcare Corporation, positions he has held since November 2002 and September 2003, respectively. From March 2000 to November 2002, Mr. Fetter served as Chairman and Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. From 1995 to 2000, Mr. Fetter served as the Chief Financial Officer of Tenet Healthcare Corporation. He currently serves on the Board of Trustees of the Dallas Center for the Performing Arts and St. Phillip’s Academy.

As the chief executive officer of a publicly-traded healthcare company, Mr. Fetter has demonstrated his ability to lead the management and operations of a complex, highly regulated organization. Mr. Fetter’s leadership experience has equipped him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, regulatory affairs, talent development and corporate governance. As a chief financial officer of a publicly-traded company, Mr. Fetter also gained experience in corporate finance, financial reporting and the capital markets, all of which are relevant to the oversight of the Company’s operations and corporate finance activities.

LIAM E. MCGEE Director since: 2009 Age 59	• Committees: Finance, Investment and Risk Management Committee

Mr. McGee is the Chairman and Chief Executive Officer of the Company, positions he has held since October 1, 2009. On December 17, 2009, he was also appointed President of the Company. Prior to joining the Company, Mr. McGee worked for Bank of America Corporation, which he joined in 1990. At Bank of America Corporation, Mr. McGee most recently served as President, Bank of America Consumer and Small Business Bank, a position he held from August 2004 until his departure in September 2009. In that role, he operated the nation’s largest retail bank, serving more than 50 million consumer households and small businesses through a distribution network that included over 6,100 branches and the nation’s largest online and mobile bank. From August 2001 to August 2004, he served as President, Global Consumer Banking; from August 2000 to August 2001, he served as President, Bank of America California; and from August 1998 to August 2000, he served as President, Southern California Region. Mr. McGee currently serves on the board of Catalyst, a global organization that builds inclusive workplaces and opportunities for women in business. He also serves on the Board of Directors of the American Insurance Association, The Financial Services Roundtable, and the University of San Diego.

As the chief executive officer of the Company, Mr. McGee has launched a strategy designed to achieve sustainable, profitable growth and drive shareholder value. Mr. McGee provides unique insights into the Company’s businesses, relationships, competitive and financial positioning, senior leadership and strategic opportunities and challenges. Mr. McGee’s experiences as a senior leader in the financial services industry provide him with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, operational and risk management, finance and talent development. In addition, his experience serving consumers and small businesses and managing large-scale distribution networks are of particular relevance to the Company’s operations.

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KATHRYN A. MIKELLS Director since: 2010 Age 48	• Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee

Ms. Mikells is the Chief Financial Officer of Xerox Corporation, a position she has held since May 2013. Previously, Ms. Mikells served as Chief Financial Officer of ADT Security Services from April 2012 to May 2013 and Nalco Company from October 2010 to December 2011. Prior to joining Nalco, Ms. Mikells was Chief Financial Officer for UAL Corporation, parent company of United Airlines, a position she assumed in August 2008, and Executive Vice President since July 2009. Prior to being named Chief Financial Officer, Ms. Mikells served as Vice President of Investor Relations for United. She previously served as Vice President of Financial Planning and Analysis, Vice President and Treasurer, Vice President of Corporate Real Estate, Director of Corporate Planning and Chief Financial Officer of Mileage Plus. Ms. Mikells joined United in 1994 as a financial analyst. She serves on the Board of Trustees of the Ravinia Festival Association in Chicago.

Ms. Mikells has demonstrated the ability to lead the financial management of multi-national, complex organizations. Her extensive experience as a senior leader in corporate finance has provided her with skills in key management disciplines that are relevant to the oversight of the Company’s business, including strategic planning, financial reporting, capital markets, investor relations, regulatory affairs, talent development and risk management.

MICHAEL G. MORRIS Director since: 2004 Age 67

•  Committees: Audit Committee; Finance, Investment and Risk Management Committee; Nominating and Corporate Governance Committee

•  Other Public Company Directorships: Alcoa, Inc. (2002-present); American Electric Power Company, Inc. (2004-present); Limited Brands, Inc. (2012-present); Spectra Energy (2013-present)

Mr. Morris is Chairman of American Electric Power Company, Inc. (“AEP”), a position he has held since February 2004. From 2004 to 2011, Mr. Morris served as President and Chief Executive Officer of AEP. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003. Mr. Morris currently serves on the Board of Regents of Eastern Michigan University and is a director of MSU College of Law and Battelle Memorial Institute.

Mr. Morris has extensive operational and management experience acquired through his service as the chief executive officer of multiple publicly-traded companies in the highly regulated energy industry. As a senior leader responsible for the management of complex business operations, Mr. Morris has experience in areas that are relevant to the oversight of the Company’s business, including strategic planning, risk management, regulatory affairs, talent development and corporate governance. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

THOMAS A. RENYI Director since: 2010 Age 68

•  Committees: Compensation and Management Development Committee; Finance, Investment and Risk Management Committee

•  Other Public Company Directorships: Public Service Enterprise Group (2003-present); Royal Bank of Canada (2013-present)

Mr. Renyi served as Executive Chairman of The Bank of New York Mellon Corporation from July 2007 until he retired in August 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York, from February 1998 to July 2007. His career at The Bank of New York Mellon and its predecessor company spanned almost four decades and included key leadership roles in securities servicing, credit policy, capital markets, and domestic and international banking. He also headed the transition team responsible for integrating Irving Trust Company into Bank of New York. He is currently serving on the Board of Trustees of the Lincoln Center for the Performing Arts and the Catholic Charities Archdiocese of New York.

Mr. Renyi has nearly forty years of experience in the financial services industry, including nearly ten years of experience at the chairman and chief executive officer level. Mr. Renyi has acquired skills in areas that are relevant to the oversight of the Company’s operations through his years of service as a senior leader, including strategic planning, capital markets, operational and risk management, corporate governance and leadership development. Through his service on the Board of Directors of several publicly-traded companies, he has acquired experience in overseeing complex operations.

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JULIE G. RICHARDSON Director since: 2014 Age 51	• Committees: Audit Committee; Finance, Investment and Risk Management Committee • Other Public Company Directorships: Stream Global Services, Inc. (2009-2012)

Ms. Richardson is a senior advisor of Providence Equity Partners, a leading global private equity firm specializing in equity investments in media, communications, education and information companies around the world. Prior to becoming a senior advisor in 2012, Ms. Richardson was a partner and head of the firm’s New York Office from where she also led the firm’s global communications investment practice. Before joining Providence in 2003, Ms. Richardson served as vice chairman of J.P. Morgan Chase & Co.’s investment banking division and head of its telecommunications, media and technology group. Earlier in her career, Ms. Richardson was a managing director at Merrill Lynch & Co.

With over 25 years of financial services experience as a banker and investment professional at some of the world’s largest financial services firms, Ms. Richardson has demonstrated skills in key management disciplines that are relevant to the oversight of the Company’s business, including capital markets, finance and operational expertise.

VIRGINIA P. RUESTERHOLZ Director since: 2013 Age 52	• Committees: Audit Committee; Finance, Investment and Risk Management Committee • Other Public Company Directorships: Frontier Communications Corporation (2013-present)

Ms. Ruesterholz was the Executive Vice President of Verizon Communications, responsible for overseeing key strategic initiatives, a position she assumed on January 1, 2012 and held until her retirement in July 2012. From 2009 to 2011, she served as President of the former Verizon Services Operations (VSO), a $10 billion global shared-services business group with over 25,000 employees that operated Verizon’s wireline network as well as the finance operations, real estate and supply chain services that supported all Verizon companies. Ms. Ruesterholz joined New York Telephone as a manager in 1984. During her twenty-eight year career, she served in positions of increasing responsibility including serving as President of Verizon Telecom, where she was responsible for sales, customer service, operations and IT for the consumer, general business and domestic wholesale markets and President of Verizon Partner Solutions responsible for Verizon’s wholesale business. She is Chair of the Board of Trustees at Stevens Institute of Technology.

Ms. Ruesterholz’s extensive senior leadership experience at Verizon, a global and highly regulated organization, positions her well to advise the Board and senior management on a wide range of strategic, operational and financial matters. She is able to provide insights into many aspects of the Company’s business including sales, customer service, operational and risk management, and information technology, all essential to the Company’s growth strategy. Ms. Ruesterholz also brings to the Board substantial financial expertise acquired through her role as President of various divisions within Verizon and most recently as Chair of the Finance Committee and Member of the Audit Committee at Stevens Institute of Technology.

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CHARLES B. STRAUSS Director since: 2001 Age 71

•  Committees: Audit Committee; Finance, Investment and Risk Management Committee (Chair); Nominating and Corporate Governance Committee

•  Other Public Company Directorships: Aegis Group plc (2003-2013); The Hershey Company (2007–2009)

Mr. Strauss served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. While at Unilever, he also held the positions of Group President, Unilever Home and Personal Care—North America since September 1999 and Chairman of the North America Committee, which coordinates Unilever’s North American activities. Mr. Strauss serves as a director of St. Vincent’s Medical Center and St. Vincent’s Health Services.

Mr. Strauss has extensive experience guiding large, complex organizations acquired through nearly two decades of service as an executive in the consumer products industry, including at the chief executive officer level. As the leader of a large, publicly-traded company with global operations, Mr. Strauss demonstrated skills in areas that are relevant to the oversight of the Company, including strategic planning, complex distribution channels, risk management, leadership development and corporate governance. Mr. Strauss also has experience in corporate finance and financial reporting. Further, he has served on the Board of Directors of several publicly-traded companies where he has acquired experience in overseeing complex operations.

H. PATRICK SWYGERT Director since: 1996 Age 71

•  Committees: Nominating and Corporate Governance Committee (Chair); Compensation and Management Development Committee; Finance, Investment and Risk Management Committee

•  Other Public Company Directorships: United Technologies Corporation (2001-present)

Mr. Swygert is President Emeritus and professor emeritus at Howard University. He previously served as President of Howard University, Washington, D.C., a position he held from August 1995 until his retirement as President in June 2008. He was President of the University at Albany, State University of New York, from 1990 to 1995. He is in the Board of Trustees of the Eisenhower Fellowships and a member of the Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture.

Mr. Swygert brings significant and valuable leadership experience to the Board demonstrated in nearly two decades of service as the president of two major universities. Mr. Swygert led the academic and financial revitalization of both Howard University and the University of Albany, gaining experience in strategic planning, risk management and governance. Mr. Swygert’s leadership roles at educational, governmental and cultural organizations provide him with a unique perspective on civic and cultural issues. Further, he has served on the Board of Directors of several publicly traded companies where he has acquired experience in overseeing complex operations.

Item 1	Election of Directors

The Nominating Committee believes that the Company’s directors possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board set forth in the Company’s Corporate Governance Guidelines described on page 23 and that they have demonstrated the ability to effectively oversee the Company’s corporate, investment and line of business operations. Biographical information for the Company’s directors is set forth above, including the principal occupation and other public company directorships (if any) held by each director in the past five years and a description of the specific experience and expertise that qualifies each director to serve as a director of the Company.

The Board of Directors recommends that shareholders vote “FOR” all nominees for election as Directors.

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Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm for 2013, is responsible for expressing an opinion that (1) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and (2) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013.

In this context, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements for the year ended December 31, 2013 with management of the Company;

(2)	discussed with D&T the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees; and

(3)	received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with D&T the independent accountant’s independence.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Report Submitted: February 26, 2014

Members of the Audit Committee:

Robert B. Allardice, III, Chairman
Michael G. Morris
Julie G. Richardson
Virginia Ruesterholz
Charles B. Strauss

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FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2013 and 2012.

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit fees	$16,205,000	$17,788,000
Audit-related fees(1)	1,018,000	1,361,000
Tax fees(2)	307,000	204,000
All other fees(3)	690,000	291,000
TOTAL	$18,220,000	$19,644,000

(1)	Fees for the years ended December 31, 2013 and 2012 principally consisted of internal control reviews, divestiture related services, agreed-upon procedures reports and employee benefit plan audits.

(2)	Fees for the years ended December 31, 2013 and 2012 principally consisted of international tax compliance services and tax examination assistance.

(3)	Fees for the year ended December 31, 2013 principally consisted of an internal controls project. Fees for the year ended December 31, 2012 principally consisted of an enterprise risk management project.

The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2013 and 2012 was compatible with maintaining the Deloitte Entities’ independence.

The Audit Committee has established policies requiring pre-approval of audit and non-audit services provided by the independent registered public accounting firm. The policies require that the Audit Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Audit Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the SEC and the PCAOB on auditor independence. The independent registered public accounting firm and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the limits approved by the Audit Committee. The Audit Committee’s policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by its policies, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, up to a maximum of $100,000 for non-tax services and up to a maximum of $5,000 for tax services. The Chairman must report any pre-approvals to the full Audit Committee at its next scheduled meeting.

Item 2	Ratification of the Appointment of Independent Registered Public Accounting Firm

Consistent with SEC policies and in accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. Prior to this appointment, the Audit Committee carefully considered the prior performance and quality controls of Deloitte & Touche LLP and concluded it was capable of providing high quality, independent auditing services to the Company.

Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

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Compensation Discussion and Analysis

This section explains the Company’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following Named Executive Officers (the “NEOs”):

Name	Title
Liam McGee	Chairman, President and Chief Executive Officer
Christopher Swift	Executive Vice President and Chief Financial Officer
Douglas Elliot	President, Commercial Markets
Alan Kreczko	Executive Vice President and General Counsel
Robert Rupp	Executive Vice President and Chief Risk Officer

The Compensation Discussion and Analysis also describes programs that apply to the CEO and all of his executive direct reports (collectively, the “Senior Executives”).

EXECUTIVE SUMMARY

EXECUTING ON ITS STRATEGY

In 2012, the Company’s Board and senior management announced a new strategy to position the Company, over time, to generate greater shareholder value by focusing on businesses that have competitive market positions, reducing the Company’s exposure to market volatility, lowering the cost of capital and increasing capital flexibility. This strategy focused the Company’s portfolio on its Property & Casualty (“P&C”), Group Benefits and Mutual Funds businesses. Senior management made significant progress implementing this strategy by selling several Wealth Management businesses (Individual Life, Retirement Plans and Woodbury Financial Services), placing the Company’s individual annuity business into run-off, shrinking the size and risk of the Company’s run-off life and variable annuity businesses and creating a division, Talcott Resolution, to manage the run-off life and annuity businesses. Finally, management developed a comprehensive plan to improve the Company’s operational effectiveness and efficiency and to reduce expenses, including eliminating expenses associated with the divested businesses.

In 2013, the Company achieved outstanding results for its shareholders by focusing on the key objectives highlighted below:

The actions described above have taken the Company further down the strategic path announced in March 2012. These actions, along with the transformational initiatives executed in 2012, have contributed to delivering significant value to shareholders.

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KEY MANAGEMENT ACTIONS AND HISTORICAL TOTAL SHAREHOLDER RETURN*

In addition, the Company delivered Compensation Core Earnings and Compensation Core return on equity (“ROE”) results in 2013 that exceeded targets established by the Compensation and Management Development Committee (the “Committee”) at the beginning of the year based on the Company’s annual operating plan. (See pages 41-42 and Appendix A for a more detailed discussion, including definitions of “Compensation Core Earnings” and “Compensation Core ROE”.)

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2013 COMPENSATION DECISIONS

Based on the Company’s 2013 performance and its decision to sharpen its focus on the P&C, Group Benefits and Mutual Funds businesses, the Committee (and, in the case of the CEO, the independent directors) made the following key compensation decisions:

Funded the 2013 annual incentive pool at 165% of target, reflecting strong Company performance against specified earnings and ROE objectives	Calculation of the Company’s performance against pre-established financial targets would have resulted in annual incentive award funding at 182% of target. Despite significant achievements and growth in 2013, the Committee applied discretion to reduce this funding level to 165% based on certain qualitative factors, principally the benefit of benign catastrophe losses relative to budget in 2013. (page 43)
Updated the Company’s peer groups to align with the Company’s sharper business focus	The Company updated both its Corporate Peer Group (used to assess competitiveness of executive compensation levels relative to market) and its Performance Peer Group (used to measure relative total shareholder return (“TSR”) performance for performance share awards). (pages 37 and 39-40)
Granted special equity awards to the Company’s NEOs to drive achievement of transformational objectives	Special equity awards were made on October 30, 2013 to promote the retention of the leadership team, recognize the progress made to date on the Company’s transformation, and further incentivize the achievement of the Company’s strategic goals. Awards have a performance component tied to Compensation Core ROE (as defined in Appendix A) goals and a five year service requirement. (page 44)

SHAREHOLDER ENGAGEMENT AND SAY ON PAY RESULTS

At last year’s Annual Meeting, shareholders voted 84% in favor of the Company’s Say on Pay proposal on executive compensation. In an effort to better understand shareholders’ views on the Company’s compensation and as part of its annual shareholder outreach program, in the fall of 2013 management engaged in discussions with many of the Company’s largest shareholders. The Company solicited feedback on key compensation and governance issues including, but not limited to, (i) annual and long-term incentive plan designs, (ii) the Company’s request for additional shares for its equity plans, (iii) the Company’s peer group changes, and (iv) the special equity awards granted to NEOs in 2013.

The feedback received was generally positive and included, among other items, the following:

•	Continued emphasis on the importance of clear and thorough disclosure, particularly as it relates to how discretion is used in determining annual bonus pool funding and the rationale for special equity awards.

•	A preference for having multiple metrics in the long term incentive (“LTI”) program with many shareholders noting that performance shares should have a significant weighting relative to other types of awards.

•	Support for a request for additional shares for equity plans provided the dilution impact is reasonable.

•	Support for the Company’s decision to change its peer group beginning in 2013 to better reflect its strategic focus, resulting in the elimination of a couple of large-capitalization financial services companies.

•	Support for the Company’s decision to amend its equity plan to provide for double trigger equity vesting on a change of control.

Management discussed the shareholder feedback with the Committee, including the items highlighted above. The Committee values shareholder feedback and, each year, takes the results of the Say on Pay votes and the annual shareholder outreach program into consideration as it makes compensation decisions. The shareholder feedback received in 2013 and years prior contributed to the Committee’s determinations highlighted on page 33.

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2014 COMPENSATION PROGRAM DESIGN

As a result of shareholder feedback and an analysis of industry best practices, the Committee has taken several important actions to enhance the design of the Company’s compensation program going forward and further align it to shareholders’ interests:

In addition, the Company took further actions to reduce executive perquisites by eliminating payment for financial planning and tax preparation services beginning in 2014.

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OVERVIEW OF COMPENSATION PROGRAM

The Company’s executive compensation program is designed to promote long-term shareholder value creation and support its long-term strategy by: (1) encouraging profitable growth of its P&C, Group Benefits and Mutual Funds businesses consistent with prudent risk management, (2) attracting and retaining key talent, and (3) appropriately aligning pay with short- and long-term performance.

BEST PRACTICES

The Committee regularly reviews best practices in governance and executive compensation. The Company’s current best practices and policies include the following:

Broad incentive compensation recoupment (or “claw-back”) policy

90% of CEO target annual compensation and 80% of other NEO target annual compensation variable with performance, including stock price performance

Senior Executives eligible for the same benefits as full-time employees, including health, life insurance, disability and retirement benefits

Severance benefits payable upon a change of control do not exceed 2x the sum of base pay plus target bonus (at or below market)

Double trigger requirement for change of control benefits and vesting of equity awards (so long as the awards are assumed or replaced with substantially equivalent awards)

No excise tax gross-up provisions upon a change of control

No individual employment agreements

Independent Committee compensation consultant performs services only for the Committee

Comprehensive risk mitigation in plan design and annual review of compensation plans, policies and practices

Employees and directors prohibited from hedging unvested portions of equity or equity-linked awards; Senior Executives also prohibited from hedging equity or equity-linked awards held to meet applicable ownership guidelines

Senior Executives prohibited from pledging securities

Executive perquisites are limited and reviewed annually by the Committee

Stock ownership by directors and Senior Executives reviewed annually against Company guidelines

Compensation peer groups evaluated periodically to align with investor expectations and changes in the Company’s businesses and market practice

Competitive burn rate and dilution for equity program

Annual shareholder engagement program to obtain valuable feedback on the Company’s compensation programs and governance practices

CEO succession plan reviewed annually by the independent directors with the CEO

In furtherance of its commitment to good governance practices, the Company’s 2010 Incentive Stock Plan and the proposed 2014 Incentive Stock Plan do not allow the following:

Granting of stock options with an exercise price less than the fair market value of the Company’s common stock (the “Common Stock”) on the date of grant

Re-pricing (reduction in exercise price) of stock options

Underwater cash buy-outs

Inclusion of reload provisions in any stock option grant

Payment of dividends on unvested performance shares

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PAY MIX

NEO compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on Company and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Committee (and by the independent directors, in the case of the CEO) to ensure alignment with the Company’s compensation objectives and market practice.

As the following charts show, approximately 90% of CEO target annual compensation and approximately 80% of other NEO target annual compensation are variable with performance, including stock price performance.

COMPONENTS OF COMPENSATION PROGRAM

The target total compensation opportunity comprises both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits applicable to employees generally.

BASE SALARY

Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities, based on market data, internal pay equity and each Senior Executive’s level of responsibility, experience, expertise and performance.

ANNUAL INCENTIVE PLAN AWARDS

The Company’s employees, including the Senior Executives, are eligible to earn cash awards under the AIP based on Company and individual performance.(1)

Pool Funding

The Company funds an AIP pool based on performance against pre-established financial targets and certain qualitative criteria described on page 36. AIP pool funding is expressed as a percentage of target. The better the Company’s performance in relation to its targets, the higher the percentage of AIP pool funding; the weaker the Company’s performance, the lower the percentage of AIP pool funding. When performance for the year equates to target, the AIP pool is funded at 100% of target (subject to qualitative considerations).

(1)	Employees directly supporting the Company’s Mutual Funds operations have an independent compensation program and, thus, do not participate in the Company’s AIP or LTI program.

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Financial Performance Metrics

The Committee’s analysis begins with and is grounded in the Company’s actual performance against Compensation Core Earnings and Compensation Core ROE targets. The targets for Compensation Core Earnings and Compensation Core ROE are consistent with the annual operating plan as reviewed by the Board prior to the start of the fiscal year. At the beginning of each year, the Committee approves a definition of Compensation Core Earnings (also used to calculate Compensation Core ROE) that includes certain year-end adjustments, which ensures that management is held accountable for performance it controls and is neither advantaged nor disadvantaged for the effect of items outside its control. See page 42 and Appendix A for the Committee’s definition of Compensation Core Earnings and Compensation Core ROE for 2013. Actual performance against financial targets in 2013, including adjustments, is described beginning on page 41.

Because the operating plan forms the basis for both the Company’s annual fiscal year earnings outlook communicated to investors and the AIP financial targets, the interests of the Company’s Senior Executives in achieving strong earnings are aligned with those of its shareholders. Accordingly, the Board and senior management deem the Company’s operating plan and the AIP financial targets to be achievable only with strong performance in light of market conditions and the current industry environment. This will require significant growth in core earnings generated from the Company’s P&C, Group Benefits and Mutual Funds businesses and return of capital from Talcott Resolution as a result of continued risk mitigation and the run-off of the Company’s annuity book of business.

The tables below summarize the financial and qualitative performance criteria the Committee considered in determining the AIP pool and the rationale for utilizing such criteria. With respect to the AIP pool for 2014, Compensation Core Earnings will be the sole financial performance metric for the reasons described under 2014 Compensation Program Design on page 33.

Performance Criteria	Rationale
Compensation Core Earnings (70% weighting)	•	A heavier emphasis is placed on Core Earnings because all employees can impact this financial measure and it best reflects annual operating performance.
	•	Core ROE is an important strategic measure of shareholder value creation but, because fewer employees can impact this measure, it has a lower weighting.
Compensation Core ROE (30% weighting)	•	Both metrics align with the annual operating plan, are a good representation of annual Company performance and are prevalent among peers.

Qualitative Considerations

To ensure a holistic view of performance, including achievements not yet evident in the Company’s financial performance, the Committee also reviews a number of qualitative factors when assessing results for AIP award determinations, including the following broad performance categories:

Performance Criteria	Metrics Applied	Rationale
Strategic and Operational Objectives (How did management’s accomplishments compare to expectations?)	Performance against strategic and operational objectives relative to the Company’s strategy including, but not limited to, efficiency, risk management and compliance	Encourages focus on overall Company performance and provides the Committee flexibility in assessing Company achievements that are difficult to quantify or implement, including management of risk and expense reduction which are critical to successful execution of the Company's strategy
Quality of Earnings (How did results reflect the underlying performance in the year being evaluated?)	Earnings driven by current year activity, including pricing, policyholder retention and new business levels, underwriting profitability, and expense performance	Measures operational performance of the Company for the year being evaluated taking into consideration the impact of prior year reserve development and catastrophes
Peer Relative Performance (How did the Company perform on a relative basis versus peers?)	Performance relative to peers on metrics such as stock price performance and core earnings performance	Encourages focus on overall Company performance relative to industry peers

Financial performance is the primary criterion in determining the AIP pool funding level. For 2013 performance, the Committee used performance against Compensation Core Earnings and Compensation Core ROE targets to determine preliminary AIP funding expressed as a percentage of the target AIP pool to be funded for the year. Based on its qualitative review, the Committee may then, if it deems appropriate, exercise discretion to raise or lower preliminary AIP pool funding, resulting in a final AIP pool funding level. There is no prescribed weighting between the financial and qualitative calculations. The Committee believes that this approach provides the necessary flexibility to arrive at an appropriate AIP pool commensurate with a holistic review of performance that (1) is aligned with shareholder interests, and (2) attracts, retains and incentivizes employees who contribute to the long term value of the Company. Historically, the Committee has used the qualitative review to both increase and decrease AIP funding to levels more commensurate with Company performance and consistent with shareholder returns. For example, for 2013, the Committee used the qualitative review to reduce the AIP funding level due principally to the benefit realized from benign catastrophe losses relative to budget as described on page 43.

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Individual Award Determination

In setting overall compensation for each NEO, the Committee (and, in the case of the CEO, the independent directors) establishes an individual target AIP opportunity that is set as a percentage of base pay. Individual AIP awards for the NEOs are based 70% on Company performance and 30% on individual performance against pre-established leadership objectives. The Committee (and the independent directors in the case of the CEO) uses the percentage at which the AIP pool is funded as the baseline from which AIP awards to the NEOs are determined, with adjustments up or down based on individual performance and considerations. Awards generally range between 0% and 200% of individual targets. For NEOs whose compensation is subject to the deduction limits of Section 162(m) of the Internal Revenue Code, pre-established objectives determine a maximum bonus payable, which the Committee may then reduce by the exercise of negative discretion.

Company Performance	Individual Performance

As reflected in the enterprise pool funding level	Determined by performance against pre-established leadership objectives	NEO AIP Award

70% weight	30% weight

For NEOs who manage a division, further adjustments may be made based on division performance.

LONG-TERM INCENTIVE AWARDS

The LTI program is designed to promote share ownership among Senior Executives, further aligning their interests with those of shareholders, thereby promoting shareholder value creation. LTI awards are granted on an annual basis following an assessment of individual performance and potential, and a review of market data.

2013 LTI Program Design

For 2013, the Committee retained the Company’s 2012 LTI program design consisting of performance shares (50% of the award value) and stock options (50% of the award value). However, the 2013 Performance Peer Group for performance share awards was modified to better reflect the Company’s strategic focus.

Performance Shares

Performance shares reward and retain the NEOs by offering them the opportunity to receive shares of Company stock upon achievement of predetermined performance criteria, provided they remain employed by the Company through the end of the performance period. The performance shares awarded in 2013 have a three-year performance period and will be settled in Common Stock based on a measurement of relative TSR against a peer group of 10 companies (the “Performance Peer Group”).

The Performance Peer Group, a subset of the Corporate Peer Group, represents industry specific public companies against which the Company benchmarks performance for compensation purposes. It is narrower than the Corporate Peer Group, which also includes private companies (e.g., mutual companies) where financial performance data is publicly unavailable and companies against which the Company competes primarily for talent. The Committee believes that the Performance Peer Group should be limited to companies that 1) publish results against which to measure the Company’s results, and 2) compete with the Company for market share. The Committee updated the Performance Peer Group for 2013 to be more heavily weighted toward companies in the P&C business but retained some companies with group benefits and annuity businesses(1). The resulting 2013 Performance Peer Group is as follows:

2013 Performance Peer Group
ACE Ltd.	The Progressive Corp.
Allstate Corp.	The Travelers Companies, Inc.
The Chubb Corp.	MetLife, Inc.
Cincinnati Financial Corp.	Prudential Financial, Inc.
CNA Financial Corp.	Unum

For each company in the Performance Peer Group, TSR will be measured using a 20-day stock price average at the beginning of the performance period and a 20-day stock price average at the end of the performance period in order to smooth out any volatility at the beginning and end of the performance period. Determination of payouts, if any, will be made based on the Company’s TSR percentile performance relative to the Performance Peer Group at the end of the performance period. The maximum number of performance shares that may be earned under the program is 200% of the number of shares granted if the Company’s TSR performance ranks ahead of all companies in the Performance Peer Group. If the Company’s TSR performance ranks at the bottom of the Performance Peer Group, there will be no payout. Median performance results in payout at target.

(1)	Employees directly supporting the Company’s Mutual Funds operations have an independent compensation program and, thus, do not participate in the Company’s AIP or LTI program.

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Stock Options

The use of stock options effectively focuses the Company’s Senior Executives on delivering long-term value to shareholders because options only have value to the extent that the price of the Company’s stock on the date of exercise exceeds the stock price on the grant date, directly aligning the interests of the Company’s Senior Executives with those of shareholders. The stock options are granted at fair market value, vest ratably over three years with a 10-year term, and provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company over a corresponding period.

2014 LTI Award Design

For 2014, the Company’s LTI awards will continue to consist of performance shares (50% of the award value) and stock options (50% of the award value) for Senior Executives but the Committee has approved two important changes to performance share awards.

•	Addition of Core ROE Metric. For the reasons noted on page 33, the Committee adopted Compensation Core ROE as a second metric, along with relative TSR, for 2014 LTI performance share grants.

•	Threshold Performance Hurdles Established. For the portion of the award tied to three-year TSR performance, there would be no payout for Company performance below the 30th percentile; for the portion of the award tied to Compensation Core ROE, there is also a threshold for Compensation Core ROE achievement below which no payout would be made.

These changes are part of a continued evolution of the Company’s LTI program in the past five years as the Company has migrated from permissible compensation under the Troubled Asset Relief Program (“TARP”) back to a more normalized, performance-based design.

Periodic Retention Awards and Special Equity Grants

The Committee periodically provides cash or equity awards on a selective basis to executives based on business need. Recipients are generally those identified as critical talent and/or who have high potential to move into key roles. For a discussion of special equity grants made in 2013, see 2013 Special Equity Grants on page 44.

EXECUTIVE BENEFITS AND PERQUISITES

Senior Executives are eligible for the same benefits as full-time employees generally, including health, life insurance, disability and retirement benefits. Non-qualified savings and retirement plans provide benefits that would otherwise be funded but for the Internal Revenue Code limits that apply to tax-qualified benefit plans.

The Company provides limited additional perquisites to Senior Executives to better focus their time, attention and capabilities on the Company’s business, consistent with market practice. Such perquisites generally include:

•	relocation benefits (when a move is required);

•	financial planning and tax preparation services (eliminated for tax years after December 31, 2013); and

•	occasional use of tickets for sporting and special events previously acquired by the Company when no other business use has been arranged and there is no incremental cost to the Company.

The CEO also has the use of a Company car and driver to allow for greater efficiency while commuting. With the elimination of financial planning and tax preparation services, there are no other formal perquisite programs for which all Senior Executives are eligible.

The Company owns fractional interests in a corporate aircraft to allow Senior Executives to safely and efficiently travel for business purposes. This allows Senior Executives to be more efficient while traveling than if commercial flights were utilized, as the aircraft provides a confidential and more productive environment in which to conduct business and eliminates the schedule constraints imposed by commercial airline service. The Company’s aircraft usage policy prohibits personal travel via corporate aircraft except in extraordinary circumstances. On several occasions early in 2013, the CFO and General Counsel determined that such extraordinary circumstances existed, permitting the CEO to travel via corporate aircraft as he recovered from a significant medical procedure. The Committee agreed with the finding of extraordinary circumstances and was briefed on each related use of the corporate aircraft.

From time to time, a Senior Executive’s travel (whether on corporate aircraft or otherwise) for a purpose deemed important to the business may not be considered “directly and integrally related” to the performance of such Senior Executive’s duties as required under applicable SEC rules, and thus is considered a perquisite for disclosure purposes. Examples of such travel may include attendance at conferences, seminars or award ceremonies, as well as attendance of a Senior Executive’s spouse or guest at business events where spousal or guest attendance is expected. The Company attributes income to Senior Executives for such expenses when required to do so under Internal Revenue Service regulations and the Senior Executive is responsible for the associated tax obligation.

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PROCESS FOR DETERMINING SENIOR EXECUTIVE COMPENSATION
(INCLUDING NEOs)

COMMITTEE

The Committee is responsible for reviewing the performance of and approving compensation awarded to those executives who either report to the CEO or who are subject to the filing requirements of Section 16 of the Securities Exchange Act of 1934, other than the CEO. The independent directors, with the input of the Committee, annually set the CEO’s individual performance goals and objectives, review his performance and determine his compensation level in the context of the established goals and objectives for the enterprise and individual performance. The Committee and the independent directors typically review performance and approve annual incentive awards for the prior fiscal year at their February meetings, along with annual LTI awards and any changes to base salary and target bonus. To assist in this process, the Committee reviews tally sheets for each NEO to understand how each element of compensation relates to other elements and to the compensation package as a whole. The tally sheets summarize the total compensation opportunity, including the executive’s fixed and variable compensation, perquisites and potential payments upon termination or change of control. In addition, the tally sheets include a summary of historical compensation.

COMPENSATION CONSULTANT

Exequity, LLP is the Committee’s independent compensation consultant and regularly attends Committee meetings. Pursuant to Company policy, Exequity provides no services to the Company other than consulting services provided to the Committee. Exequity provides market data, analysis, and advice regarding CEO compensation to the Committee and the independent directors. In 2013, Exequity also advised on matters including annual and long-term incentive plan design, dilutive impact of requesting additional shares for the 2014 Incentive Stock Plan, and off cycle grant awards.

In 2013, the Committee received a report that affirmed Exequity’s independence and confirmed the following:

•	Exequity supplies no services to the Company other than those as advisor to the Committee.

•	The fees for service Exequity charged the Company in 2013 amounted to less than 1% of Exequity’s annual revenues.

•	It is Exequity’s policy that, when it represents a client’s compensation committee, it does not offer the client any additional services.

•	Neither Exequity nor its principal representative to the Company maintains any business or personal relationship with any executive officer or Committee member.

•	Neither Exequity nor its principal representative to the Company owns Company Common Stock.

ROLE OF MANAGEMENT

The Company’s Human Resources department supports the Committee in the execution of its responsibilities. The Company’s Executive Vice President, Human Resources supervises the development of the materials for each Committee meeting, including market data, tally sheets, individual and Company performance metrics and compensation recommendations for consideration by the Committee. No member of the management team, including the CEO, has a role in determining his or her own compensation.

BENCHMARKING

On an annual basis, the Committee reviews and considers a number of factors in establishing a target total compensation opportunity for each NEO including, but not limited to, market data, tenure in position, experience, sustained performance, and internal pay equity. Although the Committee strives to be at the median, it does not target a specific market position and uses comparative market data at the 25th, 50th and 75th percentiles only as reference points in its determination of the type and amount of compensation based on its own evaluation. This section describes the various sources of compensation information the Committee uses to ascertain the competitive market for its executive officers.

Peer Group Development

The Committee reviews peer groups used for compensation benchmarking periodically or upon a significant change in business conditions for the Company or its peers. In 2012, the Committee met with Exequity to reassess the peer group and approved changes for the 2013 performance year to better reflect the Company’s strategy as a company focused on its P&C, Group Benefits and Mutual Funds businesses, with a life and annuity book of business in run-off. While two large market capitalization companies were removed from the peer group (American Express

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and Capital One Financial Corp), market capitalization is only one of many factors the Committee considers when selecting a peer group. Revenues, assets, lines of business and sources and destinations of talent are also important and, thus, ACE, MetLife, Prudential and Travelers remain in the Company’s peer group even though they have a market capitalization more than twice the size of that of the Company. The 2013 Corporate Peer Group is set forth below, with changes from the 2012 Corporate Peer Group highlighted below the table.

2013 Corporate Peer Group

Data in millions – as of 12/31/13(1)

Company Name(2)	Revenues	Assets	Market Cap
ACE Limited	$19,232	$94,510	$35,224
Aetna Inc.	$47,285	$49,872	$25,207
Allstate Corp (The)	$34.165	$123,520	$24,807
CNA Financial Corp	$9,662	$57,194	$11,567
Chubb Corp (The)	$13,898	$50,433	$24,328
Cigna Corp	$32,380	$54,336	$24,181
Cincinnati Financial Corporation	$4,531	$17,662	$8,580
ING US, Inc	$8,672	$221,023	$9,167
Lincoln National Corp	$11,883	$236,945	$13,542
Marsh & McLennan Companies, Inc.	$12,261	$16,980	$26,539
MetLife, Inc.	$68,180	$885,296	$60,447
Principal Financial Group, Inc.	$9,156	$208,191	$14,515
Progressive Corp (The)	$18,156	$24,408	$16,354
Prudential Financial Inc	$41,433	$731,781	$42,513
Travelers Companies Inc (The)	$26,080	$103,812	$32,963
Unum Group	$10,350	$59,404	$9,162
W.R. Berkley Corporation	$6,341	$20,552	$5,860
XL Group	$7,403	$45,653	$9,005
25TH PERCENTILE	$9,283	$46,708	$9,767
MEDIAN	$13,080	$58,299	$20,267
75TH PERCENTILE	$30,805	$187,024	$26,206
THE HARTFORD	$25,949	$277,884	$16,198
PERCENT RANK	70.40%	88.70%	46.50%
(1)	Peer data provided by S&P Capital IQ. The amounts shown in the “Revenues” column reflect S&P Capital IQ adjustments to facilitate comparability across companies.

(2)	An additional four non-public companies are included in the Corporate Peer Group as they submit data to relevant compensation surveys utilized in determining appropriate pay levels for Senior Executives: Liberty Mutual, Mass Mutual, Nationwide Financial, and State Farm. Several non-P&C and life insurance companies were included in the peer group because of their geographic footprint, organizational complexity and/or because the Company competes with them for talent.

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Use of Corporate Peer Group Compensation Data

When evaluating and determining individual NEO pay levels, the Committee reviews a statistical summary of aggregated compensation data at the 25th, 50th and 75th percentiles for the companies listed above that is prepared by AON Hewitt. As noted on page 39, the Committee does not target a specific market position in pay. The Corporate Peer Group includes both insurance and financial services companies because the functional responsibilities of most executives are not specific to the insurance industry. For NEOs who lead a division (Mr. Elliot), this data is supplemented with business-specific peer group data from other leading insurance carriers and financial institutions that offer competing insurance and financial products. As Chief Risk Officer (“CRO”), Mr. Rupp’s compensation was benchmarked against CROs at financial services companies. The supplemental peer groups for Commercial Markets and the primary peer groups for Risk Management (the “Business Peer Groups”) are listed in Appendix B.(1)

The Committee also reviews general industry survey data published by third parties as a general indicator of relevant market conditions and pay practices, including perquisites. Neither the Committee nor management has any input into companies included in these general industry surveys.

PAY FOR PERFORMANCE

2013 AIP PERFORMANCE

Based on the assessment of performance described below, the Committee established an AIP pool funding level of 165% of target for the 2013 performance year.

Financial Performance

In evaluating the financial performance for purposes of determining the 2013 AIP pool funding level, the Committee considered, as the primary criteria, that 2013 Compensation Core Earnings (weighted 70%) and Compensation Core ROE (weighted 30%) were both significantly above target, as illustrated on the table at the bottom of page 42.

Compensation Core Earnings for 2013 was $1,633 million measured against an AIP target of $1,416 million. The calculation of Compensation Core Earnings started with 2013 GAAP net income and was adjusted as set forth on page 42 pursuant to the definition of Compensation Core Earnings approved by the Committee at the beginning of the performance year and set forth in Appendix A. The Committee approved a definition of Compensation Core Earnings that provides for pre-determined adjustments to ensure that AIP award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. As a result, actual Compensation Core Earnings will differ from the earnings numbers provided in the Company’s financial statements.

(1)	The peer groups differ from the companies included in the S&P Insurance Composite Index, an index of peer insurance companies that is used in the performance graph and tables contained in the Company’s 2013 Form 10-K filing. The S&P Insurance Composite Index is an appropriate benchmark against which to assess Company performance with respect to total returns to shareholders but does not fully reflect the pool of companies with which the Company competes for senior management talent, particularly for corporate senior executives whose functional responsibilities are not specific to the insurance and financial services industries.

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($ in millions)
GAAP Net Income	176
Adjustments:
Deferred acquisition costs (“DAC”) charge, after tax	525
Restructuring and other costs, after tax	44
Loss from discontinued operations, after tax	134
Loss on extinguishment of debt, after tax	138
Net reinsurance loss on dispositions, after tax	24
Net realized capital losses, after tax and DAC, excluded from core earnings	701
Core Earnings	1,742(1)
Adjustments:
Catastrophes below a corridor of 70% to 130% of budget	(12)
(Gains) and losses associated with unusual or nonrecurring items:
Increase in asbestos and environmental reserves	91
Talcott Resolution (lower DAC expense)	(63)
Favorable interest expense due to early debt tendering	(19)
Arbitration recovery	(37)
ITT spinoff liabilities settlement	(18)
Adjustment for accruals(2)	(51)
Compensation Core Earnings	1,633
(1)	As reported in the Company’s Investor Financial Supplement for the year ended December 31, 2013 furnished to the SEC as Exhibit 99.2 on Form 8-K dated February 3, 2014.

(2)	“Core Earnings” includes bonus expense based on an AIP funding level of 165% of target. Because the AIP funding level derived from the financial performance calculation alone (as reflected above) was 182% of target, the “Adjustment for accruals” entry reflects the effect on Compensation Core Earnings of the difference between a 182% funding level and the approved AIP funding level of 165% of target.

As discussed on page 36, financial targets for Compensation Core Earnings and Compensation Core ROE were set based on the Company’s annual operating plan as reviewed by the Board prior to the start of the fiscal year. Metrics were set such that incentive payments would be funded at target levels for performance equal to the operating plan targets. Minimum threshold performance levels were also established, below which no incentives would be earned, as well as maximum levels of incentive payments for performance which significantly exceeded target. Minimum performance of 80% of target would yield incentive funding of 50% of target, while performance at or above maximum performance of 120% of target would yield incentive funding of 200% of target. Highlighted below are the minimum thresholds, targets and maximum Compensation Core Earnings and Compensation Core ROE levels against actual results for 2013.

This financial performance calculation alone would result in an AIP pool funding level of 182%.

	Target	Actual	Resulting Funding
Performance Measure	(100% Payout)	Performance	Level(1)	Weight	Result
Compensation Core Earnings	$ 1,416	$ 1,633	177%	70%	124%
Compensation Core ROE	7.0%	8.3%	193%	30%	58%
Overall Result					182%
(1)	Funding level between threshold and target and target and maximum is determined based on linear interpolation.

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Qualitative Considerations

The Committee then undertook its qualitative review and focused on the following:

Strategic and Operational Objectives

The Committee evaluated the significant accomplishments of senior management in 2013 to transform the Company, including the following:

•	Growth of core earnings for the Company’s P&C, Group Benefits and Mutual Funds businesses by 41% from the prior year, with significant improvement in margins due to pricing and underwriting actions

•	Meaningful reduction in the size and risk of Talcott Resolution

•	Elimination of over 90% of the $850 million in expense reductions targeted by the end of 2014, including expenses associated with the divested Wealth Management businesses and the cessation of new business writings in individual annuity

•	Significant capital management actions to increase shareholder value, increasing the dividend by 50%, reducing debt by over $800 million, and completing $633 million in share repurchases

Quality of Earnings

The Committee then evaluated the Company’s earnings. Compensation Core Earnings were well above target driven by outperformance across all segments. The Committee also noted that actions taken in 2013, including price increases and business mix changes, contributed to earnings and positioned the Company for further margin improvement in the future.

However, the Committee recognized that a key driver behind the high level of Compensation Core Earnings generated was the favorable catastrophe experience relative to budget. Recognizing the extent to which catastrophe losses fell below budgeted levels, the Committee applied discretion to remove the favorable effect of this variance when establishing the AIP funding level. The Committee also made the decision that beginning in 2014, the quantitative measurement of performance for AIP purposes will no longer be affected by catastrophe losses below or above budget to better reflect that the level of catastrophes incurred relative to budget is largely out of management’s control.

Peer Relative Performance

The Committee reviewed a variety of other financial metrics on a peer relative basis for the enterprise. The Company outperformed various benchmarks including the S&P 500 Index and the S&P Insurance Composite Index on 2013 stock price performance. The Company’s indexed 2013 TSR was $164.12, compared with $132.39 and $146.71 for the S&P 500 Index and the S&P Insurance Composite Index, respectively.

Overall Assessment of 2013 AIP

As noted at the bottom of page 42, the Committee’s review of financial performance versus operating plan resulted in a quantitatively derived AIP pool funding level of 182%. Despite the significant achievements described above, the Committee felt that the benefit of the benign catastrophe losses relative to budget in 2013 warranted its use of informed discretion to reduce the AIP pool funding level to 165% of target.

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2013 SPECIAL EQUITY GRANTS

On October 30, 2013, the Committee granted special equity awards to the NEOs and other Senior Executives under the 2010 Incentive Stock Plan. The Committee felt that granting these awards outside of the annual LTI program cycle was important to retain and incentivize this group of leaders at a time when the Company is engaged in a critical shift from a multi-line insurance enterprise to one focused on the Company’s P&C, Group Benefits and Mutual Funds businesses. This period of intense change requires strong leadership, well beyond that required in a “business as usual” environment. This includes, among other things, identifying and executing strategies to further reduce the size and risk of the Company’s Talcott Resolution business and making difficult expense-reduction decisions to achieve improved efficiency, all while growing the Company’s P&C, Group Benefits and Mutual Funds businesses. Given the extraordinary efforts and commitment needed to drive these changes, the Committee determined that the special equity grants were an important means of promoting the retention of the leadership team, recognizing the progress made to date on the Company’s transformation, and further incentivizing the achievement of the Company’s strategic goals.

The CEO’s special equity award is composed entirely of performance shares, and each of the other NEOs received awards half the value of which was granted in restricted stock units (“RSUs”) and the other half in performance shares.

To encourage retention, both types of awards vest five years after grant, that is, on October 30, 2018. The RSUs vest on the basis of continued service throughout the five-year performance period, while performance share vesting is tied to (1) the achievement of Compensation Core ROE goals on December 31, 2016, and (2) continued service through October 30, 2018.

The number of performance shares to be received by each NEO upon vesting will depend on the achievement of Compensation Core ROE goals for the calendar year 2016. The achievement of Compensation Core ROE of 9%, 9.25% and 10% as of December 31, 2016 would result in payouts of 50%, 100% and 200% of target, respectively. Compensation Core ROE below 9% would not yield a payment. The maximum Compensation Core ROE target of 10% reflects ambitious, longer-term goals that require significant growth in core earnings and profitability from the P&C, Group Benefits and Mutual Funds businesses. Highlighted in the graph that follows are the minimum threshold, target and maximum Compensation Core ROE levels and the resulting performance share payout amounts.

In addition, pursuant to amendments to the 2010 Incentive Stock Plan approved by the Committee, these awards are subject to “double trigger” vesting upon a change of control – if the awards were assumed or replaced with substantially equivalent awards upon the change of control, then vesting would only be accelerated if an NEO’s employment were to be terminated without “Cause” (as defined on page 62), or the NEO were to terminate employment for “Good Reason” (as defined on page 63), within two years of the change of control. If the awards were not assumed or replaced with substantially equivalent awards, then they would vest immediately upon the change of control.

REALIZABLE PAY & REALIZED PAY

As described on page 35, NEO compensation is weighted towards variable compensation, where actual amounts earned may differ from granted opportunities based on Company and individual performance. The Committee believes that a program weighted towards compensation that is variable with performance, including stock price performance, ensures that NEO interests are aligned with shareholder interests. Furthermore, because the equity awards are also subject to time-based vesting, the compensation an NEO realizes in connection with equity awards is spread over several years, which the Committee believes assists in motivating the NEO to drive business growth over the long term.

While the amounts shown in the Summary Compensation Table on page 51 reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on compensation. The compensation actually realizable – or realized – by the individual may be considerably more or less than the amounts disclosed in the Summary Compensation Table based on actual stock price performance. For purposes of the discussion below:

•	“SCT Compensation” means the amount shown in the “Total” column of the Summary Compensation Table, excluding the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns.

•	“Realizable Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) unvested performance shares valued at target, unvested RSUs, and the “in-the-money” value of stock options granted for the measurement period, and in each case, calculated using the Company’s $36.23 stock price on December 31, 2013. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards may vest over a period of three or more years.

•	“Realized Pay” means the sum of: (1) salary, (2) actual cash bonus paid for each fiscal year, and (3) the actual “take-home” value of vested equity awards during the measurement period. “Take-home value” includes distributions of equity, gains from stock option exercises, and the value of equity awards that vest but do not distribute.

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Three-Year Analysis

The chart below shows the difference between aggregate SCT Compensation, Realizable Pay, and Realized Pay for the Company’s CEO over the three-year period from 2011 to 2013. The CEO’s Realized Pay is approximately 51% below SCT Compensation and his Realizable Pay is approximately 31% higher than SCT Compensation for the cumulative three-year period from 2011 to 2013. Realizable Pay is higher than SCT Compensation principally due to the significant appreciation of the Company’s stock price in 2012 and 2013 and the corresponding appreciation of the value of his equity based compensation.

One-Year Analysis

To illustrate the alignment of the Company’s compensation program with performance, the chart and the table below show the CEO’s SCT Compensation, Realizable Pay and Realized Pay for each year during the three-year period from 2011 to 2013 against the Company’s annual TSR, including dividends. Throughout this period, CEO target compensation has remained around or below the Corporate Peer Group median.

CEO Pay Versus Performance	2011	2012	2013
SCT Compensation	$7,600,000	$10,950,000	$17,340,000
Realizable Pay	$7,383,874	$17,930,411	$21,586,762
Realized Pay	$2,004,122	$4,108,348	$11,382,991
Total Shareholder Return(1)	(37.55)%	41.01%	64.12%
(1)	Data provided by S&P Capital IQ.

2013 NAMED EXECUTIVE OFFICER COMPENSATION AND PERFORMANCE

The total compensation package (base salary, AIP award and LTI awards) determined by the Committee for 2013 for each NEO is set forth below. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begin on page 51. For a detailed discussion on the special equity awards granted to NEOs in 2013, see 2013 Special Equity Grants on page 44.

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Compensation Component	L. McGee	C. Swift	D. Elliot	A. Kreczko	R. Rupp
12/31/13 Base Salary	$1,100,000	$825,000	$750,000	$630,000	$600,000
2013 AIP Award	$3,740,000	$1,850,000	$1,700,000	$1,075,000	$1,500,000
2013 Annual LTI Award	$7,500,000	$2,200,000	$2,000,000	$1,000,000	$1,400,000
2013 Special Equity Award	$5,000,000	$2,000,000	$2,000,000	$1,200,000	$1,200,000
TOTAL 2013 COMPENSATION(1)	$17,340,000	$6,875,000	$6,450,000	$3,905,000	$4,700,000
(1)	Excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns in the Summary Compensation Table.

Liam McGee

Mr. McGee has served as Chairman and CEO since he joined the Company on October 1, 2009. For 2013, the independent directors of the Board established Mr. McGee’s target total annual compensation opportunity at $10,800,000 based on market data provided by the Committee’s consultant for CEOs at companies in the Corporate Peer Group. This included a base salary of $1,100,000, an AIP target of $2,200,000 and an LTI award of $7,500,000 of which half the value (50%) was granted in the form of stock options with the balance (50%) in performance shares on March 5, 2013. Mr. McGee’s base salary and LTI opportunity remained unchanged for 2013; his AIP target was increased from $1,750,000 to $2,200,000 for a total increase of 4% in target annual compensation. On October 30, 2013, Mr. McGee also received a special equity award of $5,000,000 in performance shares.

For 2013, the independent directors approved an AIP award of $3,740,000 (170% of target) based on Company performance and leadership considerations.

•	Delivered core earnings and core ROE that exceeded financial plan and were significant improvements over the prior year, and achieved top ranking in the S&P P&C Index with stock price appreciation of 61%

•	Executed profitable growth plans, with year-over-year earnings growth in P&C, Group Benefits and Mutual Funds

•	Lowered the risk profile of the Company with significant reduction in the size and risk of the variable annuity book, including a reduction in VA equity and foreign exchange and interest rate exposures

•	Invested significantly in multi-year initiatives to enhance technology platforms, augment operational efficiencies, and improve the ease of doing business for customers and distribution partners

•	Continued focus on talent management, diversity, and inclusion resulting in employee engagement scores that are in the top quartile of the market

Christopher Swift

Mr. Swift has served as CFO since joining the Company on March 1, 2010. Based on its review of competitive market data regarding CFO compensation at Corporate Peer Group companies, the Committee established a 2013 target total annual compensation opportunity of $4,125,000 for Mr. Swift. This included a base salary of $825,000, an AIP target of $1,100,000 and an LTI award of $2,200,000 granted in the form of 50% stock options and 50% performance shares on March 5, 2013. Mr. Swift’s base salary, AIP target and LTI opportunity remained unchanged for 2013. On October 30, 2013, Mr. Swift also received a special equity award of $2,000,000 consisting of 50% RSUs and 50% performance shares.

For 2013, the Committee approved an AIP award of $1,850,000 (168% of target) based on Company performance and leadership considerations.

•	Enhanced the Company’s capital position through various capital management actions, including $800 million debt tender offer, $300 million debt offering and $633 million in equity repurchases

•	Successfully executed the sales of the U.K. variable annuity business and Catalyst360°, the Company’s member contact center for health insurance products offered through the AARP Health Program

•	Led the Enterprise Transformation Office in delivery of process improvement, standardization, automation, outsourcing, and other cost efficiencies that have resulted in over 90% of the Company’s $850 million expense reduction target (scheduled to be met by December 31, 2014), including costs related to the divested Wealth Management businesses

Douglas Elliot

Mr. Elliot joined the Company as President, Commercial Markets on April 6, 2011. The Committee established a 2013 target total annual compensation opportunity for Mr. Elliot at $3,750,000 based on market data for executives in similar roles at peer companies as described under Benchmarking on page 39. This included a base salary of $750,000, an AIP target of $1,000,000 and an LTI award of $2,000,000 granted in the form of 50% stock options and 50% performance shares on March 5, 2013. Mr. Elliot’s base salary and AIP target remained unchanged for 2013 and his LTI opportunity was increased from $1,800,000 to $2,000,000, for a total increase of 6% in target annual compensation. On October 30, 2013, Mr. Elliot also received a special equity award of $2,000,000 consisting of 50% RSUs and 50% performance shares.

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For 2013, the Committee approved an AIP award of $1,700,000 (170% of target) based on Company and Commercial Markets performance and leadership considerations.

•	Led a significant transformation of the Commercial Markets and Group Benefits businesses, with year-over-year core earnings growth in Commercial Markets (+62%) and Group Benefits (+56%) and greatly improved balance sheets and returns on equity

•	Demonstrated strong leadership, continuing to focus the business on improving sustainable growth and profitability through strategic pricing actions, further development of internal talent, and attracting key external talent

•	Personal engagement and leadership resulted in significant progress in addressing historical technology and service challenges

Alan Kreczko

Mr. Kreczko has served as Executive Vice President and General Counsel since June 11, 2007. The Committee established a 2013 target total annual compensation opportunity for Mr. Kreczko at $2,260,000 based on market data for executives in similar roles at peer companies as described under Benchmarking on page 39. This included a base salary of $630,000, an AIP target of $630,000 and an LTI award of $1,000,000 granted in the form of 50% stock options and 50% performance shares on March 5, 2013. Mr. Kreczko’s base salary and AIP target each were increased for 2013 from $600,000 to $630,000 and his LTI opportunity for 2013 was increased from $900,000 to $1,000,000, for a total increase of 8% in target annual compensation. On October 30, 2013, Mr. Kreczko also received a special equity award of $1,200,000 consisting of 50% RSUs and 50% performance shares.

For 2013, the Committee approved an AIP award of $1,075,000 (171% of target) based on Company performance and leadership considerations.

•	Provided support and counsel for the extraction of a $1.2 billion dividend from the Company’s life insurance operations, the sales of the U.K. variable annuity business and Catalyst360°, and Talcott product initiatives (including the Enhanced Value Surrender program)

•	Led continued improvement of the Corporate Communications function, driving clarity and consistency of messaging to support business transformation and profitable growth

•	Achieved best-in-class compliance results on the annual employee survey

Robert Rupp

Mr. Rupp joined the Company as Executive Vice President and CRO on November 2, 2011. For 2013, the Committee established a target total annual compensation opportunity for Mr. Rupp at $3,200,000 based on market data for CROs at financial services companies as described under Benchmarking on page 39. This included a base salary of $600,000, an AIP target of $1,200,000 and an LTI award of $1,400,000 granted in the form of 50% stock options and 50% performance shares on March 5, 2013. On October 30, 2013, Mr. Rupp also received a special equity award of $1,200,000 consisting of 50% RSUs and 50% performance shares.

For 2013, the Committee approved an AIP award of $1,500,000 (125% of target) based on Company performance, external market positioning and leadership considerations.

•	Partnered with the Company’s CEO and CFO to significantly reduce the Company’s risk profile, including reducing the size and risk of the legacy variable annuity book, particularly in Japan

•	Played a key role in hedging strategies that enabled Talcott Resolution to become capital self-sufficient

•	Greatly improved operational risk reporting capabilities and enhanced capital models to automate annual stress testing

COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP AND RETENTION GUIDELINES

Senior Executives are expected to attain certain levels of stock ownership to align their interests with those of shareholders. The Committee has established the following ownership guidelines for the Chief Executive Officer and other NEOs:

Level	(As a multiple of base salary)
Chief Executive Officer	6x
Other NEOs	4x

The Committee reviews ownership levels annually. NEOs are generally expected to meet these ownership guidelines within five years of appointment to position. As of March 24, 2014, the CEO and each of the NEOs meet their respective guideline.

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TIMING OF EQUITY GRANTS

Equity grants may be awarded four times per year, on the first day of the quarterly trading window following the filing of the Company’s Form 10-Q or 10-K for the prior period. The Company’s practice is to grant annual equity awards during the first quarterly trading window of the year. This timing ensures that grants are made at a time when the stock price reflects the most current public data regarding Company performance and financial condition as is reasonably possible.

RECOUPMENT POLICY

The Company has a recoupment policy that provides it the right to recoup any incentive compensation (cash or equity) paid or payable by the Company at any time to the extent such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined by the Company to be necessary or appropriate in light of business circumstances or employee misconduct.

RISK MITIGATION IN PLAN DESIGN

The Company’s executive compensation program includes the following features to guard against excessive risk-taking:

•	Determination of incentive awards based on a review of a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;

•	Long-term compensation awards and vesting periods that encourage executives to focus on sustained company results and stock price appreciation;

•	A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage strategies and actions that are in the Company’s long-term best interests;

•	Incentive plans that are not overly leveraged, cap the maximum payout, and include design features intended to balance pay for performance with an appropriate level of risk-taking;

•	A broad incentive compensation recoupment policy in addition to claw-back provisions under the 2010 Incentive Stock Plan and the proposed 2014 Incentive Stock Plan;

•	Stock ownership guidelines to align executive and shareholder interests;

•	A policy of making equity grants only during a trading window following the release of the Company’s financial results;

•	The Company’s 2010 Incentive Stock Plan and the proposed 2014 Incentive Stock Plan do not allow (i) the granting of stock options with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant, (ii) the re-pricing (reduction in exercise price) of stock options; and (iii) single trigger vesting for awards granted after October 2013 upon a Change of Control if awards are assumed or replaced with substantially equivalent awards;

•	The Company does not include any reload provisions in any stock option granted; and

•	Review by the Enterprise Risk Management function of employee incentive compensation arrangements in light of risks posed to the Company by such arrangements.

The Company has concluded that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based on a risk review of the Company’s incentive compensation plans, updated annually by the Company’s Enterprise Risk Management function and discussed with the Committee. The Committee conducted its 2013 review at its July meeting. At that meeting, the Enterprise Risk Management function addressed new or materially changed incentive compensation arrangements in the context of the Company’s evolving risk profile. Enterprise Risk Management concluded that new or materially changed plans, and all continuing plans, do not promote unnecessary risk-taking or encourage the manipulation of reported earnings.

HEDGING AND PLEDGING COMPANY SECURITIES

The Company prohibits its directors, officers and employees from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award. In addition, Senior Executives are prohibited from pledging Company securities or engaging in transactions having the effect of hedging any equity or equity-linked interest in the Company to the extent that following such transaction, the Senior Executive’s un-hedged equity and equity-linked interest in the Company is below the applicable ownership guidelines.

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POTENTIAL SEVERANCE AND CHANGE OF CONTROL PAYMENTS

The Company does not have individual employment agreements. Senior Executives are covered under a common severance pay plan that provides severance in a lump sum equal to 2x the sum of annual base salary plus target bonus, whether severance occurs before or after a change of control (no gross-up is provided for any change of control excise taxes that might apply). As a condition to receiving severance, Senior Executives must agree to restrictive covenants covering such items as non-competition, non-solicitation of business and employees, non-disclosure and non-disparagement.

The Company maintains change of control benefits for Senior Executives to ensure continuity of management and to permit each of these individuals to focus on his or her responsibilities to the Company without undue distraction related to concerns about personal financial security during any period the Company is confronted with a contest for control. These benefits are also designed to ensure that in any such contest, these Senior Executives are not influenced in their actions by events that could occur following a change of control.

In 2013, the 2010 Incentive Stock Plan was amended to add “double trigger” vesting on change of control if the special equity awards granted in October 2013 and subsequent awards were assumed or replaced with substantially equivalent awards. As a result, if an NEO terminated employment for “Good Reason” (as defined on page 63) or his employment was terminated without “Cause” (as defined on page 62) within 2 years following the change of control, then these assumed or replaced awards would vest. If the awards were not assumed or replaced with substantially equivalent awards, then they would vest immediately upon the change of control. The proposed 2014 Incentive Stock Plan provides for identical “double trigger” vesting.

EFFECT OF TAX AND ACCOUNTING CONSIDERATIONS ON COMPENSATION DESIGN

In designing its compensation programs, the Company considers the tax and accounting impact of its decisions. In doing so, the Company strives to strike a balance between designing appropriate and competitive compensation programs for its executives while also maximizing the deductibility of such compensation, avoiding adverse accounting effects and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to the CEO or any of the next three most highly compensated executive officers (other than the CFO), unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. For this reason, where applicable, the Company’s variable compensation, including 2013 annual incentive awards and performance share payouts, is designed to qualify as exempt performance-based compensation.

Other tax considerations are factored into the design of the Company’s compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

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Report of the Compensation and Management Development Committee

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Report submitted as of March 21, 2014 by:

Members of the Compensation and Management Development Committee:

Trevor Fetter, Chairman

Kathryn A. Mikells

Thomas A. Renyi

H. Patrick Swygert

Compensation and Management Development Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Compensation and Management Development Committee consists of Messrs. Fetter (Chairman), Renyi and Swygert and Ms. Mikells, all of whom are independent non-management directors. None of the Compensation and Management Development Committee members has served as an officer or employee of the Company and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board.

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Executive Compensation

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2011, 2012 and 2013. The table reflects total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2011 or the year an individual first became an NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Liam McGee	2013	1,100,000	-	8,750,000	3,750,000	3,740,000	-	330,315	17,670,315
Chairman, President and	2012	1,100,000	-	3,750,000	3,750,000	2,350,000	148,287	58,974	11,157,261
Chief Executive Officer	2011	1,100,000	-	3,250,000	3,250,000	-	285,023	53,284	7,938,307
Christopher Swift	2013	825,000		3,100,000	1,100,000	1,850,000	-	96,818	6,971,818
Executive Vice President and	2012	825,000	-	1,100,000	1,100,000	1,650,000	161,984	50,873	4,887,857
Chief Financial Officer	2011	825,000	-	1,000,000	1,000,000	725,000	153,705	41,994	3,745,699
Douglas Elliot(7)	2013	750,000	-	3,000,000	1,000,000	1,700,000	-	84,835	6,534,835
President, Commercial	2012	750,000	-	900,000	900,000	1,000,000	130,274	26,513	3,706,787
Markets	2011	553,977	417,000	875,000	875,000	700,000	40,745	2,058	3,463,780
Alan Kreczko	2013	622,500	-	1,700,000	500,000	1,075,000	20,160	97,603	4,015,263
Executive Vice President and	2012	593,750	-	450,000	450,000	900,000	174,470	24,318	2,592,538
General Counsel	2011	568,750	-	425,000	425,000	480,000	168,011	24,293	2,091,054
Robert Rupp	2013	600,000	-	1,900,000	700,000	1,500,000	645	82,874	4,783,519
Executive Vice President and Chief Risk Officer	2012	600,000	1,235,000	700,000	700,000	1,200,000	58,550	21,000	4,514,550
(1)	The amounts shown in this column in 2012 for Mr. Rupp and in 2011 for Mr. Elliot represent cash sign-on awards.

(2)	The amounts shown in this column reflect the full aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the fiscal years ended: (a) December 31, 2011 for RSUs; (b) December 31, 2012 and 2013 for performance shares and (c) December 31, 2013 for RSUs granted as part of the October 30, 2013 special equity awards to Messrs. Swift, Elliot, Kreczko and Rupp. Detail on 2013 grants is provided in the Grants of Plan Based Awards Table on page 53. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, and in footnote 19 to the Company’s audited financial statements for the fiscal years ended December 31, 2012 and 2013, included in the Company’s 2011, 2012 and 2013 Annual Reports on Form 10-K, respectively. Amounts in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. Performance share award amounts included in this column were valued based on the probable outcomes of performance conditions to which such awards are subject, determined at the time of grant (presumed to be the target level of performance). The number of shares payable under these awards will be based on the actual results as compared to pre-established performance conditions and can range from 0-200% of the target award. Performance share award amounts assuming the highest possible outcomes of performance conditions to which both 2013 awards are subject, determined at the time of grant (200% of the target award), would in total be $17,500,000 for Mr. McGee, $4,200,000 for Mr. Swift, $4,000,000 for Mr. Elliot, $2,200,000 for Mr. Kreczko, and $2,600,000 for Mr. Rupp. Performance share award amounts assuming the highest possible outcomes of performance conditions to which the 2012 award is subject, determined at the time of grant (200% of the target award), would in total be $7,500,000 for Mr. McGee, $2,200,000 for Mr. Swift, $1,800,000 for Mr. Elliot, $900,000 for Mr. Kreczko, and $1,400,000 for Mr. Rupp. Performance shares were not granted in 2011.

(3)	The amounts shown in this column reflect the full aggregate grant date fair value for the fiscal years ended December 31, 2011, 2012 and 2013 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 and footnote 19 to the Company’s audited financial statements for the fiscal years ended December 31, 2012 and 2013, included in the Company’s 2011, 2012 and 2013 Annual Reports on Form 10-K, respectively. Amounts in this column are not reduced for estimated forfeitures during the applicable vesting periods.

(4)	The amounts shown in this column reflect annual cash incentive awards paid for the respective years. The amount shown for Mr. McGee in 2011 reflects his request that no year-end bonus be paid to him. The independent directors determined that Mr. McGee would have otherwise received an incentive award, but they honored his request and awarded no cash bonus for 2011.

(5)	The amounts shown in this column reflect the actuarial increase in the present value of the accumulated benefits of the NEOs under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company’s GAAP financial statements. Actuarial assumptions for 2013 are described in further detail in the footnote to the Pension Benefits Table on page 56. For Messrs. McGee, Swift, and Elliot, the change in pension values for 2013 are ($1,141), ($16,786), and ($7,165), respectively, and therefore not reported in the table.

(6)	The amounts shown in this column are described in the Summary Compensation Table—All Other Compensation below.

(7)	For Mr. Elliot, compensation for the 2011 performance year is in respect of services provided from April 6, 2011, his start date with the Company, until December 31, 2011.

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Summary Compensation Table—All Other Compensation

The following table provides the amounts presented in the “All Other Compensation” column in the Summary Compensation Table on page 51 for the Company’s NEOs.

Name	Year	Perquisites ($)		Amount Paid or Accrued pursuant to a plan or arrangement in connection with any termination of employment or CIC ($)	Contributions or other allocations to defined contribution plans ($)(1)	Total ($)
Liam McGee	2013	250,315	(2)	-	80,000	330,315
Christopher Swift	2013	16,818	(3)	-	80,000	96,818
Douglas Elliot	2013	4,835		-	80,000	84,835
Alan Krezcko	2013	17,603	(4)	-	80,000	97,603
Robert Rupp	2013	2,874		-	80,000	82,874
(1)	The amounts shown in this column represent Company contributions under the Company’s tax-qualified 401(k) plan (The Hartford Investment and Savings Plan) and The Hartford Excess Savings Plan, a non-qualified plan established as a “mirror” to the qualified plan to facilitate deferral of amounts that cannot be deferred under the 401(k) plan due to Internal Revenue Code limits. Additional information can be found under the “Excess Savings Plan” section of the Non-Qualified Deferred Compensation Table on page 57.

(2)	Perquisite amounts for Mr. McGee included personal use of corporate aircraft early in 2013 related to his recovery from a significant medical procedure ($229,995), financial planning and tax preparation services paid for by the Company, commuting costs, and expenses associated with the attendance of Mr. McGee’s spouse at business functions. The value of personal use of fractionally owned Company aircraft is based on incremental cost to the Company determined by the amount invoiced to the Company for operating costs of such use, including cost of the fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees and trip-related parking/hangar costs, net of any applicable employee reimbursement. Since the fractionally owned corporate aircraft is primarily used for business travel, the Company does not include the fixed costs that do not change based on the usage, such as purchase costs and maintenance costs not related to trips.

(3)	Perquisite amounts for Mr. Swift consisted of financial planning services paid for by the Company, commuting costs, expenses associated with the attendance of Mr. Swift’s spouse at business functions, and hotel expenses in connection with significant business events.

(4)	Perquisite amounts for Mr. Kreczko consisted of financial planning and tax preparation services paid for by the Company and expenses associated with the attendance of Mr. Kreczko’s spouse at a business function.

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Grants of Plan Based Awards Table

The following table discloses the actual number of stock options, performance shares and RSUs granted to the Company’s NEOs in 2013 pursuant to the 2010 Incentive Stock Plan and the grant date fair value of these awards. The table also discloses potential payouts under the Company’s AIP and performance share awards. Actual AIP payouts are reported in the Summary Compensation Table on page 51 under the heading “Non-Equity Incentive Plan Compensation.” The numbers have been rounded to the nearest hundred dollars or nearest whole share, option or unit.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(5)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Liam	2013 AIP		1,100,000	2,200,000	4,400,000
McGee	Stock Options	3/5/2013								482,005	24.15	3,750,000
	Performance Shares	3/5/2013				-	155,280	310,560				3,750,000
	Performance Shares	10/30/2013				73,121	146,242	292,484				5,000,000
Christopher	2013 AIP		550,000	1,100,000	2,200,000
Swift	Stock Options	3/5/2013								141,388	24.15	1,100,000
	Performance Shares	3/5/2013				-	45,549	91,098				1,100,000
	Performance Shares	10/30/2013				14,264	29,248	58,496				1,000,000
	RSUs	10/30/2013							29,248			1,000,000
Douglas	2013 AIP		500,000	1,000,000	2,000,000
Elliot	Stock Options	3/5/2013								128,535	24.15	1,000,000
	Performance Shares	3/5/2013				-	41,408	82,816				1,000,000
	Performance Shares	10/30/2013				14,624	29,248	58,496				1,000,000
	RSUs	10/30/2013							29,248			1,000,000
Alan	2013 AIP		315,000	630,000	1,260,000
Kreczko	Stock Options	3/5/2013								64,267	24.15	500,000
	Performance Shares	3/5/2013				-	20,704	41,408				500,000
	Performance Shares	10/30/2013				8,775	17,549	35,098				600,000
	RSUs	10/30/2013							17,549			600,000
Robert	2013 AIP		600,000	1,200,000	2,400,000
Rupp	Stock Options	3/5/2013								89,974	24.15	700,000
	Performance Shares	3/5/2013				-	28,986	57,972				700,000
	Performance Shares	10/30/2013				8,775	17,549	35,098				600,000
	RSUs	10/30/2013							17,549			600,000
(1)	The amounts shown in these columns represent threshold, target and maximum awards payable to the NEOs under the Company’s AIP. The amounts shown under the “Threshold” column represent the payout amount for achieving the minimum level of performance for which an amount is payable under the AIP (no amount is payable if this level of performance is not reached). The amounts shown under the “Maximum” column are 200% of target and represent, in the Committee’s practice, the maximum amount payable. However, to reward extraordinary performance, the Committee may, in its sole discretion, authorize individual AIP awards of up to the lesser of 300% of the target annual incentive payment level and the Internal Revenue Code section 162(m) limit. The actual amounts paid in respect of the AIP for 2013 services to each of the NEOs are reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The amounts in these columns represent the number of performance shares granted to the NEOs on March 5, 2013 as part of the annual LTI award program and the number of performance shares granted on October 30, 2013 as part of the special equity award described on page 44. The performance shares granted on March 5, 2013 vest as of December 31, 2015, the end of the three year performance period for the award, based on the Company’s TSR performance relative to a peer group established by the Committee, as described on page 37. The amounts shown under the “Threshold” column for this grant represent the minimum payout level, or zero, if certain thresholds are not met. The performance shares granted on October 30, 2013 vest as of October 30, 2018 based on achievement of Compensation Core ROE goals as of December 31, 2016, as described on page 44, and continued service through October 30, 2018. The amounts shown under the “Threshold” column for this grant represent the payout amount for achieving the minimum level of performance for which an amount is payable under the program (no amount is payable if this level of performance is not reached). In each case, the amounts shown under the “Maximum” column are 200% of target and represent the maximum amount payable. Dividend equivalents are not credited on these awards.

(3)	The amounts in this column represent the number of RSUs granted to Messrs. Swift, Elliot, Kreczko and Rupp as part of the special equity awards granted on October 30, 2013 as described on page 44. Dividend equivalents with respect to RSUs are credited as additional units in the same amount and to the same extent as dividends paid to holders of Common Stock. The awards vest in full on October 30, 2018, subject to the NEO’s continued service with the Company.

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(4)	The amounts in this column represent the number of options granted in 2013 to purchase shares of Common Stock. Each option award vests 1/3 per year on each anniversary of the grant date and each option has an exercise price equal to the fair market value of one share of Common Stock on the date of grant. The value of each stock option award was determined by using a binomial lattice option pricing model; the value was not reduced to reflect estimated forfeitures during the vesting period. The value established for each stock option was $7.78.

(5)	The grant date value of each performance share award was equal to the closing stock price on the date of grant for the target payout. The NYSE closing price per share of the Company’s Common Stock was $24.15 on March 5, 2013, the date of the grant, and $34.19 on October 30, 2013, the date of the special equity grant.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable and the number and value of any unvested or unearned equity awards outstanding as of December 31, 2013 for the Company’s NEOs. The value of any unvested or unearned equity awards outstanding as of December 31, 2013 is calculated using a market value of $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Liam	3/1/2011	201,363	100,682		28.91	3/1/2021	118,346	4,287,676
McGee	2/28/2012	168,691	337,382		20.63	2/28/2022			363,548	13,171,344
	3/5/2013		482,005		24.15	3/5/2023			310,560	11,251,589
	10/30/2013								146,242	5,298,348
Christopher	3/1/2011	61,958	30,979		28.91	3/1/2021	36,414	1,319,279
Swift	2/28/2012	49,482	98,966		20.63	2/28/2022			106,640	3,863,567
	3/5/2013		141,388		24.15	3/5/2023			91,098	3,300,481
	10/30/2013						29,248	1,059,655	29,248	1,059,655
Doug Elliot	5/4/2011	54,213	27,107		28.05	5/4/2021	32,721	1,185,482
	2/28/2012	40,485	80,972		20.63	2/28/2022			87,252	3,161,140
	3/5/2013		128,535		24.15	3/5/2023			82,816	3,000,424
	10/30/2013						29,248	1,059,655	29,248	1,059,655
Alan	2/18/2004	3,414			65.99	2/20/2014
Kreczko	2/15/2006	2,938			83.00	2/15/2016
	2/27/2007	2,884			93.69	2/27/2017
	7/30/2007			2,477	92.69	7/30/2017
	2/26/2008			8,577	74.88	2/26/2018
	2/25/2009	37,180			7.04	2/25/2019
	3/1/2011	26,332	13,166		28.91	3/1/2021	867(4)	31,411
	2/28/2012	20,243	40,486		20.63	2/28/2022			43,626	1,580,570
	3/5/2013		64,267		24.15	3/5/2023			41,408	1,500,212
	10/30/2013						17,549	635,800	17,549	635,800
Robert	11/4/2011	68,153	34,077		17.83	11/4/2021	29,112	1,054,728
Rupp	2/28/2012	31,489	62,978		20.63	2/28/2022			67,862	2,458,640
	3/5/2013		89,974		24.15	3/5/2023			57,972	2,100,326
	10/30/2013						17,549	635,800	17,549	635,800
(1)	Stock options granted to the NEOs vest and become exercisable 1/3 per year on each anniversary of the grant date. Stock options granted to Mr. Kreczko on February 18, 2004 expired on February 20, 2014. All other stock options granted to the NEOs expire on the tenth anniversary of the grant date.

(2)	Stock options granted on July 30, 2007 and February 26, 2008 to Mr. Kreczko are eligible to vest and became exercisable upon the later of: (i) the date upon which the closing price of each share of the underlying stock on the NYSE is equal to or exceeds 125% of the option exercise price for a period of at least 20 consecutive trading days, and (ii) three years from the grant date. The price-vesting hurdle has not been met for either grant. These stock options expire on the tenth anniversary of the grant date.

(3)	The amounts shown in this column represent unvested awards of RSUs. Amounts include accumulated dividends through December 31, 2013. All RSU awards granted to NEOs vest on the third anniversary of the grant date, except for the RSUs granted on October 30, 2013 which vest on the fifth anniversary of the grant date, assuming continued service through October 30, 2018.

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(4)	The amount shown represents the unvested pro rata portion of Mr. Kreczko’s March 1, 2011 RSU award plus accumulated dividends through December 31, 2013 after accounting for the portion of the award that is vested as of December 31, 2013 pursuant to terms of the 2010 Incentive Stock Plan that provides for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company unless otherwise provided by the Committee. The vested pro rata portion is reflected in the Deferred Distribution of Vested Equity Table on page 58.

(5)	The amounts shown in this column represent the market value of the awards calculated using $36.23, the closing stock price of the Company’s Common Stock on the NYSE on December 31, 2013.

(6)	The amounts shown in this column for the February 28, 2012 and March 5, 2013 performance share awards represent unvested awards at 200% of target (the maximum amount payable) assuming that the Company has achieved the highest performance level; the amounts shown for the October 30, 2013 special equity awards represent unvested awards at target. Performance shares granted on February 28, 2012 and March 5, 2013 vest as of December 31, 2014 and December 31, 2015, respectively, at the end of the three year performance period based on the Company’s TSR performance relative to a peer group established by the Committee, as described on page 37 for 2013. Performance shares granted on October 30, 2013 vest as of October 30, 2018 based on Compensation Core ROE performance as of December 31, 2016, as described on page 44, and continuous employment through the vesting date. Dividends are not credited on performance shares.

(7)	The amounts shown in this column for the February 28, 2012 and March 5, 2013 performance share awards represent the market value of the awards at 200% of target, calculated using $36.23, the closing stock price of the Company’s Common Stock on the NYSE on December 31, 2013; the amounts shown for the October 30, 2013 special equity awards represent the market value of the awards at target, calculated using $36.23, the closing stock price of the Company’s Common Stock on the NYSE on December 31, 2013.

Option Exercises and Stock Vested Table

The following table sets forth certain information regarding option awards exercised and stock awards vested during 2013 for the Company’s NEOs. The numbers have been rounded to the nearest whole dollar, share or unit.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Liam McGee	-	-	209,774	5,636,211
Christopher Swift	-	-	61,109	1,825,817
Douglas Elliot	-	-	-	-
Alan Kreczko	-	-	23,910	551,127
Robert Rupp	-	-	-	-
(1)	No NEO exercised options in 2013.

(2)	The numbers in this column represent vesting of TARP Restricted Units granted on February 25, 2010 and settled in cash for Mr. McGee and Mr. Kreczko; vesting of TARP Restricted Units granted on May 3, 2010 and settled in cash for Mr. Swift; and vesting of RSUs granted on August 6, 2010 and settled in shares for Mr. McGee and Mr. Swift. Information on TARP Restricted Units is provided under the heading “Overview of TARP-Compliant Compensation Components,” beginning on page 37 of the Company’s proxy statement filed with the SEC on April 8, 2010.

(3)	The amounts shown in this column reflect the value of stock awards that vested based on the NYSE closing price per share of the Company’s Common Stock on the date of vesting.

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Pension Benefits Table

The table below shows the number of years of service credited, the actuarial present value of the accumulated pension benefit, and the actual cash balance account as of December 31, 2013 for each of the NEOs under the Company’s retirement plans. Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (The Hartford Retirement Plan for U.S. Employees, or the “Retirement Plan”) and a non-qualified retirement plan (The Hartford Excess Pension Plan II, or the “Excess Pension Plan”) for payment of those benefits that cannot be paid from the tax-qualified plan (together, the “Plans”). The practical effect of the Excess Pension Plan is to calculate benefits for all similarly situated employees on a uniform basis without regard to federal tax law limitations.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Actual Cash Balance Account ($)	Payments During Last Fiscal Year ($)
Liam McGee	Retirement Plan	4.25	90,480	98,031	-
	Excess Pension Plan	4.25	457,791	495,994	-
Christopher Swift	Retirement Plan	3.83	51,818	61,395	-
	Excess Pension Plan	3.83	288,192	341,457	-
Douglas Elliot	Retirement Plan	2.74	36,291	42,551	-
	Excess Pension Plan	2.74	127,564	149,568	-
Alan Kreczko	Retirement Plan	10.33	222,534	230,158	-
	Excess Pension Plan	10.33	709,323	733,625	-
Robert Rupp	Retirement Plan	2.16	29,309	31,026	-
	Excess Pension Plan	2.16	36,183	38,302	-
(1)	The present value of accumulated benefits under each Plan is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming that benefits commence at age 65 for each executive under the Plans’ cash balance formula. The assumptions are a discount rate of 4.75%, no pre-retirement mortality, and a lump sum form of payment. In accordance with the assumptions used for GAAP financial reporting, the cash balance amounts are projected to age 65 using an assumed interest crediting rate of 3.3% (the actual rate in effect for 2013), and the present value as of December 31, 2013 is determined using a discount rate of 4.75%; therefore, the present value amounts are lower than the actual December 31, 2013 cash balance accounts for these participants.

CASH BALANCE FORMULA

Retirement benefits were accrued under a cash balance formula for employees hired on or after January 1, 2001 and before January 1, 2013, including the NEOs. Employees hired prior to January 1, 2001 accrued benefits under a final average pay formula through December 31, 2008 and began to accrue benefits under the cash balance formula beginning January 1, 2009. None of the NEOs participate in the final average pay formula.

Effective December 31, 2012, the cash balance formula under the Retirement Plan and the Excess Pension Plan was frozen for all Plan participants, including the NEOs. As a result, employees no longer accrue further benefits under the cash balance formula, except that existing account balances continue to accrue interest. Employees also continue to earn service credit under the cash balance formula towards vesting in their benefits.

The interest credit on previously accrued amounts is determined each year to be equal to the greater of 3.3% and the 10-year Treasury rate determined before the start of the year. Vested account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment or the participant may elect to receive an actuarially-equivalent form of life annuity. An employee is vested upon completion of three years of service. The NEOs, with the exception of Messrs. Elliot and Rupp, were vested in their accumulated benefits under the Plans as of December 31, 2013.

In the event of a Change of Control, each NEO would automatically receive, in a single lump sum, the value of his Excess Pension Plan cash balance account as of the date of the Change of Control, provided that the Change of Control also constitutes a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code.

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Non-Qualified Deferred Compensation Table

BONUS SWAP PLAN

Prior to 2006, NEOs, as well as other employees, could elect to defer receipt of a portion of an AIP award under The Hartford Deferred Restricted Stock Unit Plan (the “Bonus Swap Plan”). In the case of such a deferral, the executive was credited under the Bonus Swap Plan with a notional Company Common Stock account equal to the amount deferred. The executive was also credited with an additional amount equal to 10% of the bonus that had been deferred, which would vest if the executive remained in the employment of the Company for three years. Bonus Swap Plan balances are payable in a lump sum following termination of employment.

EXCESS SAVINGS PLAN

NEOs, as well as other employees, may contribute to the Company’s Excess Savings Plan, a non-qualified plan established as a “mirror” to the Company’s tax-qualified 401(k) Plan (The Hartford Investment and Savings Plan). The Excess Savings Plan is intended to facilitate deferral of amounts that cannot be deferred under the 401(k) Plan for employees whose compensation exceeds the Internal Revenue Code limit on compensation that can be recognized by the 401(k) Plan ($255,000 in 2013). When an eligible employee’s annual compensation reaches that Internal Revenue Code limit, the eligible employee can contribute up to six percent (6%) of compensation in excess of that limit to the Excess Savings Plan. Compensation recognized by the Excess Savings Plan includes base pay, annual bonuses, overtime, shift differentials, commissions and sales incentive payments; there is a $1 million annual limit on compensation recognized by the 401(k) Plan and the Excess Savings Plan combined. The Company makes a matching contribution to the Excess Savings Plan in an amount equal to 100% of the employee’s contribution. In 2013, the Company also made a non-matching contribution equal to two percent (2%) of compensation recognized by the Excess Savings Plan. (This two percent non-matching contribution was discontinued for the Excess Savings Plan effective January 1, 2014.) Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

The notional investment options available under the Excess Savings Plan correspond to the investment options available to participants in the 401(k) Plan. The table below shows the notional investment options available under the Excess Savings Plan during 2013 and their annual rates of return for the calendar year ended December 31, 2013, as reported by the administrator of the Excess Savings Plan. The Company may change the notional investment options available from time to time.

EXCESS SAVINGS PLAN NOTIONAL INVESTMENT OPTIONS

Name of Fund	Rate of Return (as of December 31, 2013*)	Name of Fund	Rate of Return (as of December 31, 2013*)
The Hartford Stock Fund	63.79%	Vanguard Target Retirement 2010 Trust	9.17%
Hartford Capital Appreciation HLS Fund(1)	16.91%	Vanguard Target Retirement 2015 Trust	13.10%
Hartford Dividend and Growth HLS Fund(1)	15.20%	Vanguard Target Retirement 2020 Trust	15.95%
Columbus Circle Large Cap Growth Fund(1)	12.40%	Vanguard Target Retirement 2025 Trust	18.22%
ISP International Equity Fund(2)	18.06%	Vanguard Target Retirement 2030 Trust	20.57%
ISP Active Large Cap Equity Fund(2)	17.50%	Vanguard Target Retirement 2035 Trust	22.96%
ISP Small/ Mid Cap Equity Fund(2)	17.63%	Vanguard Target Retirement 2040 Trust	24.47%
Hartford MidCap HLS Fund(3)	17.22%	Vanguard Target Retirement 2045 Trust	24.44%
Hartford Small Company HLS Fund(3)	19.03%	Vanguard Target Retirement 2050 Trust	24.52%
Hartford International Opportunities HLS Fund(4)	2.96%	Vanguard Target Retirement 2055 Trust	24.41%
Hartford Index Fund	32.37%	Vanguard Target Retirement 2060 Trust	24.36%
ISP High Yield Bond Fund	7.25%	Vanguard Target Retirement Income Trust	5.86%
Hartford Stable Value Fund	2.58%	Vanguard Prime Money Market Fund(5)	0.06%
Hartford Total Return Bond HLS Fund	-1.36%	Hartford Money Market HLS Fund(6)	0%
SSGA Real Asset Fund	-4.65%	RS Partners Y Fund(7)	5.27%
*	Unless a different date was used, as described in the footnotes.

(1)	The rate of return reflects 2013 year-to-date performance as of June 30, 2013. As of June 28, 2013, the fund ceased to be available as an investment option and became an underlying fund within the ISP Active Large Cap Equity Fund.

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(2)	The fund is a multi-manager fund and the rate of return reflects performance since its inception (June 28, 2013).

(3)	The rate of return reflects 2013 year-to-date performance as of June 30, 2013. As of June 28, 2013, the fund ceased to be available as an investment option and became an underlying fund within the ISP Small/Mid-Cap Equity Fund.

(4)	The rate of return reflects 2013 year-to-date performance as of June 30, 2013. As of June 28, 2013, the fund ceased to be available as an investment option and became an underlying fund within the ISP International Equity Fund.

(5)	The rate of return reflects performance for calendar year 2013. This investment option was added to the plan on September 27, 2013.

(6)	The rate of return reflects 2013 year-to-date performance as of September 27, 2013, after which date the fund was no longer available under the Excess Savings Plan and the balance was transferred to the Vanguard Prime Money Market Fund.

(7)	The rate of return reflects 2013 year-to-date performance as of June 30, 2013, after which the fund was no longer available under the Excess Savings Plan.

NON-QUALIFIED DEFERRED COMPENSATION – EXCESS SAVINGS PLAN AND BONUS SWAP PLAN

The table below shows the aggregate amount of NEO and Company contributions to the above plans during 2013, the aggregate earnings credited under these plans during 2013, and the total balance of each NEO’s account under these plans as of December 31, 2013.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Liam McGee	Excess Savings Plan	44,700	59,600	42,121	-	409,029
Christopher Swift	Excess Savings Plan	44,700	59,600	25,739	-	245,998
Douglas Elliot	Excess Savings Plan	44,700	59,600	3,084	-	146,810
Alan Kreczko	Excess Savings Plan	44,700	59,600	82,841	-	397,168
	Bonus Swap Plan	-	-	6,286	-	16,089
Robert Rupp	Excess Savings Plan	44,700	59,600	(1,887)	-	139,732
(1)	The amounts shown in this column reflect executive contributions into the Excess Savings Plan during 2013 with respect to annual cash incentive awards for 2012. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2012.

(2)	The amounts shown in this column reflect the Company’s contributions into the Excess Savings Plan in respect of each NEO’s service in 2013. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2013.

(3)	The amounts shown in this column represent earnings (or losses) on notional investment funds corresponding to those funds available under the 401(k) Plan, and dividends accrued and changes in market value of the Company’s Common Stock under the Bonus Swap Plan for Mr. Kreczko. No portion of these amounts is included in the Summary Compensation Table for 2013 as the Company does not provide above-market rates of return.

(4)	The amounts shown represent the cumulative amount that has been credited to each NEO’s account under the applicable plan as of December 31, 2013. The amounts reflect the sum of contributions made by each NEO or the Company over the NEO’s entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the NEOs for 2013 service. Amounts reported in this column were reported in prior year Summary Compensation Tables to the extent they represented executive or Company contributions under the plans, but not to the extent they represented earnings on those contributions.

DEFERRED DISTRIBUTION OF VESTED EQUITY

The table below shows the value as of December 31, 2013 of vested equity compensation that has not been distributed.

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Liam McGee	TARP Deferred Units	-	-	148,477	906,779	-
Christopher Swift	TARP Deferred Units	-	-	28,108	104,553	-
Douglas Elliot		-	-	-	-	-
Alan Kreczko	TARP Deferred Units	-	-	6,576	28,954	-
	RSUs		399,391	129,906	-	529,297
Robert Rupp		-	-	-	-	-
(1)	The amount shown represents the pro rata portion of Mr. Kreczko’s 2011 RSUs that vested pursuant to the terms of the 2010 Incentive Stock Plan that provide for pro rata vesting treatment of equity awards held by retirement eligible employees of the Company (unless otherwise provided by the Committee), payable at the same time the respective award is payable to other Senior Executives of the Company. The full grant date fair value of the 2011 RSU award for Mr. Kreczko is included in the “Stock Awards” column for 2011 in the Summary Compensation Table on page 51. As of December 31, 2013, Mr. Kreczko would also be eligible to receive a pro rata portion of any 2012 and March 5, 2013 performance shares that vest following the end of the respective performance periods at the same time as other NEOs. A value for these pro rata performance shares, presuming a maximum payout, is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 54.

(2)	The amounts shown represent dividends credited in 2013 plus changes in market value on vested awards. These amounts are not included in the Summary Compensation Table for 2013.

(3)	The amounts shown represent the distribution of the final tranche of TARP Deferred Units granted on February 25, 2010 to Mr. McGee; distribution of the final tranche of TARP Deferred Units granted on May 3, 2010 to Messrs. McGee, Swift and Kreczko; and distribution of the final tranche of TARP Deferred Units granted on August 6, 2010 to Messrs. McGee and Swift. All TARP Deferred Units have been distributed.

(4)	The full grant date fair value of these awards is included in the “Stock Awards” column of the Summary Compensation Table for the year in which granted, but not the dividends accrued and earnings due to changes in market value of the Company’s Common Stock, to the extent applicable. The value of the vested amounts shown is calculated using the NYSE closing price per share of the Company’s Common Stock on December 31, 2013 of $36.23.

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Potential Payments Upon Termination or Change of Control

The following section provides information concerning the value of potential payments and benefits as of December 31, 2013 that would be payable to NEOs following termination of employment under various circumstances or in the event of a Change of Control (as defined on page 62). Benefit eligibility and values as of December 31, 2013 vary based on the reason for termination.

SENIOR EXECUTIVE SEVERANCE PAY PLAN

The NEOs participate in The Hartford Senior Executive Officer Severance Pay Plan (the “Senior Executive Plan”), providing for specified payments and benefits to participants upon termination of employment as a result of severance eligible events. The Senior Executive Plan applies to Senior Executives, including NEOs, that the Executive Vice President, Human Resources (the “Plan Administrator”) approves for participation. As a condition to participate in the Senior Executive Plan, executives must agree to such non-competition, non-solicitation, non-disparagement and other restrictive covenants as are required by the Plan Administrator. The NEOs have agreed that, while employed and for a one-year period following a voluntary termination of employment (any termination, in the case of Messrs. Elliot, Kreczko and Rupp), they are subject to a non-competition provision in favor of the Company, and that while employed and for a one-year period following any termination of employment they are subject to non-solicitation provisions in favor of the Company. The NEOs are also subject to confidentiality provisions that continue after termination of employment; Messrs. Elliot, Kreczko and Rupp are also subject to non-disparagement provisions that continue after termination of employment.

INVOLUNTARY TERMINATION (OTHER THAN FOR CAUSE)

A participant in the Senior Executive Plan who is involuntarily terminated, other than for Cause (as defined on page 62) would receive severance pay in an amount equal to two times the sum of the executive’s annual base salary plus the target AIP award, both determined as of the termination date. The severance pay would be payable in a lump sum within 60 days of termination. In addition, a participant would be eligible to receive a pro rata AIP award, in a discretionary amount, under the Company’s AIP for the year in which the termination occurs, payable no later than the March 15 following the calendar year of termination. The participating executive would also vest pro rata in any outstanding unvested LTI awards, other than the October 2013 special equity awards, provided that at least one full year of the performance or restriction period of an award has elapsed as of the termination date. The Senior Executive Plan provides for continued health coverage and outplacement services for up to twelve months.

TREATMENT UPON A CHANGE OF CONTROL

If, within the two year period following a Change of Control (as defined on page 62), (1) a participant is involuntarily terminated by the Company other than for Cause, or (2) the participant voluntarily terminates employment with the Company for Good Reason (as defined on page 63), then the participant would receive the same severance pay under the Senior Executive Plan as the participant would have received in the event of involuntary termination before a Change of Control, and would be eligible for a pro rata AIP award as set forth above, except that the pro rata AIP award payable would be at least the same percentage of the target level of payout as is generally applicable to executives whose employment did not terminate. In addition, outstanding unvested LTI awards granted prior to October 2013 would be fully vested upon a Change of Control. The special equity awards granted in October 2013, and any subsequent LTI awards, would not vest automatically upon a Change of Control so long as the Committee determines that, upon the Change of Control, the awards would either continue to be honored or be replaced with substantially equivalent alternative awards. If the awards were so honored or replaced, then those awards would fully vest if, within the two year period following the Change of Control, (1) the executive was involuntarily terminated by the Company other than for Cause, or (2) the executive voluntarily terminated employment with the Company for Good Reason. No gross-up would be provided in any event for any excise taxes that apply to an NEO upon a Change of Control.

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BENEFITS PAYABLE TO NEOs UPON TERMINATION OR CHANGE OF CONTROL

The table and further discussion below address benefits that would be payable to the NEOs as of December 31, 2013 as a result of their termination of employment under various circumstances or in the event of a Change of Control. The benefits discussed below are in addition to (1) the vested pension benefits set forth in the Pension Benefits Table on page 56 for Messrs. McGee, Swift and Kreczko; (2) the vested stock options set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 54; (3) the vested benefits set forth in the Non-Qualified Deferred Compensation Table on pages 57-58 (benefits payable from the Excess Savings Plan, and, for Mr. Kreczko, the Bonus Swap Plan); and (4) for Mr. Kreczko, the pro rata vested RSUs shown in the Deferred Distribution of Vested Equity table. In addition to the amounts shown in the table, each executive would also receive any accrued but unused paid time off.

A participant in the AIP who meets the criteria for retirement treatment would be eligible to receive a pro rata AIP award, in a discretionary amount, under the Company’s AIP for the year in which termination occurs, payable no later than the March 15 following the calendar year of termination. In accordance with the terms of the 2010 Incentive Stock Plan, such an employee would also (1) vest pro rata in any outstanding unvested performance share and RSU awards, other than the October 2013 special equity awards (payment of those awards would be made after the end of the three-year performance or service period of the award), and (2) vest fully in any outstanding unvested stock options, provided that the option has been outstanding for at least one year from the date of grant. For this purpose, an employee is eligible for retirement treatment if (i) the employee is at least age 50, has at least 10 years of service and the sum of the employee’s age and service is equal to at least 70, or (ii) the employee is at least age 65 with at least 5 years of service.

The value of amounts shown for accelerated stock option and other LTI vesting is calculated using the NYSE closing price per share of the Company’s Common Stock on December 31, 2013 of $36.23.

Payments upon Termination or Change of Control

Payment Type	Liam McGee	Christopher Swift	Douglas Elliot	Alan Kreczko	Robert Rupp
VOLUNTARY TERMINATION OR RETIREMENT
2013 AIP Award ($)(1)	-	-	-	1,075,000	-
Accelerated Stock Option Vesting ($)(2)	-	-	-	727,957	-
Accelerated Performance Share Vesting ($)(3)	-	-	-	776,880	-
Accelerated Other LTI Vesting ($)(3)	-	-	-	-	-
TOTAL TERMINATION BENEFITS ($)	-	-	-	2,579,837	-
INVOLUNTARY TERMINATION – NOT FOR CAUSE
2013 AIP Award ($)(1)	3,740,000	1,850,000	1,700,000	1,075,000	1,500,000
Cash Severance ($)(4)	6,600,000	3,850,000	3,500,000	2,520,000	3,600,000
Accelerated Stock Option Vesting ($)(2)	2,828,967	838,647	677,711	727,957	512,058
Accelerated Performance Share Vesting ($)(3)	6,266,015	1,838,020	1,553,832	776,880	1,169,649
Accelerated Other LTI Vesting ($)(3)	4,047,566	1,245,405	1,050,348	-	758,348
Benefits Continuation and Outplacement ($)(5)	34,264	34,083	37,554	25,657	34,083
TOTAL TERMINATION BENEFITS ($)	23,516,812	9,656,155	8,519,445	5,125,494	7,574,138
CHANGE OF CONTROL/ INVOLUNTARY TERMINATION NOT FOR CAUSE OR TERMINATION FOR GOOD REASON
2013 AIP Award ($)(1)	3,740,000	1,850,000	1,700,000	1,075,000	1,500,000
Cash Severance ($)(4)	6,600,000	3,850,000	3,500,000	2,520,000	3,600,000
Accelerated Stock Option Vesting ($)(2)	11,822,772	3,478,603	3,037,601	1,504,302	2,696,360
Accelerated Performance Share Vesting ($)(3)	17,509,814	4,641,679	4,140,437	2,176,191	2,915,283
Accelerated Other LTI Vesting ($)(3)	4,287,675	2,378,951	2,245,161	667,199	1,690,525
Benefits Continuation and Outplacement ($)(5)	34,264	34,083	37,554	25,657	34,083
Additional Pension Benefits ($)(6)	-	-	149,568	-	38,302
TOTAL TERMINATION BENEFITS ($)(7)	43,994,525	16,233,316	14,810,321	7,968,349	12,474,553

(1) 2013 AIP Award

Voluntary Termination or Retirement. Generally, upon a voluntary termination of employment, the NEOs would not be eligible to receive an AIP award for 2013 unless the Committee determined otherwise. However, a retirement-eligible NEO would be entitled to receive a pro rata award for 2013 based on the portion of the year served. The amount shown for Mr. Kreczko, who was eligible to retire on December 31, 2013, represents the actual award payable for 2013 as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51.

Involuntary Termination – Not For Cause. Each NEO would be eligible for a pro rata portion of a 2013 AIP award for the year

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of termination, in a discretionary amount. The amounts shown represent the actual award payable for 2013, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51.

Involuntary Termination – Not For Cause, or a Termination For Good Reason, Within Two Years Following A Change Of Control. Each NEO would be eligible for an AIP award for 2013 calculated as a pro rata portion of a 2013 AIP award for the year of termination in a discretionary amount, but at least a pro rata portion commensurate with amounts received by the executives who did not terminate employment. The amounts shown represent the actual award payable for 2013, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51.

Involuntary Termination For Cause. No AIP award would be payable.

Death or Disability. Each NEO would receive a 2013 AIP award comparable to the award that would have been paid had he or she been subject to an involuntarily termination (not for Cause).

(2) Accelerated Stock Option Vesting

Voluntary Termination or Retirement. Each NEO would be entitled to exercise stock options to the extent vested as of the date of his termination of employment. The number of vested options held by each NEO is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 54. The vested options held by the NEOs would need to be exercised within four months of termination of employment. For retirement-eligible employees, unvested stock options would immediately vest as long as the option had been outstanding for at least one year from the date of grant, and vested options would need to be exercised within five years of the applicable retirement date but not beyond the scheduled expiration date. The amount shown for Mr. Kreczko, who was eligible to retire on December 31, 2013, includes the in-the-money value of this accelerated stock option vesting based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013.

Involuntary Termination – Not For Cause. Each NEO would be entitled to pro rata vesting of outstanding stock options as long as the options had been outstanding for at least one year from the date of grant. The amounts shown include the in-the-money value of accelerated stock option vesting based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013.

Change Of Control. The NEOs would be entitled to the full vesting of outstanding stock options. Stock options would be exercisable for the remainder of their original term. The amounts shown include the in-the-money value of accelerated stock option vesting based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013.

Involuntary Termination For Cause. All outstanding stock options would be cancelled.

Death or Disability. All outstanding stock options would become fully vested.

(3) Accelerated Vesting of Performance Shares and Other LTI Awards

Voluntary Termination or Retirement. Unvested performance shares and RSUs would be cancelled as of the termination of employment date, unless the Committee determined otherwise. Mr. Kreczko, who is retirement eligible, would be entitled to a pro rata payment of all outstanding awards (other than performance shares and RSUs resulting from his October 2013 special equity grant), at the end of the applicable performance or service period; performance shares and RSUs resulting from the October 2013 special equity grant would be forfeited, unless the Committee determined otherwise. The amount shown for Mr. Kreczko is the value he would be entitled to at the end of the respective performance or service period (exclusive of the October 30, 2013 special equity awards), prorated as of December 31, 2013, based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013 and assuming a performance share payout at target.

Involuntary Termination – Not For Cause. Each NEO would be entitled to pro rata payment of all outstanding awards (other than performance shares and RSUs resulting from the October 2013 special equity grant) at the end of the applicable performance or service period as long as at least one year of the performance or service period of the award has elapsed from the date of grant. Performance shares and RSUs resulting from the October 2013 special equity grant would be forfeited, unless the Committee determined otherwise. The amount shown is the value the NEO would be entitled to at the end of the respective performance or service period for those awards to which pro rata payment applies, prorated as of December 31, 2013, based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013, and, in the case of performance shares, a payout at target.

Change Of Control. The NEOs would be entitled to full vesting of all outstanding awards granted prior to October 2013; those awards would be payable immediately provided that the Change of Control also constituted a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. The October 2013 special equity awards would not automatically vest upon a Change of Control so long as the Committee determined that, upon the Change of Control, the awards would either be honored or replaced with substantially equivalent alternative awards. If the October 2013 special equity awards were so honored or replaced, then vesting of these awards would only be accelerated if the NEO’s employment were to be terminated within two years following the Change of Control without Cause or by the NEO for Good Reason. The amounts shown in the Change of Control section of the table indicate the value of accelerated vesting presuming that all awards were to vest upon the Change of Control (i.e., the October 2013 special equity awards were either not honored or replaced, or that the NEOs were terminated at the time of the Change of Control without Cause), based on $36.23, the NYSE closing price per share of the Company’s Common Stock on December 31, 2013, and, in the case of performance shares, a payout at target. (The Committee could determine that performance share awards would pay out at greater than the target amount.)

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Involuntary Termination For Cause. All unvested awards would be cancelled.

Death or Disability. For awards other than the October 2013 special equity awards, a prorated portion of outstanding performance shares and RSUs would be payable at the end of the applicable performance or service period. Performance shares and RSUs resulting from the October 2013 special equity grant would be forfeited, unless the Committee determines otherwise.

(4) Cash Severance Payments

Voluntary Termination or Retirement, Involuntary Termination For Cause, Death or Disability. No benefits would be payable.

Involuntary Termination – Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would receive a severance payment calculated as a lump sum equal to two times the sum of base salary at the time of termination plus the target AIP award for the calendar year in which employment terminates (assumed to be 2013 for this purpose). The amounts shown represent the value of severance payable in accordance with the Senior Executive Plan. (In the event of termination after a Change of Control, if the aggregate present value of payments contingent on the Change of Control would result in payment by the executive of an excise tax on “excess parachute payments”, as described in regulations under Sections 280G and 4999 of the Internal Revenue Code, then the severance amounts shown would be reduced if, as a result, the executive would thereby receive more on an after-tax basis than he would receive if the reduction in the severance amount was not made. The amounts shown assume that such reduction does not occur.)

(5) Benefits Continuation and Outplacement

Voluntary Termination or Retirement. No benefits would be payable. (Mr. Kreczko, who is retirement eligible, could elect coverage under a Company medical plan until age 65, for which retired employees pay the full cost.)

Involuntary Termination – Not For Cause Before or After A Change of Control, or Termination For Good Reason Within Two Years Following a Change of Control. Each NEO would be provided up to one-year of health benefits at the employee cost and up to one-year of executive outplacement services.

The amounts shown represent the estimated cost of health coverage continuation and outplacement.

(6) Pension Payments Upon a Change of Control

In the event of a Change of Control, each executive would receive a lump sum equal to the value of the executive’s cash balance formula account under the Excess Pension Plan, provided that the Change of Control also constituted a “change in control” as defined in regulations issued under Section 409A of the Internal Revenue Code. For Messrs. Elliot and Rupp, the amounts shown equal the value of unvested benefits accrued under the Excess Pension Plan as of December 31, 2013 that would vest in the event of such a Change of Control.

(7) Other Benefits in the Event of Death or Disability

In addition to the termination benefits shown in the table, in the event of death, an NEO would receive a $25,000 Company-paid life insurance benefit in addition to whatever voluntary group term life insurance coverage is in effect. In the event of disability, the executive would be entitled to short and long term disability benefits if the NEO were disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits, each NEO could continue to participate in Company health benefit and life insurance plans for up to three years.

DEFINITIONS

“Cause” as used above is defined differently, depending upon whether an event occurs before or after a Change of Control.

•	Prior to a Change of Control, “Cause” is generally defined as termination for misconduct or other disciplinary action.

•	Upon the occurrence of a Change of Control, “Cause” is generally defined as the termination of the executive’s employment due to (i) a felony conviction; (ii) an act or acts of dishonesty or gross misconduct which result or are intended to result in damage to the Company’s business or reputation; or (iii) repeated violations by the executive of the obligations of his or her position, which violations are demonstrably willful and deliberate and which result in damage to the Company’s business or reputation.

“Change of Control” is generally defined as:

•	the filing of a report with the SEC disclosing that a person is the beneficial owner of 40% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•	a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of 20% or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

•	the consummation of a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

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•	the consummation of a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

•	within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause, and (B) was not designated by a person who has entered into an agreement with the Company to effect a merger or sale transaction described above.

“Good Reason” is generally defined as:

•	the assignment of duties inconsistent in any material adverse respect with the executive’s position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

•	a material reduction in base pay or target AIP award;

•	being based at any office or location more than 50 miles from the location at which services were performed immediately prior to the Change of Control (provided that such change of office or location also entails a substantially longer commute);

•	a failure by the Company to obtain the assumption and agreement to perform the provisions of the applicable plan by a successor; or

•	a termination asserted by the Company to be for cause that is subsequently determined not to constitute a termination for Cause.

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Item 3	Advisory Approval of 2013 Compensation of Named Executive Officers

Section 14A of the Securities Exchange Act of 1934, as amended, provides the Company’s shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in its proxy statement in accordance with the rules of the SEC. The Company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the Company’s 2015 Annual Meeting.

As described in detail in the Compensation Discussion and Analysis beginning on page 30, the Company has established comprehensive executive compensation programs that are designed to promote long-term shareholder value creation and support its long-term strategy by: (1) encouraging profitable growth of its core businesses consistent with prudent risk management; (2) attracting and retaining key talent; and (3) appropriately aligning pay with short- and long-term performance.

In 2013, the Company achieved outstanding results for its shareholders by focusing on the key objectives highlighted below:

•	Drove profitable business growth:

–	Delivered P&C, Group Benefits and Mutual Funds core earnings growth of 41% over 2012

–	Even before considering catastrophes and prior year development, achieved significant margin improvement in P&C Commercial, Consumer Markets and Group Benefits

–	Increased Mutual Funds sales by 28% for full year 2013

•	Reduced the size and risk of legacy annuity businesses:

–	Expanded hedging contributing to Talcott Resolution being capital self-sufficient

–	Reduced variable annuity contracts in force in Japan and the U.S. by 36% and 14%, respectively

–	Signed and closed the sale of the U.K. variable annuity business

•	Continued to transform the Company:

–	Eliminated over 90% of the $850 million in expenses targeted by year-end 2014

–	Launched a plan to invest $1.5 billion through 2016 in areas such as technology, product distribution and claims

–	Announced a new corporate vision

As a result, the Company achieved greater financial strength and flexibility, thereby increasing shareholder value:

•	Increased quarterly dividend by 50%

•	Reduced debt by over $800 million

•	Repurchased $633 million of equity (and announced a new $2 billion equity repurchase program for 2014-2015 in early 2014)

The actions described above have taken the Company further down its strategic path to generate greater shareholder value by focusing on businesses that have competitive market positions, reducing the Company’s exposure to market volatility, lowering cost of capital and increasing capital flexibility. The Company’s stock price was up 61% in 2013; it outperformed the S&P P&C Index by 24%, finishing #1 among its peers; and it outperformed the S&P 500 by 98%. In light of these accomplishments and an assessment of Company performance versus operating plan as well as qualitative considerations, the Committee funded the annual incentive pool at 165% of target for 2013.

The Company’s management and the Committee continually monitor the Company’s executive compensation programs and adopt changes to reflect the dynamic, global marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. To better reflect the Company’s strategy as a company focused on its P&C, Group Benefits and Mutual Funds businesses with a life and annuity book of business in run-off, in 2013 the Committee used a new Corporate Peer Group for compensation assessment. In addition, as a result of shareholder feedback and industry best practices, the Committee took several important actions that will take effect in 2014 to enhance the design of the Company’s compensation program and further align it to shareholders’ interests:

•	Adopted Compensation Core ROE as a second metric, along with peer relative TSR, for 2014 LTI grants

•	Removed the Compensation Core ROE metric from AIP, retaining Compensation Core Earnings as the sole metric, to avoid potentially duplicative performance measures in incentive plans

•	Established threshold performance levels for 2014 LTI awards, below which no incentive payments will be earned

•	Adopted double trigger vesting of equity awards upon a change of control so long as awards are assumed or replaced with substantially equivalent awards (change also applies to the special equity awards granted in 2013)

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s NEOs, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion contained in this proxy statement.

Because the required vote is advisory, it will not be binding upon the Board. The Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote “FOR” the foregoing resolution to approve the Company’s compensation of named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion contained in this proxy statement.

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Item 4	Consideration and Approval of 2014 Incentive Stock Plan

The Committee has approved (subject to shareholder approval) the 2014 Incentive Stock Plan. The 2014 Incentive Stock Plan provides for the issuance of a maximum of 12,000,000 shares of Common Stock in connection with the grant of options and other stock-based or stock denominated awards (approximately 2.7% of the total 452,580,418 outstanding common shares of the Company as of March 17, 2014 (excluding warrants)). The 2014 Incentive Stock Plan will not become effective unless it is approved by the Company’s shareholders. A detailed summary of the 2014 Incentive Stock Plan (‘‘Plan Summary’’) is attached to this proxy statement as Appendix C. The Plan Summary is qualified in its entirety by reference to the text of the 2014 Incentive Stock Plan. A copy of the 2014 Incentive Stock Plan is available on the Events & Presentations page of the investor relations section of the Company’s website at http://ir.thehartford.com and the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement. Requests for print copies of the 2014 Incentive Stock Plan can also be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

The 2014 Incentive Stock Plan is intended to supersede and replace the 2010 Incentive Stock Plan. As of March 17, 2014, there were 6,400,398 shares available for issuance under the 2010 Incentive Stock Plan. Accordingly, the 2014 Incentive Stock Plan provides for the issuance of 5,599,602 more shares than were available under the 2010 Incentive Stock Plan as of March 17, 2014. A table providing information as of December 31, 2013 (with a footnote providing information as of March 17, 2014) regarding the securities authorized for issuance under the Company’s equity compensation plans is included in the Plan Summary on page 79. To the extent that any award under the 2010 Incentive Stock Plan or The Hartford 2005 Incentive Stock Plan is forfeited, terminated, surrendered, exchanged, expires unexercised or is settled in cash in lieu of stock (including to effect tax withholding) or settled for the net issuance of a lesser number of shares than the number subject to the award, the shares subject to such award (or the relevant portion thereof) shall be available for awards under the 2014 Incentive Stock Plan and such shares shall be added to the total number of shares available under the 2014 Incentive Stock Plan.

KEY HIGHLIGHTS OF THE 2014 INCENTIVE STOCK PLAN

Plan Administrator	The Committee (or its delegate(s))
Award Types	Incentive stock options (intended to qualify under Section 422 of the Code), non-qualified stock options, stock appreciation rights, restricted stock, RSUs and performance shares, or other types of stock-based awards, or any combination of the foregoing, as the Committee may determine
Effective Date	May 21, 2014 (subject to shareholder approval)
Term	Ten years (subject to earlier termination by the Board)
Those Eligible for Awards	All employees of the Company, its subsidiaries and affiliates whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries. Non-employee directors of the Company and third party service providers are also eligible for awards.
Estimated number of Eligible Employees	2,200
Future Benefits Not Presently Determinable	Awards may be granted by the Committee in its discretion and, therefore, future benefits to be allocated to any individual or group of individuals under the 2014 Incentive Stock Plan are not presently determinable

Best Practices

3-year vesting generally applicable to time-based awards

limited shares authorized

double-trigger change of control vesting of awards – if awards are assumed or replaced with substantially equivalent awards, they will not automatically vest and pay out solely as a result of a change of control no discounted stock options or rights

no re-pricing of stock options or rights

no provision for an underwater cash buy-out

no payment of dividends on unvested performance shares

awards subject to forfeiture or clawback in the event of employee misconduct

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In accordance with the listing standards of the NYSE, the Board recommends that the Company’s shareholders approve the 2014 Incentive Stock Plan so that the Company may use the shares authorized under the 2014 Incentive Stock Plan to assist the Company in achieving its goals of increasing profitability, increasing shareholder value, and aligning employees’ interests with those of shareholders, while also seeking a federal income tax deduction for certain compensation paid under the 2014 Incentive Stock Plan under Section 162(m) of the Code and intending to qualify certain options for special tax treatment under Section 422 of the Code. If approved by the shareholders, the 2014 Incentive Stock Plan will become effective on May 21, 2014.

RUN RATE, BURN RATE, AND OVERHANG

As of March 17, 2014, the Company had 452,580,418 shares of Common Stock issued and outstanding and 6,400,398 shares of Common Stock available for future equity awards. In setting and recommending to shareholders the number of shares to be authorized under the 2014 Incentive Stock Plan, the Committee reviewed statistics analyzing the Company’s use of equity for long term awards and its impact. In particular, the Committee reviewed the Company’s historical 3-year average run rate (shares used for equity awards as a percentage of the total common shares outstanding) and the Company’s historical 3-year average burn rate. While the 3-year average run rate, at 1.20%, was above the Corporate Peer Group median of 0.90% (based on Corporate Peer Group data through December 31, 2012), the 3-year average burn rate, at 2.16%, was below a 3.30% standard for insurance companies.

As of December 31, 2013, the burn rate calculation is as follows:

	Options Granted	Full-Value Shares Granted	Total Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate*
2013	1,287,000	4,291,000	9,869,000	447,700,000	2.20%
2012	1,582,000	4,667,000	10,916,000	437,700,000	2.49%
2011	1,189,000	3,400,000	7,989,000	445,000,000	1.80%
			3-year average burn rate:		2.16%

*	The burn rate was calculated by dividing the amount shown in the “Total Granted” column (the sum of the amounts under “Options Granted” plus twice the amount shown under the “Full-Value Shares Granted” column, which reflects restricted stock and RSU awards and performance share awards at target) by the weighted average number of common shares outstanding. These numbers do not take into account shares forfeited or cancelled.

Finally, the Committee considered the dilutive effect of the proposed share authorization (including existing outstanding and potential future awards), or “overhang”, calculated as summarized below. Overhang as of March 17, 2014 was 5.50%, less overhang than 83% of the Company’s peers in its Corporate Peer Group, and was calculated on a fully diluted basis as follows:

*	Assumes shareholders approve the proposed increase of 5,599,602 shares in addition to the 6,400,398 shares currently available under the 2010 Incentive Stock Plan for long-term incentive grants as part of the 2014 Incentive Stock Plan’s total share authorization.

Given the size of the share request relative to the statistics that it reviewed, the Committee recommended to the Board approval of a request for 12,000,000 shares.

The Board of Directors recommends that shareholders vote “FOR” the approval of The Hartford 2014 Incentive Stock Plan.

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Item 5	Consideration and Approval of Material Terms of Executive Bonus Program

The Company has an annual executive bonus program (the "Bonus Program") that is intended to provide the CEO and the next three most highly compensated executive officers (other than the CFO) in the applicable year (the "Covered Officers") with incentive compensation based upon the achievement of pre-established performance goals and individual performance in a manner that qualifies for the exception for "performance-based compensation" from the limit on tax deductibility of compensation, as described below. The Bonus Program is intended to provide an incentive for profitable growth and to motivate the Covered Officers toward higher achievement and operating results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives and key managers.

United States tax laws generally do not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to the chief executive officer or any of the next three most highly compensated executive officers (other than the chief financial officer), unless such payments are "performance-based" as defined in the tax laws. Where the performance criteria provide the Company a choice among different measures, one of the requirements for compensation to be performance-based under those laws is that the Company must obtain shareholder approval at least every five years of the material terms of the performance goals for such compensation. In accordance with Internal Revenue Service rules under Section 162(m) of the Internal Revenue Code, the material terms of the Bonus Program described below, which shareholders are being asked to approve, constitute the framework within which the Committee would establish the actual performance goals.

At the 2010 Annual Meeting of Shareholders, the shareholders approved certain designated material terms related to the Bonus Program so that the Bonus Program would comply with the requirements of Section 162(m) for five years. If the shareholders approve the material terms described below, which are the same as those approved in 2010, the Bonus Program will be eligible to meet the Section 162(m) requirements for the years 2014 through 2018.

To enable the Company to continue to receive tax deductions for compensation awarded under the Bonus Program, the Board is requesting shareholder approval of the following material terms of the Bonus Program:

PERFORMANCE CRITERIA

Awards of bonuses pursuant to the Bonus Program must be stated for the Covered Officers in terms of an objective formula or standard as required by Section 162(m), which shall be based on any one or more of the following performance factors (collectively, the "Performance Factors") of the Company, any subsidiary or affiliate of the Company, or any division or unit thereof:

•	earnings per share,
•	return on equity,
•	cash flow,
•	return on total capital,
•	return on assets,
•	economic value added,
•	increase in surplus,
•	reductions in operating expenses,
•	increases in operating margins,
•	earnings before income taxes and depreciation,
•	total shareholder return,
•	return on invested capital,
•	cost reductions and savings,
•	earnings before interest, taxes, depreciation and amortization,
•	pre-tax operating income,
•	net income,
•	after-tax operating income,
•	core earnings or core earnings per share, or
•	productivity improvements,

including such adjustments thereto as the Committee deems appropriate.

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The objective formula or standard shall be:

•	determined solely by reference to any one or more of such Performance Factors,
•	based on any one or more of such Performance Factors, as compared with the Performance Factors of other companies or entities, or
•	based on an executive's attainment of personal objectives with respect to any one or more of such Performance Factors, or with respect to any one or more of the following:
growth and profitability,
customer satisfaction,
leadership effectiveness,
business development,
negotiating transactions and sales, or
developing long-term business goals.

MAXIMUM PAYABLE TO ANY EXECUTIVE FOR ANY ONE YEAR

The maximum bonus that may be paid to any of the Covered Officers for any given year is the lesser of (a) 300% of such executive's annual bonus target in effect at the beginning of such year, as approved by the Committee, or (b) $5,000,000.

AMENDMENTS

At the discretion of the Committee, amendments can be made to the Bonus Program that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers.

ESTIMATE OF BENEFITS

Because the grant of awards under the Bonus Program will be at the discretion of the Committee, it is not possible to estimate awards that will be made under the Bonus Program.

INFORMATION REGARDING PLANS AND OTHER ARRANGEMENTS NOT SUBJECT TO SECURITY HOLDER ACTION

Please see the table on page 79.

COMMITTEE DISCRETION

The Committee generally takes reasonable measures to avoid the loss of a Company tax deduction due to Section 162(m). However, amendments can be made to the Bonus Program that can increase its cost to the Company and can alter the allocation of benefits among participating executive officers. In addition, the Committee may, in certain circumstances, approve bonus or other payments outside of the Bonus Program that do not meet the material terms of the Bonus Program described above and that may not be deductible.

In summary, if the shareholders approve this proposal, the material terms of the Bonus Program and the performance goals thereunder, as described above, will constitute the framework within which the Committee will set specific performance goals for Bonus Program awards between the dates of the 2014 and 2019 Annual Meetings, and will therefore preserve the Company's ability to obtain tax deductions for such compensation.

The Board of Directors recommends that shareholders vote "FOR" the approval of the material terms of the executive Bonus Program and the performance goals thereunder.

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Information on Stock Ownership

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 24, 2014: (1) the number of shares of the Company's Common Stock beneficially owned and (2) the aggregate number of shares of Common Stock and Common Stock-based equity (including RSUs, performance shares granted at target and stock options that will not vest or become exercisable within 60 days, as applicable) held by:

•	each director and NEO; and

•	all directors, Section 16 executive officers and NEOs as a group.

Individual directors and NEOs, as well as all directors, Section 16 executive officers and NEOs as a group, beneficially own less than 1% of the total outstanding shares of the Company's Common Stock as of March 24, 2014.

Name of Beneficial Owner	Common Stock(1)		Total(2)
Robert B. Allardice, III	46,476		46,476
Douglas Elliot	237,996		630,165
Trevor Fetter	46,055		46,055
Paul G. Kirk, Jr.	30,479		30,479
Alan J. Kreczko	226,675		376,587
Liam E. McGee	941,454	(3)	2,373,547
Kathryn A. Mikells	39,470		39,470
Michael G. Morris	46,996		56,215
Thomas A. Renyi	30,659		36,580
Julie G. Richardson	1,572		1,572
Virginia P. Ruesterholz	4,861		4,861
Robert Rupp	161,122		499,633
Charles B. Strauss	47,460	(4)	47,460
Christopher J. Swift	273,970		709,774
H. Patrick Swygert	48,455		48,455
All directors, Section 16 executive officers and NEOs as a group (21 persons)	2,415,015		5,882,183
(1)	All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to SEC regulations, shares of Common Stock beneficially owned include shares of restricted stock and shares of Common Stock that (i) may be acquired by directors and executive officers upon the vesting of restricted stock and stock-settled RSUs or the exercise of stock options exercisable within 60 days after March 24, 2014, (ii) are allocated to the accounts of executive officers under the Company's tax-qualified 401(k) plan (The Hartford Investment and Savings Plan) based on a valuation of plan accounts as of March 24, 2014, (iii) are held by executive officers under the Company's ESPP, by Mr. Kreczko under the Deferred Restricted Stock Unit Plan and by Mr. Swygert under the Dividend Reinvestment and Cash Payment Plan as of March 24, 2014, or (iv) are owned by a director's or an executive officer's spouse or minor child. The amount shown above for Mr. Kirk includes 800 shares held by his spouse. Mr. Elliot has 32,860 shares of stock settled RSUs that will vest within 60 days of March 24, 2014. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 24, 2014 or within 60 days thereafter by: Mr. Allardice, 0 shares; Mr. Elliot, 205,136 shares; Mr. Fetter, 0 shares; Mr. Kirk, 0 shares; Mr. Kreczko, 207,496 shares (including 63,088 stock options that would become exercisable if Mr. Kreczko retired within 60 days after March 24, 2014 and excluding 11,054 stock options subject to the price-vesting hurdles described in footnote 2 of the Outstanding Equity Awards at Fiscal Year-End Table on page 54); Mr. McGee, 800,095 shares; Ms. Mikells, 0 shares; Mr. Morris, 1,145 shares; Mr. Renyi, 0 shares; Ms. Richardson, 0 shares; Ms. Ruesterholz, 0 shares; Mr. Rupp, 161,122 shares; Mr. Strauss, 0 shares; Mr. Swift, 239,031 shares; Mr. Swygert, 0 shares; and all directors and Section 16 executive officers as a group, 1,793,061 shares.

(2)	The amount shown represents the individual's total stock-based holdings in the Company, including the securities shown in the "Common Stock" column (as described in footnote 1), plus RSUs, performance shares granted at target and stock options that will not vest or become exercisable within 60 days, as applicable.

(3)	The amount shown includes 74,001 shares of Common Stock held by a revocable trust of which Mr. McGee is the sole trustee.

(4)	The amount shown includes 42,599 shares of Common Stock held by grantor retained annuity trusts of which Mr. Strauss is the sole trustee.

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CERTAIN SHAREHOLDERS

The following table shows those persons known to the Company as of February 14, 2014 to be the beneficial owners of more than 5% of the Company's Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class *
BlackRock Inc. 40 East 52nd Street New York, NY 10022	30,390,027	(1)	6.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	29,061,794	(2)	6.5%
State Street Corporation One Lincoln Street Boston, MA 02111	26,518,293	(3)	5.9%
*	The percentages contained in this column are based solely on information provided in Schedules 13G or 13G/A filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of the Company's Common Stock as of December 31, 2013.

(1)	This information is based solely on information contained in a Schedule 13G/A filed February 3, 2014 by BlackRock, Inc. ("BlackRock") to report that it was the beneficial owner of 30,390,027 shares of Common Stock as of December 31, 2013. BlackRock has the sole power to vote or to direct the vote with respect to 25,297,228 of such shares and sole power to dispose or direct the disposition of 30,390,027 of such shares.

(2)	This information is based solely on information contained in a Schedule 13G filed on February 11, 2014 by The Vanguard Group ("Vanguard") to report that it was the beneficial owner of 29,061,794 shares of Common Stock as of December 31, 2013 (with all such shares being held by subsidiaries of Vanguard, including Vanguard Fiduciary Trust Company which beneficially owns 573,006 of the shares and Vanguard Investments Australia, Ltd. which beneficially owns 262,203 of the shares). Vanguard has the sole power to vote or to direct the vote with respect to 730,776 of such shares, the sole power to dispose or direct the disposition with respect to 28,384,355 of such shares and the shared power to dispose or direct the disposition of 677,439 of such shares.

(3)	This information is based solely on information contained in a Schedule 13G filed February 3, 2014 by State Street Corporation ("State Street") to report that it was the beneficial owner of 26,518,293 shares of Common Stock as of December 31, 2013. State Street has the shared power to vote or to direct the vote with respect to 26,518,293 of such shares and shared power to dispose or direct the disposition of 26,518,293 of such shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and written representations from the Company's directors and Section 16 executive officers that no other reports were required, the Company believes that all Section 16(a) reports were filed timely in 2013, except as set forth herein. Due to a change in brokerage firms, a Form 4 was not filed within the required period to report the disposition of 1,985 shares of restricted stock by Paul Kirk, a director. When the error was discovered, a late Form 4 was promptly filed to report this transaction.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding," provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of copies of the proxy statement and Form 10-K for the fiscal year ended December 31, 2013 by writing to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

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Other Information

As of the date of this proxy statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Morrow & Co., LLC to solicit proxies for the Annual Meeting for a fee of $65,000, plus the payment of Morrow's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

This proxy statement, the Company's Form 10-K for the fiscal year ended December 31, 2013, a letter to shareholders from the Company's Chairman and the proposed 2014 Incentive Stock Plan are available to you via the Internet. Shareholders who access the Company's materials this way get the information they need electronically, which allows us to reduce printing and delivery costs and lessen adverse environmental impacts. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

We hereby incorporate by reference into this proxy statement "Item 10: Directors and Executive Officers of the Registrant" and "Item 12: Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

By order of the Board of Directors,

Donald C. Hunt

Vice President and Corporate Secretary

Dated: April 10, 2014

SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING (STREET HOLDERS MUST OBTAIN A LEGAL PROXY FROM THEIR BROKER, BANKER OR TRUSTEE TO VOTE IN PERSON AT THE ANNUAL MEETING).

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Appendix A	Definition of “Compensation Core Earnings” and “Compensation Core ROE”

For purposes of the 2013 AIP awards, “Compensation Core Earnings” and “Compensation Core ROE” are defined as follows:

2013 GAAP Net Income
Adjusted for:
Unlock benefit (charge), after tax
Restructuring and other costs, after tax
Income (loss) from discontinued operations, after tax
Loss on extinguishment of debt, after tax
Net reinsurance gain (loss) on dispositions, after tax
Net realized capital gains (losses), after tax and deferred acquisition costs (“DAC”), excluded from core earnings
=Core Earnings
Adjusted for After-Tax:
Income/losses associated with the cumulative effect of accounting changes, and accounting extraordinary items
Total catastrophe losses, including reinstatement premiums, state catastrophe fund assessments and terrorism losses, that are above 130% or below 70% of the budgeted catastrophe losses
Entire amount of a gain or loss (or such percentage of a loss as determined by the Committee) associated with any other unusual or non-recurring item, including but not limited to reserve development, significant policyholder behavior changes or transactions in Talcott Resolution, litigation and regulatory settlement charges and prior year non-recurring tax benefits or charges.
=Compensation Core Earnings
Divided by:
Average equity, excluding accumulated other comprehensive income, for the year ending December 31, 2013
=Compensation Core ROE

For purposes of the 2013 special equity awards, “Compensation Core Earnings” and “Compensation Core ROE” are defined as follows:

2016 GAAP Net Income
Adjusted for:
Unlock benefit (charge), after tax
Restructuring and other costs, after tax
Income (loss) from discontinued operations, after tax
Loss on extinguishment of debt, after tax
Net reinsurance gain (loss) on dispositions, after tax
Net realized capital gains (losses), after tax and deferred acquisition costs (“DAC”), excluded from core earnings
=Core Earnings
Adjusted for After-Tax:
Income/losses associated with the cumulative effect of accounting changes, and accounting extraordinary items
Total catastrophe losses, including reinstatement premiums, state catastrophe fund assessments and terrorism losses, that are below or above the 2016 catastrophe budget (for this purpose the 2016 catastrophe budget is determined as of October 2013, as adjusted for changes in exposures and for tornado/hail catastrophes per exposure equal to an 8 year average based on 2008 to 2015 actual experience)
Prior accident year reserve development associated with asbestos and environmental reserves
Entire amount of a gain or loss associated with litigation and regulatory settlement charges and/or with prior/current year non-recurring tax benefits or charges
=Compensation Core Earnings
Divided by:
Average equity, excluding accumulated other comprehensive income, for the year ending December 31, 2016
=Compensation Core ROE

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Appendix B	Business Peer Groups

Commercial Markets
ACE Limited – ACE USA	Chartis Insurance
CNA Financial Corporation	Farmers Insurance Group
GEICO	Liberty Mutual Group
Nationwide Insurance	Progressive Corporation
State Farm Insurance	The Allstate Corporation
The Chubb Corporation	The Travelers Companies, Inc.
United Services Automobile Association	Zurich North America

Risk Management
ABN AMRO Securities (USA) LLC	AIB Capital Markets	Australia & New Zealand Banking Group
AIG	Ally Financial Inc.	American Express
AXA Investment Managers	Banco Bilbao Vizcaya Argentaria	Bank of America
The Bank Of New York Mellon	Bank of Tokyo - Mitsubishi UFJ	Barclays Investment Bank
BBVA Compass	BMO Financial Group	The Bank of Nova Scotia
Bank of the West	Bayerische Landesbank	BNP Paribas
Branch Banking & Trust Co.	Bunge Corporation	Crédit Agricole CIB
Capital One	The Capital Group Companies, Inc	China Merchants Bank
CIBC World Markets	The CIT Group	Citigroup
Commerzbank	Credit Industriel et Commercial	Credit Suisse
Carval Investors	LouiCastleton Commodities International LLC	Commonwealth Bank of Australia
ConvergEx Group	Cowen and Company, LLC	Depository Trust & Clearing Corporation
Deutsche Bank	Dexia	DVB Bank
DZ Bank	Discover Financial Services	DnB Bank
East West Bancorp	EDF Trading Limited	Edison Mission Group
Fannie Mae	Federal Reserve Bank of New York	Federal Reserve Bank of San Francisco
Fidelity Investments	Financial Industry Regulatory Authority	Federal Reserve Bank of Atlanta
Federal Reserve Bank of Boston	Federal Reserve Bank of Chicago	Federal Reserve Bank of Kansas City
Federal Reserve Bank of Minneapolis	Freddie Mac	Fifth Third Bank
GE Capital	Goldman, Sachs & Co.	Gavilon
HSBC Global Banking and Markets	ICAP	ING
Jefferies	JP Morgan Chase	KBC Bank
KeyCorp	Landesbank Baden-Wuerttemberg	Lloyds Banking Group
LCH.Clearnet	M&T Bank Corporation	Mizuho Corporate Bank, Ltd.
Macquarie Bank	Mitsubishi Securities	Mizuho Capital Markets
Morgan Stanley	Natixis	National Australia Bank
Newedge	Nomura Securities	Nord/LB
The Northern Trust Corporation	The Options Clearing Corporation	Piper Jaffray
Prudential Financial	PNC Bank	RBS/Citizens Bank
Robert W. Baird & Co. Inc.	RWE Supply & Trading GmbH	Raymond, James & Associates
Royal Bank of Canada	RBS Markets & International Banking	Regions Financial Corporation
Standard & Poor’s	Societe Generale	Standard Chartered Bank
The Sumitomo Trust & Banking Co. (U.S.A.)	Sallie Mae	Charles Schwab & Co., Inc
Shell Trading	SVB Financial Group	State Street Bank & Trust Company
Sumitomo Mitsui Trust Bank	SunTrust Banks	TD Securities
TIAA-CREF	UniCredit	UBS
Union Bank, N.A.	USAA	The Vanguard Group, Inc.
Wells Fargo Bank	Webster Bank	Zions Bancorporation

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Appendix C	Summary of The Hartford 2014 Incentive Stock Plan

Set forth below is a description of the material terms of The Hartford 2014 Incentive Stock Plan (the “2014 Incentive Stock Plan”). The following summary is qualified in its entirety by reference to the specific provisions of the proposed form of the 2014 Incentive Stock Plan, the full text of which is available on the Annual Meeting of Shareholders page of the investor relations section of the Company’s website at http://ir.thehartford.com and the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement. Requests for print copies of the 2014 Incentive Stock Plan can also be addressed to Donald C. Hunt, Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. Capitalized terms used but not defined herein shall have the meanings set forth in the 2014 Incentive Stock Plan.

General Applicability. The 2014 Incentive Stock Plan is intended to supersede and replace The Hartford 2010 Incentive Stock Plan (the “2010 Incentive Stock Plan”). Upon approval and adoption of the 2014 Incentive Stock Plan, no further awards will be made under the 2010 Incentive Stock Plan. The terms of the 2014 Incentive Stock Plan are substantially similar to the terms of the 2010 Incentive Stock Plan, with changes primarily to ensure alignment with market practices and simplify administration. Changes include, but are not limited to: (1) immediate payout of vested restricted stock units (“Restricted Units”), where applicable, upon termination of employment (e.g., upon retirement or disability), whereas payment under the 2010 Incentive Stock Plan is delayed until the end of the restriction period; and (2) consistent with the change to the 2010 Incentive Stock Plan for the 2013 special equity awards, the 2014 Incentive Stock Plan includes “double trigger” vesting upon a Change of Control if, following a Change of Control, the awards are assumed or replaced with substantially equivalent awards.

Shares Subject to 2014 Incentive Stock Plan. If the 2014 Incentive Stock Plan is approved by shareholders, the maximum number of shares that may be issued in connection with the grant of options and other stock-based or stock-denominated awards is 12,000,000 (approximately 2.7% of the total 452,580,418 outstanding common shares of the Company as of March 17, 2014). For purposes of applying this limit in the context of an award of Performance Shares, the number of shares of common stock equal to the value of the award is based upon its target payout, in each case determined as of the date on which such award is granted. To the extent that any award under the 2010 Incentive Stock Plan or The Hartford 2005 Incentive Stock Plan is forfeited, terminated, surrendered, exchanged, expires unexercised or is settled in cash in lieu of stock (including to effect tax withholding) or settled for the net issuance of a lesser number of shares than the number subject to the award, the shares subject to such award (or the relevant portion thereof) shall be available for awards under the 2014 Incentive Stock Plan and such shares shall be added to the total number of shares available under the 2014 Incentive Stock Plan.

The maximum number of shares that may be awarded over the life of the 2014 Incentive Stock Plan to non-employee members of the Company’s Board of Directors is 1,000,000. In addition, no non-employee director may receive an award covering more than 50,000 shares pursuant to the 2014 Incentive Stock Plan in any calendar year, except that (i) in the year in which a non-employee director is first elected to the Board, the director may receive an award covering up to an additional 50,000 shares, and (ii) any non-employee director serving as Chairman of the Company’s Board of Directors may receive an award covering 100,000 shares in any year of such service.

Purpose of the 2014 Incentive Stock Plan. The Company benefits when employees’ interests are aligned with those of non-employee shareholders through the ownership of Company stock. The Company desires to preserve its flexible program of stock-based awards designed to retain exceptional employees and to motivate their efforts on behalf of the Company. The Company believes that adoption of the 2014 Incentive Stock Plan will enable the Company to continue providing an effective source of incentives to reward the efforts of highly motivated employees, and to attract new employees in an effort to meet the varying business needs of the Company and to compete effectively in its markets. In addition, the 2014 Incentive Stock Plan provides for awards to non-employee directors in connection with their compensation for service on the Board of Directors, consistent with the Company’s desire that non-employee directors achieve stock ownership levels equivalent to five times their annual cash retainer for service on the Company’s Board of Directors. The 2014 Incentive Stock Plan also permits awards to third party service providers.

The Board has determined that it is in the best interests of the Company and its shareholders to adopt the 2014 Incentive Stock Plan.

Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers other than the chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2014 Incentive Stock Plan provides that no key employee may be granted more than 2,000,000 stock options or Rights, 500,000 Performance Shares, 500,000 shares of Restricted Stock or 500,000 Restricted Units in any calendar year. Shareholder approval of this proposal will constitute shareholder approval of these limitations and the performance goals and other material terms of the 2014 Incentive Stock Plan in order for the 2014 Incentive Stock Plan to be eligible to qualify as “performance-based” compensation for purposes of Section 162(m).

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Plan Administration. The Compensation and Management Development Committee (the “Committee”), all of the current members of which are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “independent directors” under the standards set forth in the Company’s Corporate Governance Guidelines, in accordance with the requirements of the listing standards of the New York Stock Exchange, and “outside directors” for purposes of Section 162(m), will administer the 2014 Incentive Stock Plan. The Committee will make determinations, including but not limited to, the designation of those key employees or groups of key employees or other individuals who shall receive awards, the number of shares to be covered by options, Rights, Restricted Stock awards and Restricted Stock Unit awards, the exercise price of options and the grant price of Rights (which may not be less than 100% of the Fair Market Value of Common Stock on the date of grant), other option and Right terms and conditions, and the number of Performance Shares to be granted and the applicable performance objectives. The Committee cannot reprice options or Rights without first obtaining approval of shareholders. The Committee may impose such additional terms and conditions on an award as it deems advisable. The Committee may also grant other forms of stock-based awards. The Committee’s decisions in the administration of the 2014 Incentive Stock Plan shall be binding on all persons for all purposes.

The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to members of senior management of the Company, except that awards to Section 16 executive officers shall be made solely by the Committee or the Board of Directors.

The plan provides that the Company may recoup any amounts paid or payable by the Company at any time to the extent such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined by the Company to be necessary or appropriate in light of business circumstances or employee misconduct.

Stock Options and Rights. Stock options and Rights under the 2014 Incentive Stock Plan shall expire within ten years after grant. The exercise price for options and the grant price for Rights must be at least equal to the Fair Market Value of the Common Stock on the date of grant. The exercise price for options must be paid to the Company at the time of exercise and, in the discretion of the Committee, may be paid in the form of cash or already-owned shares of Common Stock or a combination thereof. The Committee will generally determine the time or times at which options and Rights granted under the 2014 Incentive Stock Plan, including options and Rights granted to directors, may be exercised. During the lifetime of a key employee, an option or Right may be exercised only by the key employee (or a permitted transferee) at any time during its term and the key employee’s continued service, and no later than four months after his or her termination of employment (including termination by voluntary resignation) or such other period as determined by the Committee. However, if termination is a result of retirement, total disability or death, an option or Right may be exercised within five years after such termination (or such other period as determined by the Committee), but in no event later than the expiration of the original term of the option or Right. If a key employee is terminated for cause, the options and Rights are canceled immediately.

Performance Shares. Performance Shares under the 2014 Incentive Stock Plan are contingent rights to receive future payments of Common Stock, cash or a combination thereof, based on the achievement of performance objectives as prescribed by the Committee. Such performance objectives will be determined by the Committee over a measurement period or periods of not fewer than one nor more than five years and related to at least one of the performance criteria described below. The ultimate payments are determined by the number of shares awarded and the extent that performance objectives are achieved during the period. The Committee will determine the performance objectives applicable to any award of Performance Shares from among one or more of the following objective criteria, or any derivative thereof (collectively, the “Performance Factors”): (i) earnings per share, (ii) return on equity, (iii) cash flow, (iv) return on total capital, (v) return on assets, (vi) economic value added, (vii) increase in surplus, (viii) reductions in operating expenses, (ix) increases in operating margins, (x) earnings before income taxes and depreciation, (xi) total shareholder return, (xii) return on invested capital, (xiii) cost reductions and savings, (xiv) earnings before interest, taxes, depreciation and amortization, (xv) pre-tax operating income, (xvi) net income, (xvii) after-tax operating income, (xviii) book value or book value per share, (xix) core earnings or core earnings per share, and/or (xx) productivity improvements, including such adjustments thereto as the Committee deems appropriate. These criteria may be:

•	determined solely by reference to any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or

•	based on any one or more of the Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), as compared with the Performance Factors of other companies or entities.

Additionally, these criteria may be based on an executive’s attainment of personal objectives with respect to any one or more of the above Performance Factors of the Company (or the Performance Factors of any subsidiary or affiliate of the Company, or any division or unit thereof), or with respect to any one or more of the following: (i) growth and profitability, (ii) customer satisfaction, (iii) leadership effectiveness, (iv) business development, (v) negotiating transactions and sales or (vi) developing long-term business goals. The Committee generally has the authority to adjust the applicable performance objectives to address significant events that the Committee expects to have a substantial effect on the performance objectives of the Company. However, to the extent that any Performance Share award is intended to qualify as performance-based compensation under Section 162(m), the Committee will not have any discretionary power or authority to increase the amount payable with respect to such Award after it has been granted, or exercise any authority or discretion that would cause the award to fail to so qualify.

In the event a key employee terminates employment during a performance period, the key employee will generally forfeit any right to payment unless the Committee determines otherwise. However, in the case of retirement, total disability, death or such other circumstances with respect to which the Committee finds that a waiver of the applicable restrictions (or any portion

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thereof) would be in the best interests of the Company, the key employee may, in the discretion of the Committee, be entitled to an award prorated for the portion of the performance period and any additional restriction period during which he or she was actively employed by the Company.

Restricted Stock and Restricted Units. Restricted Stock and Restricted Units, which provide a contractual right to receive shares of Common Stock, awarded under the 2014 Incentive Stock Plan will be issued subject to a restriction period set by the Committee, during which time any restricted shares may not be sold, transferred, assigned or pledged or otherwise disposed of. If an employee terminates employment during a restriction period, all such shares or units still subject to restrictions will be forfeited by the key employee, except that, in the case of retirement, total disability, death or such other circumstances, such as a reduction in force or a divestiture or sale of a business or unit, with respect to which the Committee finds that a waiver of the applicable restrictions (or any portion thereof) would be in the best interests of the Company, the restrictions applicable with respect to such Restricted Stock or Restricted Units shall lapse upon such termination to the extent determined by the Committee as set forth in the applicable award documents or in administrative rules or pursuant to other terms and conditions adopted by the Committee from time to time. The Committee will determine the terms and conditions applicable to any award of Restricted Stock or Restricted Units to any director. Recipients of Restricted Stock shall have all other rights of a stockholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The Committee shall establish the terms and conditions of any Restricted Units, including the restriction period applicable thereto, and the date on which Stock shall be issued in respect thereof. The Committee may determine that vesting of Restricted Stock or Restricted Units will be dependent upon attainment of performance objectives established by the Committee, with the performance objectives being determined by applying the standards applicable to awards of Performance Shares (and selecting from the criteria), as described above. To the extent vesting of any Restricted Stock or Restricted Units is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee will not have any discretionary power or authority to increase the amount payable with respect to such Award after it has been granted, or exercise any authority or discretion that would cause the award to fail to so qualify. Any dividend equivalents on unearned performance-based awards will be accrued, but will only be paid as and when the underlying performance-based awards are vested and payable.

The Committee or its designee may also permit any key employee or non-employee director to receive Restricted Units in exchange for or in lieu of other compensation (including salaries, annual bonuses, annual retainer and meeting fees) that would otherwise have been payable to such key employee or non-employee director in cash. The Committee shall establish the terms and conditions applicable to any election by a key employee or director to receive Restricted Units (including the time at which any such election shall be made).

Compensation Upon Change of Control. The 2014 Incentive Stock Plan provides limited protection of intended economic benefits for key employees upon a change of control of the Company.

“Change of Control” is generally defined in the 2014 Incentive Stock Plan as any of the following events:

(i)	the filing of a report with the Securities and Exchange Commission disclosing that a person is the beneficial owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

(ii)	a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock), provided that after consummation of the offer, the person is the beneficial owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

(iii)	the consummation of a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

(iv)	the consummation of a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

(v)	within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) above.

Under the 2014 Incentive Stock Plan, awards will not automatically vest and become exercisable upon a Change of Control if the Committee reasonably determines in good faith prior to the occurrence of the Change of Control that the awards will be assumed or replaced with an Alternative Award immediately following the Change of Control. Such an Alternative Award must:

•	relate to a security that is traded on a recognized securities market;

•	provide rights and entitlements that are substantially equivalent to or better than the rights and entitlements under the existing award (In the case of outstanding Performance Shares, the performance objectives must be deemed satisfied at target (or, if greater, as otherwise specified by the Committee at or after grant), and the Alternative Award must be in the form of

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restricted stock or restricted stock units, without a performance objective, unless otherwise determined by the Committee.);

•	be of substantially equivalent economic value; and

•	provide that awards become fully vested and exercisable if the key employee’s employment is terminated within two years following the Change of Control without Cause or by the Key Employee for Good Reason. For this purpose, “Good Reason” and “Cause” are as defined in the Company’s applicable severance pay plan.

In the event that awards were not assumed or replaced with such Alternative Awards, then, upon the Change of Control, the following would occur:

•	Each option and Right outstanding would generally immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

•	The surviving or resulting corporation could, in its discretion, provide for the assumption or replacement of outstanding options and Rights granted under the 2014 Incentive Stock Plan on terms no less favorable to the optionee. The Committee could, in its discretion, provide, either absolutely or subject to the election of the optionee, that each option and Right be surrendered or exercised for cash equal to the excess of the Fair Market Value of the Common Stock at the time of exercise over the exercise price.

•	The restrictions applicable to shares of Restricted Stock and Restricted Units held by key employees pursuant to the 2014 Incentive Stock Plan would lapse upon the occurrence of the Change of Control, and key employees would immediately receive unrestricted certificates for all shares of Restricted Stock. The Committee could, in its discretion, provide either absolutely or subject to the election of key employees that Restricted Stock or Restricted Units shall be exchanged for cash equal to the number of outstanding shares or units multiplied by the Fair Market Value of a share of Common Stock. Distributions of amounts payable to key employees with respect to Restricted Units would be made immediately following the occurrence of the Change of Control (provided that distributions of awards that constituted nonqualified deferred compensation under Section 409A of the Internal Revenue Code would be made at the time otherwise payable without regard to the occurrence of the Change of Control).

•	If the Change of Control occurred during the course of a performance period applicable to an award of Performance Shares, then key employees would be deemed to have satisfied the performance objectives at the applicable target level, or, if greater, otherwise specified by the Committee, effective on the date of such occurrence. The Committee could, in its discretion, provide either absolutely or subject to the election of key employees that awards of Performance Shares be exchanged for cash equal to the number of outstanding shares multiplied by the Fair Market Value of a share of Common Stock. Distributions of amounts payable to key employees with respect to Performance Shares would be made immediately following the occurrence of the Change of Control, provided that the awards did not constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

Amendment and Termination of the 2014 Incentive Stock Plan. The Board of Directors may amend or discontinue the 2014 Incentive Stock Plan at any time and, specifically, may make such modifications to the 2014 Incentive Stock Plan as it deems necessary to avoid the application of Section 162(m) or Section 409A of the Internal Revenue Code and the United States Treasury regulations issued thereunder. However, no amendment shall, without shareholders approval, (i) increase the number of shares reserved for awards (except as provided in the 2014 Incentive Stock Plan with respect to stock splits or other similar changes) (ii) materially change the group of employees eligible for awards; or (iii) with respect to the grant of all options and Rights, allow the Committee to reprice options or Rights.

The Committee has not specified the key employees who may receive awards under the 2014 Incentive Stock Plan in the future. Information regarding the options, Performance Shares and Restricted Units granted to the Company’s named executive officers during 2013 is set forth in the various compensation tables included under Executive Compensation on page 51 of this proxy statement.

Registration of Shares. If the 2014 Incentive Stock Plan is approved by the shareholders, the shares available for award grants thereunder will be registered under the Securities Act of 1933, as amended, and a Subsequent Listing Application will be filed with the NYSE to list the shares.

Federal Income Tax Consequences. The following is a brief summary of the current federal income tax rules generally applicable to options, Rights, Performance Shares, Restricted Stock and Restricted Units. Awardees should consult their own tax advisors as to the specific Federal, state and local tax consequences applicable to them.

•	Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the Fair Market Value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”) then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the Fair Market Value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the Fair Market Value on the date of exercise will be a short-term capital gain. In such case, the Company would be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

•	Non-Qualified Stock Options. An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then Fair

THE HARTFORD FINANCIAL SERVICES GROUP, INC. - 2014 Proxy Statement	78

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Market Value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee’s tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee’s holding period). The Company is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

•	Stock Appreciation Rights (“Rights”). A grantee is not taxed upon the grant of Rights. An optionee exercising Rights for cash or stock will realize compensation income (subject to withholding) in the amount of the cash and/or stock received. The Company is entitled to a tax deduction at the same time and to the same extent that the grantee realizes compensation income.

•	Performance Shares. No income will be recognized at the time of grant by the recipient of an award of Performance Shares if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to Performance Shares, the then Fair Market Value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

•	Restricted Stock/Restricted Units. An awardee of Restricted Stock or Restricted Units will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares or units lapse and delivery of the shares corresponding to the units is not deferred, as measured by the value of the shares or units at the time of lapse. The awardee’s holding period for the shares or units will not commence until the date of lapse, and dividends paid on Restricted Stock during the restriction period will be treated as compensation. However, if an awardee makes an election to realize compensation income at the time of an award of Restricted Stock, the recipient will be taxed at the time of the grant in an amount equal to the excess of the Fair Market Value of the Restricted Stock at that time (determined without regard to any of the applicable restrictions) over the amount, if any, paid for such Restricted Stock. In such case, the recipient’s holding period will commence on the date of the grant and his or her tax basis in the shares will be increased by the amount of income recognized by reason of such election. However, if the recipient subsequently forfeits the shares of Restricted Stock, he or she will only be entitled to recognize a loss with respect to the amount, if any, paid for the shares (and not the taxes recognized by reason of such election). A grantee of Restricted Units may not make such an election. The Company will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income. However, if the recipient has elected to recognize income at the time of the grant and subsequently forfeits the Restricted Stock, the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

•	Tax Treatment of Awards to Employees Outside the United States. The grant and exercise of options and awards under the 2014 Incentive Stock Plan to employees outside the United States may be taxed on a different basis.

•	Golden Parachute Tax Penalties. Options, Rights, Performance Shares, Restricted Stock or Restricted Units which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., a Change of Control) may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by the Company and subject to a 20% excise tax to the awardee.

Information Regarding Existing Equity Compensation Plans. The following table provides information as of December 31, 2013 regarding the securities authorized for issuance under the Company’s equity compensation plans. In addition to the 2010 Incentive Stock Plan, pursuant to which the Company may grant equity awards to eligible persons, the Company maintains The Hartford Employee Stock Purchase Plan (the “ESPP”), pursuant to which eligible employees may purchase shares of the Company’s common stock at a 5% discount off of the market price at the end of the offering period.

			Number of Securities Remaining
	Number of Securities	Weighted-average	Available for Future Issuance
	to be Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(a)(1)	Warrants and Rights(b)	Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders	4,533,869	$ 36.34	13,619,296(2)
Equity compensation plans not approved by stockholders	0	0	0
TOTAL	4,533,869	$ 36.34	13,619,296

(1)	The amount shown in this column excludes shares for 7,159,022 outstanding Restricted Units and 1,371,778 outstanding Performance Shares (at 100% of target) as of December 31, 2013 under the 2010 Incentive Stock Plan which, together with the outstanding options shown above, result in a total of 13,064,669 outstanding shares. The maximum number of Performance Shares would be 2,743,556 (200% of target) if the Company achieved the highest performance level.

(2)	Of these shares, 5,476,032 shares remained available for purchase under the ESPP as of December 31, 2013. 8,143,264 shares remained available for issuance as options, Restricted Stock, Restricted Units or Performance Shares under the 2010 Incentive Stock Plan as of December 31, 2013.

As of March 17, 2014, the total number of options outstanding was 4,889,605 with a weighted-average exercise price of $33.51 and a weighted-average remaining contractual life of 7.67 years. There were also a total of 9,382,551 Restricted Stock and Restricted Unit awards and Performance Share awards at target outstanding on that date. As of March 17, 2014, 6,400,398 shares remained available for issuance as options, Restricted Stock, Restricted Units or Performance Shares under the 2010 Incentive Stock Plan. If the 2014 Incentive Stock Plan is approved by shareholders, no further awards will be made pursuant to the 2010 Incentive Stock Plan. The Company does not expect to grant awards that will be settled with stock under the 2010 Incentive Stock Plan covering more than 100,000 shares from March 17, 2014 through the date of the shareholder meeting.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. - 2014 Proxy Statement	79

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THE HARTFORD

CHARACTER, TRUST, INTEGRITY

The Hartford is built on a foundation of operating with character, trust and integrity. Whether promoting a diverse and inclusive culture, volunteering in local communities, or being a thoughtful steward of the environment, The Hartford's values demonstrate respect for people, communities, and the environment.

- **Through employees' time, talent and donations, the company donated $7.25 million, including 31,000 volunteer hours, to benefit local communities across the country in 2013**
- **Best Place to Work for Lesbian, Gay, Bisexual and Transgender (LGBT) Equality, *Human Rights Campaign* (2013-2014)**
- **Dow Jones Sustainability Index, *Dow Jones* (2012-2013)**
- **Climate Performance Leadership Index, *Carbon Disclosure Project* (2012-2013)**
- **Climate Leadership Award – Greenhouse Gas Emissions, *US Environmental Protection Agency* (2014)**

HUMAN RIGHTS CAMPAIGN 2014 BEST PLACES TO WORK for LGBT Equality 100% CORPORATE EQUALITY INDEX

MEMBER OF Dow Jones Sustainability Indices In Collaboration with RobecoSAM

COMMITMENT TO ETHICS

Striving to do the right thing every day and in every situation is fundamental to The Hartford's culture. The company is proud to be recognized for the sixth time by The Ethisphere Institute as one of the World's Most Ethical Companies.

2014 WORLD'S MOST ETHICAL COMPANIES® ™ WWW.ETHISPHERE.COM

Learn more about The Hartford: http://thehartford.com/our-company/ Follow the Hartford on

THE HARTFORD 2014 INCENTIVE STOCK PLAN

1. Purpose

The purpose of the Plan is to motivate and reward superior performance on the part of Key Employees of The Hartford Financial Services Group, Inc. (“The Hartford” or “the Company”) and its subsidiaries and affiliates and to thereby attract and retain Key Employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such Key Employees and Directors in order to increase their proprietary interest in The Hartford and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also Key Employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries, and also to Directors. Such incentive awards may consist of Options, Rights, Performance Shares, Restricted Stock, Restricted Units or any combination of the foregoing, as the Committee may determine.

2. Definitions

When used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” means an award granted to any Key Employee or Director in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock or Restricted Units, or any combination of the foregoing, as applicable.

“Award Document” means the written notice, agreement, or other document evidencing each Award granted under the Plan. Such Award Document may be in an electronic, internet, intranet or other non-paper form, including any acceptance thereof and actions thereunder by an Award recipient.

“Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (a) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (b) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to the Plan to receive the amount, if any, payable under the Plan upon the death of an Award recipient.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence of an event defined in Section 9 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

1

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

“Company” means The Hartford Financial Services Group, Inc. and its successors and assigns.

“Director” means a member of the Board who is not an employee of any Participating Company.

“Dividend Equivalents” means an amount credited with respect to an outstanding Restricted Unit equal to the cash dividends paid or property distributions awarded upon one share of Stock. Any Dividend Equivalents on unearned performance-based Awards, if accrued, but will only be paid as and when the underlying performance-based Awards are vested and payable.

“Eligible Employee” means an Employee as defined in the Plan; provided, however, that except as the Board or the Committee, pursuant to authority delegated by the Board, may otherwise provide on a basis uniformly applicable to all persons similarly situated, “Eligible Employee” shall not include any “Ineligible Person,” which includes: (a) a person who (i) holds a position with the Company’s “HARTEMP” Program, (ii) is hired to work for a Participating Company through a temporary employment agency, or (iii) is hired to a position with a Participating Company with notice on his or her date of hire that the position will terminate on a certain date; (b) a person who is a leased employee (within the meaning of Code Section 414(n)(2)) of a Participating Company or is otherwise employed by or through a temporary help firm, technical help firm, staffing firm, employee leasing firm, or professional employer organization, regardless of whether such person is an Employee of a Participating Company, and (c) a person who performs services for a Participating Company as an independent contractor or under any other non-employee classification, or who is classified by a Participating Company as, or determined by a Participating Company to be, an independent contractor, regardless of whether such person is characterized or ultimately determined by the Internal Revenue Service or any other Federal, State or local governmental authority or regulatory body to be an employee of a Participating Company or its affiliates for income or wage tax purposes or for any other purpose.

Notwithstanding any provision in the Plan to the contrary, if any person is an Ineligible Person, or otherwise does not qualify as an Eligible Employee, or otherwise is ineligible to participate in the Plan, and such person is later required by a court or governmental authority or regulatory body to be classified as a person who is eligible to participate in the Plan, such person shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as an Eligible Employee by the Committee, and if so designated, the participation of such person in the Plan shall be prospective only.

“Employee” means any person regularly employed by a Participating Company, but shall not include any person who performs services for a Participating Company as an independent contractor or under any other non-employee classification, or who is classified by a Participating Company as, or determined by a Participating Company to be, an independent contractor.

“Fair Market Value,” unless otherwise indicated in the provisions of this Plan, means a price that is based on the opening, closing, actual, high, low, or average selling prices of one share of Stock reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, such Fair Market Value shall be deemed, as of any date, to be equal to the reported closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the reported closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

2

“Key Employee” means an Eligible Employee (including any officer or director who is also an Eligible Employee) whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

“Option” means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation which at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 424(f) of the Code.

“Performance Share” means a performance share awarded under Section 6 of the Plan.

“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include: (a) the Company, any subsidiary of the Company or any other Person controlled by the Company, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (c) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

“Plan” means The Hartford 2014 Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

“Restricted Unit” means a contractual right awarded under Section 7 of the Plan to receive pursuant to the Plan one share of Stock at the end of a specified period of time, subject to such restrictions as the Committee deems appropriate or desirable.

“Restriction Period” means, in the case of Performance Shares, Restricted Stock or Restricted Units the period established by the Committee pursuant to Section 6 or 7, as applicable, during which shares of Stock or other rights of the recipient of such an Award (or his or her permissive assigns) remain subject to forfeiture pending completion of a period of service or such other criteria or conditions as the Committee shall specify.

“Retirement” means (i) satisfaction of the requirements for early or normal retirement under the final average pay formula of the Retirement Plan, (ii) attaining at least age 65 with at least five years of service, (iii) attaining at least age 50 with at least 10 years of service, where age plus service equals or exceeds 70, or (iv) satisfaction of such other definition as is set forth in the Award Document and/or any administrative rules or other terms and conditions adopted by the Committee as in effect at the time the award is granted, provided such event results in such Key Employee’s separation from employment with the Company.

“Retirement Plan” means The Hartford Retirement Plan for U.S. Employees, as amended from time to time.

“Right” means a stock appreciation right awarded under Section 5 of the Plan.

“Stock” means the common stock ($.01 par value) of The Hartford.

“The Hartford” means the Company and its subsidiaries, and their successors and assigns.

3

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to The Hartford that (a) are not in connection with the offer and sale of The Hartford’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for The Hartford’s securities.

“Total Disability” means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

“Transferee” means any person or entity to whom or to which a non-qualified stock option has been transferred and assigned in accordance with Section 5(h) of the Plan. Unless the Committee shall expressly permit otherwise, with respect to any Key Employee or Director, only (i) the Key Employee’s or Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), (ii) trusts for the exclusive benefit of one or more such persons and/or the Key Employee or Director, and (iii) another entity owned solely by one or more such persons and/or the Key Employee or Director shall be a Transferee.

3. Shares Subject to the Plan

Subject to adjustments in accordance with Section 13, the aggregate number of shares of Stock which may be awarded under the Plan shall be subject to a maximum limit applicable to all Awards for the duration of the Plan (the “Maximum Limit”). The Maximum Limit shall be 12,000,000 shares of Stock, which shall consist of (i) a number of shares of Stock not previously authorized for issuance under any plan, plus (ii) the number of shares of Stock remaining available for issuance under The Hartford 2010 Incentive Stock Plan but not subject to outstanding awards as of March 17, 2014. The maximum number of shares of Stock with respect to which Awards may be granted under the Plan in the form of Incentive Stock Options shall be 12,000,000.

Subject to adjustments in accordance with Section 13, and subject to the Maximum Limit set forth above on the number of Shares that may be awarded in the aggregate under the Plan, the maximum number of shares that may be awarded to Directors under the Plan shall be 1,000,000 shares of Stock. Additionally, a Director may not be granted an Award covering more than 50,000 shares of Stock in any Plan Year, except that this annual limit on Director Awards shall be 100,000 shares of Stock for any Director serving as Chairman of the Board and provided, however, that in the Plan Year in which an individual is first appointed or elected as a Director, the limit applicable to such Director shall be increased by 50,000 shares of Stock.

In addition to the foregoing, in any Plan Year: (a) no individual Key Employee may receive an Award of Options or Rights for more than 2,000,000 shares, and (b) no individual Key Employee may receive an Award of Restricted Stock, Restricted Units or Performance Shares for more than 500,000 shares.

Except with respect to shares of Stock equivalent to a maximum of five percent of the Maximum Limit authorized above in this Section 3, and except as may be provided in Section 9 regarding a Change of Control, any Full Value Awards which vest on the basis of a Key Employee’s continued employment with the Company shall not provide for vesting, other than vesting upon death, Total Disability or Retirement, or such other circumstances, such as a reduction in force or a divestiture or sale of a business or unit, that the Committee finds that a waiver of the applicable restrictions (or any portion thereof) would be in the best interests of the Company, which is more rapid than pro rata annual vesting over a three year period, and any Full Value Awards which vest upon the attainment of performance objectives shall provide for a performance period of at least twelve months. For purposes of this paragraph, a “Full Value Award” is an Award other than in the form of an Option or Right, which is settled by the issuance of Stock.

Notwithstanding the foregoing, Awards of Restricted Units attributable to a Key Employee’s voluntary deferral of an amount which would otherwise have been payable to the Key Employee in cash shall not be subject to the restrictions set forth in this paragraph and shall not be counted against the five percent limit referenced above.

4

Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market.

For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Stock which equals the value of Performance Share Awards based upon their target payout, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, surrendered, exchanged, expire unexercised, or are settled in cash in lieu of Stock (including to effect tax withholding) or for the net issuance of a lesser number of shares than the number subject to the Award, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, or cash or net settlement of such Awards. If any award under the prior The Hartford 2010 Incentive Stock Plan or under the prior The Hartford 2005 Incentive Stock Plan that was outstanding as of March 17, 2014, is forfeited, terminated, surrendered, exchanged, expires unexercised, or is settled in cash in lieu of Stock (including to effect tax withholding) or for the net issuance of a lesser number of shares than the number subject to the award, the shares of Stock subject to such award (or the relevant portion thereof) shall be available for Awards under the Plan and such shares shall be added to the Maximum Limit to the extent of such forfeiture, termination, expiration, or cash or net settlement of such awards.

The Committee may grant other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts (subject to the Maximum Limit and other limitations provided for herein) and subject to such terms and conditions as the Committee shall determine. Such Stock-Based Awards may be granted as an inducement to enter the employ of The Hartford or in satisfaction of any obligation of The Hartford to a Key Employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of The Hartford. Such Stock-Based Awards may entail the transfer of actual Stock, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. The Committee shall specify the extent to which the award recipient shall have the right to receive Stock-Based Awards following termination of employment with The Hartford; such provisions need not be uniform among all Stock-Based Awards, and may reflect distinctions based on the reasons for such termination. Except as the Committee shall otherwise specify at or after grant, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the award recipient’s lifetime only by the recipient.

4. Grant of Awards and Award Documents

(a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Key Employees and Directors or groups of Key Employees and Directors to whom Awards are to be granted, (ii) determine the form or forms of Award to be granted to any Key Employee and any Director; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award. The Committee may in its discretion also make awards to Third Party Service Providers on substantially the same terms and conditions as Awards are made to Key Employees, subject to such modifications as are necessary to reflect the different nature of the services provided.

(b) Each Award granted under the Plan shall be evidenced by an Award Document. Such Award Document shall be subject to and incorporate the express terms and conditions of each Award, if any, required under the Plan or required by the Committee.

5

5. Options and Rights

(a) With respect to Options and Rights, the Committee shall: (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights which may or may not be granted in connection with all or part of any Option granted under this Plan; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) The exercise period for an Option and a Right shall not exceed ten years from the date of grant.

(d) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted. The grant price related to each Right shall be determined by the Committee at the time any Right is granted; however, such grant price shall not be less than the Fair Market Value of one share of Stock on the date the Right is granted.

(e) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments.

(f) Except as provided in Section 9, the purchase price of the shares of Stock as to which an Option is exercised shall be paid to the Company at the time of exercise either in cash, Stock already owned by the optionee, or a combination of the foregoing having a total Fair Market Value equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock for such purpose as it deems appropriate.

(g) Unless otherwise set forth in the Award Document, in case of a Key Employee’s termination of employment with all Participating Companies, the following provisions shall apply:

(i) If a Key Employee who has been granted an Option or Right shall die before such Option or Right has expired, his or her Option or Right may be exercised in full by: (A) the person or persons to whom the Key Employee’s rights under the Option or Right pass upon his or her death pursuant to the terms of the Plan, or if no such person has such right, by his or her executors or administrators; (B) his or her Transferee(s) (with respect to non-qualified Options or Rights); or (C) his or her Beneficiary designated pursuant to the Plan, at any time, or from time to time, within five years after the date of the Key Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above. Any such Options or Rights not fully exercisable immediately prior to such optionee’s death shall become fully exercisable upon such death unless the Committee, in its sole discretion, shall otherwise determine.

(ii) If the Key Employee’s employment with all Participating Companies terminates (A) because of his or her Total Disability, or (B) because of his or her voluntary termination of employment due to Retirement, he or she may exercise his or her Options or Rights in full at any time, or from time to time, within five years after the date of the termination of his or her employment, or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above. Any such Options or Rights not fully exercisable immediately prior to such optionee’s Total Disability or Retirement shall become fully exercisable upon such Total Disability or Retirement unless the Committee, in its sole discretion, shall otherwise determine at the time of grant.

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(iii) If the Key Employee shall be terminated for cause as determined by the Committee, all of such Key Employee’s Options or Rights outstanding at the date of such termination (whether or not then exercisable) shall be canceled without further action by the Key Employee, the Committee or the Company coincident with the effective date of such termination.

(iv) Except as provided in Section 5(g)(ii) and Section 9, if a Key Employee’s employment terminates for any other reason (including a voluntary resignation), he or she may exercise his or her Options or Rights, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within four months after the date of the termination of his or her employment, or within such other period, and subject to such terms and conditions, as the Committee may specify, but not later than the expiration date specified in Section 5(c) above. All Options and Rights held by such Key Employee or any of his or her assigns that are not eligible to be exercised upon the date of such termination shall be canceled without further action by the Key Employee, the Committee or the Company coincident with the effective date of such termination.

(v) Any Options or Rights not exercised within the period established in accordance with this Section 5(g) shall be subject to Section 5(l) herein.

(h) Except as provided in this Section 5(h) or required by applicable law, no Option or Right granted under the Plan shall be transferable other than upon the death of the recipient of such Option or Right. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee or Director to whom the Option or Right is granted. Notwithstanding the foregoing, all or a portion of a non-qualified Option or Right may be transferred and assigned by such persons designated by the Committee, to such persons or groups of persons designated as permissible Transferees by the Committee, and upon such terms and conditions as the Committee may from time to time authorize and determine in its sole discretion. Notwithstanding the preceding sentence, no Award under the Plan may be transferred for value (as defined in the General Instructions to Form S-8 with respect to the registration, pursuant to the Securities Act of 1933, of employee benefit plan securities and/or interests).

(i) Except as provided in Section 9, if a Director’s service on the Board terminates for any reason, including without limitation, termination due to death, disability or retirement, such Director (or Beneficiary, in the event of death) may exercise any Option or Right granted to him or her only to the extent determined by the Committee as set forth in such Director’s Award Document and/or any administrative rules or other terms and conditions adopted by the Committee from time to time applicable to such Option or Right granted to such Director.

(j) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) With respect to the exercisability and settlement of Rights:

(i) Except as expressly provided below, upon exercise of a Right, a Key Employee or Director shall be entitled, subject to such terms and conditions as the Committee may specify, to receive all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(d), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Payment of any such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee or Director of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

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(ii) Notwithstanding Section 5(k)(i), the Committee may specify at grant that payment of any excess referenced in the first sentence of Section 5(k)(i) shall not be paid until a specified date or, if earlier, upon the termination of the Key Employee’s employment, the cessation of the Director’s service on the Board or, subject to Section 9(b)(vi), a Change of Control. To the extent permissible without adverse tax consequences for the Key Employee or Director, the Committee may permit the Key Employee or Director to elect when such payment is made. Amounts, if any, deferred pursuant to this Section 5(k)(ii) shall be subject to such terms and conditions as the Committee shall determine, including the manner in which any deemed earnings on such deferred amounts shall be determined.

(iii) In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

(l) Each outstanding Option and Right shall be deemed to be exercised, in the manner set forth below, at the close of business on the scheduled expiration date of such Option or Right if at such time the Option or Right by its terms remains exercisable and, if so exercised, would result in a distribution to the holder of such Option or Right of at least one share of Stock of the Company net of any applicable tax withholding requirements (a “Deemed Exercise”). Such Deemed Exercise may be effected without notification by the Director or Key Employee to the Company or by the Company to the Key Employee or Director. Upon such Deemed Exercise, the Company shall issue and deliver to the Director or Key Employee the greatest number of whole shares of Stock equal to the quotient of (i) divided by (ii), with the quotient reduced as necessary to satisfy any applicable tax withholding requirements, where (i) and (ii) are:

(i) The product of (x) the number of shares of Stock as to which the Option or Right is being deemed exercised and (y) the excess of the Fair Market Value on the Deemed Exercise date over the exercise price per share of such Option or the specified amount for such Right, and

(ii) The Fair Market Value on such date,

with any remainder being payable in cash to the Participant. If, on the scheduled expiration date of any Option or Right, the exercise of such Option or Right would not result in a Deemed Exercise, then such Option or Right shall be canceled without further action by the Key Employee or Director, the Committee or the Company on the date following the last date on which such Option or Right may have been exercised in accordance with this Section 5.

6. Performance Shares

(a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Key Employees and Directors or groups of Key Employees and Directors to whom Awards of Performance Shares are to be made, (ii) determine the performance period (the “Performance Period”) and performance objectives (the “Performance Objectives”) applicable to such Awards, (iii) determine whether to impose a Restriction Period following the completion of the Performance Period applicable to any Key Employees and Directors or groups of Key Employees and Directors, (iv) determine the form of settlement of a Performance Share, and (v) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award.

(b) The Committee shall determine a Performance Period of not less than one nor more than five years. Performance Periods may overlap and Key Employees or Directors may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee may impose a Restriction Period of any duration with respect to any shares of stock issued in payment of a Performance Share Award, which shall apply immediately following the completion of the Performance Period to which it relates.

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(d) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee, Director to Director and between groups of Key Employees and Directors, and shall be based upon one or more of the following objective criteria or derivative thereof, as the Committee deems appropriate: (A) earnings per share, (B) return on equity, (C) cash flow, (D) return on total capital, (E) return on assets, (F) economic value added, (G) increase in surplus, (H) reductions in operating expenses, (I) increases in operating margins, (J) earnings before income taxes and depreciation, (K) total shareholder return, (L) return on invested capital, (M) cost reductions and savings, (N) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (O) pre-tax operating income, (P) net income, (Q) after-tax operating income, (R) book value or book value per share, (S) core earnings or core earnings per share and/or (T) productivity improvements. The objective criteria shall be (i) determined solely by reference to any one or more of the above performance factors of the Company (or the performance factors of any subsidiary or affiliate of the Company or any division or unit thereof), or (ii) based on any one or more of the above performance factors of the Company (or the performance factors of any subsidiary or affiliate of the Company or any division or unit thereof), as compared with the performance factors of other companies or entities, or (iii) based on a Key Employee’s attainment of personal objectives with respect to any one or more of the performance factors of the Company (or the performance factors of any subsidiary or affiliate of the Company or any division or unit thereof), or with respect to any one or more of the following: growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

(e) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees following completion of the Performance Period or if later, following any applicable Restriction Period, if the applicable Performance Objectives are met in whole or in part.

(f) If a Key Employee terminates service with all Participating Companies during a Performance Period or any applicable Restriction Period: (i) because of death, (ii) because of Total Disability, (iii) because of his or her voluntary termination of employment due to Retirement, or (iv) under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company; that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period or if later, at the end of any applicable Restriction Period, based upon the extent to which the Performance Objectives were satisfied at the end of such Performance Period and prorated for the portion of the Performance Period together with any applicable Restriction Period during which the Key Employee was actively employed by any Participating Company. If a Key Employee terminates service with all Participating Companies during a Performance Period or any applicable Restriction Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period and shall forfeit any shares of Stock subject to a Restriction Period unless the Committee shall otherwise determine.

(g) Except as provided in Section 9, if a Director’s service on the Board terminates for any reason, including, without limitation, termination due to death, disability or retirement, prior to the lapse of any applicable Restriction Period, such Director (or Beneficiary, in the event of death) shall be or become vested in, or entitled to payment in respect of, such Award to the extent determined by the Committee as set forth in such Director’s Award Document and/or any administrative rules or other terms and conditions adopted by the Committee from time to time applicable to such Award granted to such Director; provided that, to the extent that any such rules or terms and conditions establish a payment term not associated directly with the vesting of any such Award, only the payment terms established under such rules or terms and conditions as are in effect at the date the Award is granted to the Director shall apply to such Award.

(h) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or, if the Committee shall so determine at the time of grant,

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in annual installments, with payment to commence as soon as practicable (but in any event within 90 days) after the end of the relevant Performance Period or if later, at the end of any applicable Restriction Period.

(i) Except as otherwise required by applicable law, no Performance Share granted under the Plan shall be transferable other than on account of death in accordance with the terms of the Plan.

(j) Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award of Performance Shares, to an officer of the Company or a Subsidiary who is subject to the reporting requirements of Section 16(a) of the Act, shall become vested, if at all, upon the determination by the Committee that Performance Objectives established by the Committee have been attained, in whole or in part, to the extent required to ensure that such Award is deductible by the Company or such Subsidiary pursuant to Section 162(m) of the Code. To the extent such Award is so intended to qualify as performance-based compensation under Section 162(m), notwithstanding anything else in the Plan to the contrary, the Committee shall not have any discretionary power or authority to increase the amount payable with respect to such Award after it has been granted, and shall be deemed not to have and may not exercise with respect to such Award any authority or discretion afforded to it under the Plan that would cause the Award to fail to so qualify.

7. Restricted Stock and Restricted Units

(a) Except as provided in Section 9, Restricted Stock and Restricted Units shall be subject to a Restriction Period specified by the Committee. The Committee may provide for the lapse of a Restriction Period in installments where deemed appropriate, and it may also require the achievement of predetermined performance objectives in order for such Restriction Period to lapse. Except as otherwise provided in the Plan or as specified by the Committee, certificates for shares related to an Award of Restricted Stock or Restricted Units shall be delivered to a Key Employee or Director as soon as administratively practicable (but in no event later than 90 days) following the end of the applicable Restriction Period.

(b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock and all rights with respect to any Award of Restricted Units still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c) Except as otherwise provided in this Section 7 or required by applicable law, no shares of Restricted Stock received by a Key Employee or Director and no rights conveyed by an Award of Restricted Units shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) In the event that a Key Employee’s employment terminates due to (i) death, (ii) Total Disability, (iii) a voluntary termination of employment due to Retirement, or (iv) such other circumstances, such as a reduction in force or a divestiture or sale of a business or unit, that the Committee finds that a waiver of the applicable restrictions (or any portion thereof) would be in the best interests of the Company, such Key Employee (or Beneficiary, in the event of death) shall be or become vested in, or entitled to payment in respect of, Restricted Stock or Restricted Units then held by such Key Employee to the extent determined by the Committee and set forth in such Key Employee’s Award Documents and/or any administrative rules or other terms and conditions adopted by the Committee from time to time applicable to such Restricted Stock or Restricted Units granted to such Key Employee; provided that, while the Committee may waive or modify the vesting conditions, the payment terms in effect under such Award Documents, rules or terms and conditions at the date the Award is granted to the Key Employee shall not be modified. With respect to any Award of Restricted Units, unless otherwise expressly provided herein or otherwise determined by the Committee (and specified in writing) at the time of grant, any amount payable to the Key Employee or his or her Beneficiary in accordance with this Section 7(d) shall be paid within 90 days following the later of such Key Employee’s termination of employment or the achievement of any predetermined performance objective. For this purpose a Key Employee shall be deemed to have terminated employment when a separation from service occurs, as determined in accordance with the Company’s policies and practices

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determined pursuant to Section 409A of the Code. If a Key Employee is a “specified employee” as determined in accordance with Section 409A of the Code, then payment to the Key Employee shall be made following the later of (i) six months after the date the Key Employee separates from service or (ii) the achievement of any predetermined performance objective, provided that, if earlier, payment shall be made as soon as administratively practicable (but in no event later than 90 days) following the end of the applicable Restriction Period determined without regard to this paragraph. In the event that a Restricted Unit Award vests and is paid on account of an involuntarily termination of employment for which severance is payable, then, notwithstanding any other provision of the Plan, such Award shall be payable within 90 days of the date of such employment termination (provided, however, that if such 90-day period spans two calendar years, payment will be made in the second of such two calendar years not later than March 15 thereof), unless, at that date, the Key Employee is a “specified employee”, in which case payment will be made six months after the date the Key Employee separates from service.

(e) Except as provided in Section 9, if a Director’s service on the Board terminates for any reason, including without limitation termination due to death, disability or retirement, prior to the lapse of any applicable Restriction Period, such Director (or Beneficiary, in the event of death) shall be or become vested in, or entitled to payment in respect of, such Award to the extent determined by the Committee as set forth in such Director’s Award Document and/or any administrative rules or other terms and conditions adopted by the Committee from time to time applicable to such Award granted to such Director; provided that, to the extent that any such rules or terms and conditions establish a payment term not associated directly with the vesting of any such Award, only the payment terms established under such rules or terms and conditions as are in effect at the date the Award is granted to the Director shall apply to such Award.

(f) The Committee may require, on such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan in respect of any grant of Restricted Stock may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, or later as provided in Section 14 hereof. The Committee may require, as a condition of any Award of Restricted Stock that the Key Employee or Director shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Notwithstanding any provision of the Plan to the contrary, Restricted Stock may be evidenced on a book entry or electronic basis or pursuant to other arrangements (including, without limitation, in an omnibus or nominee account administered by a third party) until restrictions thereon otherwise lapse, in lieu of issuing physical certificates to the Key Employee or Director.

(g) At the discretion of the Committee, the Restricted Unit account of a Key Employee or Director may be credited with Dividend Equivalents during the Restricted Period which shall be subject to the same terms and conditions (and become payable and be paid) as the Restricted Units to which they relate. Unless the Committee shall otherwise determine at or after grant, all Dividend Equivalents payable in respect of Restricted Units shall be deemed reinvested in that number of Restricted Units determined based on the Fair Market Value on the date the corresponding dividend on the Stock is payable to stockholders.

(h) Nothing in this Section 7 shall preclude a Key Employee or Director from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(i) Subject to Section 7(f) and Section 8, a stock certificate shall be issued in the name of each Key Employee or Director awarded Restricted Stock under the Plan. Such certificate shall be registered in the name of the Key Employee or Director, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders. Upon the lapse of the Restriction Period or the Key Employee or Director otherwise vesting in respect to Restricted Stock, such shares shall no longer be subject to the restrictions imposed under this Section 7 and the Company shall issue or have issued new share certificates, or otherwise render available the shares represented by the certificate, without the legend referred to herein in exchange for those certificates previously issued. Upon the lapse of the Restriction Period or the Key Employee or Director otherwise becoming entitled to payment in respect to any Restricted Units, the Company shall deliver (or otherwise render available) to the Key Employee or Director (or, if applicable, his or her beneficiary or permitted

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assigns, one share of Stock for each Restricted Unit as to which restrictions have lapsed (including any such Restricted Units related to any Dividend Equivalents credited with respect to such Restricted Units). The Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Restricted Units. If a cash payment is made in lieu of delivering Stock, the amount of such cash payment for each share of Stock to which a Key Employee or Director is entitled shall be equal to the Fair Market Value on the date on which the Restriction Period lapsed with respect to the related Restricted Unit. Notwithstanding the foregoing, the Committee may, to the extent possible without adverse tax consequences to the Key Employee or Director, require or permit the deferral of payment in respect of Restricted Units to a date or dates (including, without limitation, the date the Key Employee’s employment or a Director’s services on the Board terminates) subsequent to the date that the Restriction Period lapses on such terms and conditions (including, without limitation, the manner in which the amounts payable shall be deemed invested during the period of deferral) as it shall determine from time to time.

(j) Except for the restrictions set forth herein and unless otherwise determined by the Committee, a Key Employee or Director shall have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Key Employee or Director shall not have any right, in respect of Restricted Units awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time, if at all, as the shares of Stock attributable to such Restricted Units have been issued.

(k) In addition, the Committee may permit Key Employees and Directors or any group of Key Employees and Directors to elect to receive Restricted Units in exchange for or in lieu of other compensation (including salaries, annual bonuses, annual retainer and meeting fees) that would otherwise have been payable to such Key Employees and Directors in cash. The Committee shall establish the terms and conditions of any such Restricted Units, including the Restriction Period applicable thereto, and the date on which Stock shall be issued in respect thereof. The Committee shall establish the terms and conditions applicable to any election by a Key Employee or Director to receive Restricted Units (including the time at which any such election shall be made).

(l) Notwithstanding anything else contained in the Plan to the contrary, the Committee may determine at the time of grant that any Award of Restricted Stock or Restricted Units to a Key Employee or Director shall become vested, if at all, only upon the determination by the Committee that Performance Objectives established by the Committee have been attained, in whole or in part. In such case, the Performance Objectives determined by the Committee may vary from Key Employee to Key Employee, Director to Director and between groups of Key Employees and Directors, and shall be established by the Committee and determined by applying the standards (and selecting from the criteria) applicable to Performance Shares under Section 6(d). If there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives, the Committee may revise such Performance Objectives. Unless the Committee otherwise determines at the time of grant, any Award of Restricted Stock or Restricted Units that is subject to performance-based vesting in accordance with this Section 7(l), to an officer of the Company or a Subsidiary who is subject to the reporting requirements of Section 16(a) of the Act, shall be subject to the same requirements and restrictions as apply to a Performance Share Award under Section 6(j).

8. Issuance of Stock

(a) The Company shall not be required to issue or deliver any shares of Stock prior to: (i) the listing of such shares on any stock exchange on which the Stock may then be listed, (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iii) the satisfaction of any tax withholding obligations as provided in Section 14 hereof.

(b) All shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed

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on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(c) Except to the extent such shares are subject to forfeiture during any applicable Restriction Period, each Key Employee or Director who receives Stock in settlement of or as part of an Award, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee or Director awarded an Option, a Right, a Restricted Unit or a Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Option, Right, Restricted Unit or Performance Share prior to the date of issuance to him or her of such shares.

9. Change of Control

(a) For purposes of this Plan, a Change of Control shall occur:

(i) if a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company is the Beneficial Owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

(ii) if any Person other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

(iii) upon the consummation of any merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or any subsidiary of such surviving entity;

(iv) upon the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company approved by the stockholders of the Company; or

(v) if within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 9(a)(iii) or Section 9(a)(iv) of the Plan.

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(b) Notwithstanding any provision in this Plan to the contrary, but subject to Section 9(c) below, upon the occurrence of a Change of Control:

(i) Each Option and Right outstanding on the date such Change of Control occurs, and which is not then fully vested and exercisable, shall immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

(ii) The surviving or resulting corporation may, in its discretion, provide for the assumption or replacement of each outstanding Option and Right granted under the Plan on terms which are no less favorable to the optionee than those applicable to the Options and Rights immediately prior to the Change of Control.

(iii) Except to the extent otherwise expressly provided in Section 9(b)(vi), the restrictions applicable to shares of Restricted Stock or to Restricted Units held by Key Employees pursuant to Section 7 shall lapse upon the occurrence of a Change of Control, and such Key Employees shall receive immediately unrestricted certificates for all of such shares.

(iv) If a Change of Control occurs during the course of a Performance Period or any Restriction Period applicable to an Award of Performance Shares pursuant to Section 6, then a Key Employee shall be deemed to have satisfied the Performance Objectives at the target level specified in the Key Employee’s Award agreement or, if greater, otherwise specified by the Committee at or after grant, and to have completed any applicable Restriction Period effective on the date of such occurrence. Except to the extent otherwise expressly provided in Section 9(b)(vi), distribution of amounts payable in connection with an Award of Performance Shares shall be made immediately following (but in no event later than 30 days following) the occurrence of the Change of Control.

(v) Without limiting the foregoing provisions of this Section 9(b), in the event of a Change of Control the Committee may, in its discretion, provide any of the following either absolutely or subject to the election of such Key Employees:

a. Each Option and Right shall be surrendered or exercised for an immediate lump sum cash amount equal to the excess of the Fair Market Value of the Stock subject to such Option or Right determined as of the time of such surrender or exercise over the exercise price;

b. Each Restricted Stock, Restricted Unit and Award of Performance Shares shall be exchanged for an immediate lump sum cash amount equal to the number of outstanding units or shares awarded to such Key Employee multiplied by the Fair Market Value of a share of Stock as of the date of such exchange.

(vi) Notwithstanding the foregoing provisions of this Section 9(b), no distribution or payment shall be made upon or in connection with the occurrence of a Change of Control with respect to any Award that the Committee shall determine does not qualify for any applicable exemption from the application of Section 409A of the Code (such as by reason of being a stock right or qualifying as a short-term deferral). To the extent that, pursuant to the immediately preceding sentence, an Award is not distributable or payable upon the occurrence of a Change of Control, distribution or payment of such Award shall be made at the time otherwise specified under the Plan or the Award Documents without regard to the occurrence of a Change of Control (including any six month delay in payment applicable to a “specified employee”, as determined in accordance with Section 409A of the Code). Without limiting the generality of the foregoing, nothing in this Section 9(b)(vi) shall be construed to prevent any Key Employee’s rights in respect of any Award from becoming non-forfeitable upon the occurrence of a Change of Control.

(c) Notwithstanding Section 9(b), no acceleration of exercisability, vesting, issuance of shares, cash settlement or other payment shall occur with respect to any Award granted to a Key Employee if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the Key Employee’s employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

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(i) relate to a class of equity that is (or will be within 5 business days following the Change of Control) listed to trade on a recognized securities market;

(ii) provide the Key Employee with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment, including all provisions applicable in respect of such Award that provide for accelerated vesting (with respect to Performance Shares, if the Change of Control occurs during the course of a Performance Period applicable to the Award, then (A) the Key Employee shall be deemed to have satisfied the Performance Objectives at the target level specified in the Key Employee’s Award agreement or, if greater, otherwise specified by the Committee at or after grant, and (B) any Alternative Award shall be in the form of restricted stock or restricted stock units, without a performance objective, unless otherwise determined by the Committee);

(iii) have substantially equivalent economic value to the Award (as determined by the Committee as constituted immediately prior to the Change of Control); and

(iv) have terms and conditions which provide that if the Key Employee’s employment is terminated upon or within two years following such Change of Control by the Key Employee’s employer other than for Cause or by the Key Employee for Good Reason, a Key Employee’s rights under each such Alternative Award shall become fully vested and exercisable (for purposes of this clause (iv), Good Reason and Cause shall be as defined in the Company severance pay plan applicable to the Key Employee prior to the occurrence of the Change of Control and, if, such terms are not defined in such severance pay plan, as such terms are defined in The Hartford Executive Severance Pay Plan I, applicable to Key Employees in Tiers 3 and 4, as in effect on January 1, 2014); provided, however, that with respect to any Award that does not qualify for any applicable exemption from the application of Section 409A of the Code, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the Award Documents without regard to the occurrence of the Change of Control (including any six month delay in payment applicable to a “specified employee”, as determined in accordance with Section 409A of the Code).

(d) Notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control as described in Section 9(a)(iii) or Section 9(a)(iv) of the Plan, in the case of an awardee whose employment or service involuntarily terminates on or after the date of a shareholder approval described in either of such Sections but before the date of a consummation described in either of such Sections, and the consummation occurs within 60 days of such date of termination, then the date of termination of such an awardee’s employment or service shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation.

10. Beneficiary

(a) Each Key Employee, Director and/or his or her Transferee may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee, Director or Transferee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s, Director’s or Transferee’s death, as the case may be, and in no event shall it be effective as of a date prior to such receipt.

(b) If no such Beneficiary designation is in effect at the time of death of a Key Employee, Director or Transferee, as the case may be, or if no designated Beneficiary survives the Key Employee, Director or Transferee or if such designation conflicts with applicable law, the spouse of the Key Employee, Director or Transferee, as the case may be, or, if none, his or her estate, shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until

15

the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

11. Administration of the Plan

(a) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(b) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. Except to the extent otherwise expressly provided in the Plan, any action, authority or power reserved to the Committee shall be within the Committee’s sole and absolute discretion.

(c) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees and Directors, whether or not such Key Employees and Directors are similarly situated.

(d) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the Company’s Executive Vice President, Human Resources (or other person holding a similar position) or the Company’s Chief Executive Officer, except that Awards to executive officers shall be made, and matters related thereto shall be determined, solely by the Committee or the Board or any other appropriate committee of the Board.

12. Amendment, Extension or Termination

The Board or the Committee may, at any time, amend or modify the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company’s stockholders, (i) alter the group of persons eligible to participate in the Plan, or (ii) except as provided in Section 13, increase the maximum number of shares of Stock which are available for Awards under the Plan, or, (iii) with respect to all Options and Rights, allow the Committee to reprice the Options or Rights, within the meaning of the New York Stock Exchange listing requirements and gxz accepted accounting principles. The Board may suspend or terminate the Plan at any time without the consent of any person. Notwithstanding anything in this Plan to the contrary, the Plan shall not be amended, modified, suspended or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the period beginning on the date of any threatened Change of Control, and ending upon the earlier of: (I) the second anniversary of the date of such threatened Change of Control, (II) the date a Change of Control occurs, or (III) the date the Board or the Committee determines in good faith that a Change of Control is no longer threatened. Solely for this purpose, a threatened Change of Control shall occur if (i) a Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 20% of the stock of the Company entitled to vote in the election of directors of the Company; (ii) the Company enters into an agreement, the consummation of which would constitute a Change of Control; (iii) proxies are solicited for the election of directors of the Company by anyone other than the Company, which, if such directors were elected, would result in the occurrence of a Change of Control as described in Section 9(a)(v); or (iv) any other event shall occur which is deemed to be a threatened Change of Control for this purpose by the Board, the Committee, or any other appropriate committee of the Board in its sole discretion. Further, notwithstanding anything in this Plan to the contrary, no amendment, modification, suspension or termination following a Change of Control shall adversely impair or reduce the rights of any person with respect to a prior Award without the consent of such person. Notwithstanding the preceding provisions, the Board or the Committee may amend the Plan or an Award Document to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Document to any present or future law relating to plans of this or similar

16

nature and the administrative regulations and rulings promulgated thereunder (including, but not limited to, amendments deemed necessary or advisable to avoid payments being subject to additional tax under Code Section 409A).

13. Adjustments in Event of Change in Common Stock

In the event of any reorganization, merger, recapitalization, consolidation, liquidation, special cash dividend, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee shall make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option or issuable in respect of Restricted Units, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to Restricted Stock or Restricted Unit Awards, as shall be necessary to preserve Key Employee rights substantially proportionate to those rights existing immediately prior to such transaction or event.

14. Miscellaneous

(a) If a Change of Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option or Right as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period or any applicable Restriction Period has not been completed or terminate any Award of Restricted Stock or Restricted Units for which the Restriction Period has not lapsed.

(b) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(f) with respect to Restricted Stock.

(c) The Committee shall have the right to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of the Company to withhold federal, state or local income or other taxes (including FICA obligations) incurred by reason of the operation of the Plan or an Award under the Plan, including but not limited to at any time: (i) requiring a Key Employee to submit payment to the Company for such taxes before making settlement of any Award of Stock or other amount due under the Plan, (ii) withholding such taxes from wages or other amounts due to the Key Employee before making settlement of any Award of Stock or other amount due under the Plan, (iii) making settlement of any Award of Stock or other amount due under the Plan to a Key Employee part in Stock and part in cash to facilitate satisfaction of such withholding obligations, or (iv) receiving Stock already owned by, or withholding Stock otherwise due to, the Key Employee in an amount determined necessary to satisfy such withholding obligations; provided, however, that, notwithstanding any language herein to the contrary, any Key Employee who is an executive officer of the Company (within the meaning of Section 16 of the Act) shall have the right to satisfy his or her obligations to the Company pursuant to this Section 14(c) by instructing the Company not to deliver to the Key Employee Stock otherwise deliverable to the Key Employee in an amount sufficient to satisfy such obligations to the Company.

(d) The Committee may permit deferrals of compensation pursuant to the Plan or any subplan hereof which meet the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any

17

Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A and the regulations and rulings promulgated thereunder.

(e) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Plan and each Award Document shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Document, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Connecticut to resolve any and all issues that may arise out of or relate to the Plan or any related Award Document.

(f) The Company shall have the right at any time to recoup any amount paid or payable hereunder to the fullest extent that, in the view of management, such recoupment either (i) is required by applicable law or listing standards, or (ii) is determined by the Company to be necessary in accordance with Company policy or business circumstances or appropriate in light of a Key Employee’s action, or failure to act, which is inimical to the best interests of any Participating Company.

(g) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(h) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

15. Effective Date, Term of Plan and Shareholder Approval

The effective date of the Plan shall be May 21, 2014. No Award shall be granted under this Plan after the Plan’s termination date. The Plan’s termination date shall be the earlier of: (a) May 21, 2024, or (b) the date on which the Maximum Limit (as defined in Section 3 of the Plan) is reached; provided, however, that the Plan will continue in effect for existing Awards as long as any such Award is outstanding.

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THE HARTFORD

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
ONE HARTFORD PLAZA
MAILSTOP# H0-1-09 HARTFORD PLAZA
HARTFORD, CT 06155

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 20, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 20, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73034-P48854 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The Board of Directors recommends you vote "FOR" all nominees for election as directors:

1. Election of Directors	For	Against	Abstain
1a. Robert B. Allardice, III	☐	☐	☐
1b. Trevor Fetter	☐	☐	☐
1c. Liam E. McGee	☐	☐	☐
1d. Kathryn A. Mikells	☐	☐	☐
1e. Michael G. Morris	☐	☐	☐
1f. Thomas A. Renyi	☐	☐	☐
1g. Julie G. Richardson	☐	☐	☐
1h. Virginia P. Ruesterholz	☐	☐	☐
1i. Charles B. Strauss	☐	☐	☐
1j. H. Patrick Swygert	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014	☐	☐	☐
3. Management proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement	☐	☐	☐
4. Management proposal to approve the Company's 2014 Incentive Stock Plan	☐	☐	☐
5. Management proposal to approve the material terms of the annual executive bonus program	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

May 21, 2014 at 12:30 P.M.

The Hartford Financial Services Group, Inc.
Wallace Stevens Theater
One Hartford Plaza
Hartford, CT 06155

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Proxy Statement, Form 10-K, Chairman's Letter and 2014 Incentive Stock Plan are available at www.proxyvote.com.

M73035-P48854

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Annual Meeting of Shareholders
May 21, 2014 12:30 P.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alan J. Kreczko, Executive Vice President and General Counsel, and Donald C. Hunt, Vice President and Corporate Secretary, and each of them, as proxies of the undersigned, each with power to appoint his or her substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the "Company") held of record, and all shares held in the Company's Dividend Reinvestment and Cash Payment Plan, the Hartford Investment and Savings Plan ("ISP") and the Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan"), which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 12:30 p.m. E.D.T. on May 21, 2014, at the Wallace Stevens Theater at the Company's Home Office, One Hartford Plaza, Hartford, CT 06155, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

If you own additional shares of common stock in a "street name" capacity (i.e. through a broker, nominee or some other agency that holds common stock for your account), including shares held in the Company's Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

Shares of common stock for the accounts of Company employees who participate in the ISP and the Stock Unit Plan are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. E.D.T. on May 19, 2014.

Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. **IF NO DESIGNATION IS MADE, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS: "FOR" THE ELECTION OF DIRECTOR NOMINEES NAMED IN ITEM 1; AND "FOR" ITEMS 2, 3, 4 and 5.** Please sign, date, and return this Proxy, or vote by telephone or through the Internet.

Address Change/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side